Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of May 31, 2022, and effective as of the First Amendment Effective Date (as hereinafter defined), is made and entered into by and among THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT, a federally recognized Indian Tribe and Native American sovereign nation (the “Tribe”), the MOHEGAN TRIBAL GAMING AUTHORITY, a governmental instrumentality of the Tribe (the “Borrower”), the other Loan Parties party hereto, each of the LENDERS party hereto, and CITIZENS BANK, N.A., as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) under the Existing Credit Agreement referred to below.
RECITALS:
WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of January 26, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended or modified by this First Amendment and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”), by and among the Tribe, the Borrower, the banks, financial institutions and other entities from time to time party thereto as lenders (including the L/C Issuer and the Swingline Lender) (collectively, the “Lenders”), the Administrative Agent, and the other parties party thereto;
WHEREAS, the Borrower has requested that the Lenders party hereto agree to amend certain provisions of the Existing Credit Agreement subject to, and in accordance with, the terms and conditions set forth herein; and
WHEREAS, the Lenders party hereto and the Administrative Agent are willing, on the terms and subject to the conditions set forth below, to enter into this First Amendment and to consent to the amendments to the Existing Credit Agreement described herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.1    Definitions. Except as otherwise expressly provided herein, capitalized terms used in this First Amendment (including in the Recitals and the introductory paragraph above) shall have the meanings given in the Amended Credit Agreement, and the rules of construction set forth in the Amended Credit Agreement shall apply to this First Amendment.
ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT
SECTION 2.1    Amendments to Existing Credit Agreement. Effective as of the First Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), as set forth in Exhibit A hereto.
SECTION 2.2    Amendments to Exhibits. Effective as of the First Amendment Effective Date, Exhibit A (Form of Revolving Loan Notice) to the Existing Credit Agreement is hereby amended and restated in its entirety, as set forth on Exhibit B hereto.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
SECTION 3.1    Representations and Warranties of the Tribe. To induce the Lenders to agree to this First Amendment, the Tribe represents to the Administrative Agent and each Lender that, as of the First Amendment Effective Date:
(a)    the Tribe has all requisite power and authority to execute and deliver this First Amendment and to perform its Obligations hereunder and under the Amended Credit Agreement. Each of this First Amendment and the Amended Credit Agreement is a “Contract of The Tribal Gaming Authority” within the meaning of Section 1 of Article XIII (entitled “Tribal Gaming Authority Amendment”) of the Constitution;
(b)    the execution and delivery by the Tribe of this First Amendment and the performance by the Tribe of this First Amendment and the Amended Credit Agreement have been duly authorized by all necessary Tribal Council, Management Board and other action, and do not:
(i)    require any consent or approval not heretofore obtained of any enrolled tribal member, Tribal Council member, Management Board member, security holder or creditor;
(ii)    violate or conflict with any provision of the Constitution, charter, bylaws or other governing documents of the Tribe or of the Borrower;
(iii)    result in or require the creation or imposition of any Lien (other than pursuant to the Security Documents) upon or with respect to any Authority Property now owned or leased or hereafter acquired;
(iv)    violate any Law or Requirement of Law, including any Gaming Law, applicable to the Tribe in any material respect;
(v)    constitute a “transfer of an interest” or an “obligation incurred” that is avoidable by a trustee under Section 548 of the Bankruptcy Code of the United States, as amended, or constitute a “fraudulent conveyance,” “fraudulent obligation” or “fraudulent transfer” within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction, or any similar Law;
(vi)    result in a material breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a material breach of or default under, or cause or permit the acceleration of any obligation owed under, any mortgage, indenture or loan or credit agreement or any other Contractual Obligation to which the Tribe is a party or by which the Tribe or any of its Property is bound or affected; or

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(vii)    require any consent or approval of any Governmental Authority, or any notice to, registration or qualification with any Governmental Authority, not heretofore obtained or obtained concurrently with the First Amendment Effective Date;
and the Tribe is not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any mortgage, indenture, loan or credit agreement described in Section 3.1(b)(vi) of this First Amendment in any respect that constitutes a Material Adverse Effect;
(c)    no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority is required to authorize or permit under applicable Laws the execution and delivery by the Tribe of this First Amendment or the performance by the Tribe of this First Amendment and the Amended Credit Agreement, other than such as have been obtained on or prior to the date hereof;
(d)    neither this First Amendment, the Amended Credit Agreement nor the other Loan Documents, taken individually or as a whole, constitute “management contracts” or “management agreements” within the meaning of Section 12 of IGRA and related regulations, or deprive the Tribe and the Borrower of the sole proprietary interest and responsibility of the conduct of gaming activity at Mohegan Sun;
(e)    this First Amendment has been executed and delivered by the Tribe. This First Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of the Tribe, enforceable against the Tribe in accordance with their respective terms. The provisions of Section 6.3 of this First Amendment and Section 12.18 of the Amended Credit Agreement are specifically enforceable against the Tribe, the Borrower and its Restricted Subsidiaries. The waivers of sovereign immunity by the Tribe contained in this First Amendment and the Amended Credit Agreement are legal, valid, binding and irrevocable;
(f)    no Tribal law permits any tribal member to challenge by referendum or initiative any action of the Tribal Council authorizing and approving the execution and delivery of this First Amendment (“First Amendment Referendum Action”). No First Amendment Referendum Action is, to the Tribe’s knowledge, threatened or pending which would reduce the obligations of the Tribe or the Borrower under this First Amendment or the Amended Credit Agreement or impair the enforceability of this First Amendment or the Amended Credit Agreement or the rights of the Administrative Agent and the Lenders hereunder or thereunder or cause a Material Adverse Effect;
(g)    after giving effect to this First Amendment, no event has occurred and is continuing or will result from the execution and delivery of this First Amendment or the performance by the Tribe of its obligations hereunder or under the Amended Credit Agreement that would constitute a Default or an Event of Default; and
(h)    each of the representations and warranties made by the Tribe in or pursuant to the Loan Documents to which it is a party, as amended hereby, is true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date; provided, that, to the extent that such representations or warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that, any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on such respective dates.

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SECTION 3.2    Representations and Warranties of the Borrower and the Other Loan Parties. To induce the Lenders to agree to this First Amendment, the Borrower and each of the other Loan Parties represent to the Administrative Agent and each Lender that, as of the First Amendment Effective Date:
(a)    The Borrower and the other Loan Parties each have all requisite power and authority to execute and deliver this First Amendment and to perform their respective Obligations hereunder and under the Amended Credit Agreement;
(b)    the execution, delivery and performance by the Borrower and each of the other Loan Parties of this First Amendment and the performance by the Borrower of the Amended Credit Agreement have been duly authorized by all necessary Tribal Council, Management Board and other action, and do not:
(i)    require any consent or approval not heretofore obtained of any enrolled tribal member or Tribal Council member, Management Board member, security holder or creditor;
(ii)    violate or conflict with any provision of the Constitution, charter, bylaws or other governing documents of the Tribe, the Borrower or its Restricted Subsidiaries;
(iii)    result in or require the creation or imposition of any Lien (other than pursuant to the Security Documents) upon or with respect to any Authority Property now owned or leased or hereafter acquired;
(iv)    violate any Law or Requirement of Law, including any Gaming Law, applicable to the Tribe, the Borrower or its Restricted Subsidiaries, except for such violations that could not reasonably be expected to have a Material Adverse Effect; or
(v)    result in a breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any mortgage, indenture or loan or credit agreement or any other Contractual Obligation to which the Tribe, the Borrower or any of its Restricted Subsidiaries is a party or by which the Tribe, the Borrower, its Restricted Subsidiaries or any of their Property is bound or affected, except, in each case, to the extent that such breach, default or acceleration could not reasonably be expected to have a Material Adverse Effect;
(c)    no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority or any other Person, in each case material to the operations of the Borrower and its Restricted Subsidiaries, is required to authorize or permit under applicable Laws the execution, delivery and performance by the Borrower and its Restricted Subsidiaries of this First Amendment or the performance by the Borrower of the Amended Credit Agreement, other than such as have been obtained on or prior to the date hereof; and the Borrower and its Restricted Subsidiaries are not in violation of any Requirement of Law, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect;
(d)    this First Amendment has been duly executed and delivered by the Borrower and each of the other Loan Parties; this First Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of the Borrower and

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each of the other Loan Parties, enforceable against the Borrower and the other Loan Parties in accordance with their respective terms; the waivers of sovereign immunity of the Borrower and its Restricted Subsidiaries contained in this First Amendment and the Amended Credit Agreement are legal, valid, binding and irrevocable;
(e)    after giving effect to this First Amendment, no event has occurred and is continuing or will result from the execution and delivery of this First Amendment or the performance by the Borrower and the other Loan Parties of their obligations hereunder or under the Amended Credit Agreement that would constitute a Default or an Event of Default;
(f)    immediately before and immediately after giving effect to the transactions contemplated hereby, each of the representations and warranties made by such Loan Party in or pursuant to the Loan Documents to which it is a party, as amended hereby, is true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date; provided, that, to the extent that such representations or warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that, any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on such respective dates; except that for purposes of this First Amendment, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 8.01 of the Existing Credit Agreement; and
(g)    neither this First Amendment, the Amended Credit Agreement nor the other Loan Documents, taken individually or as a whole, constitute “management contracts” or “management agreements” within the meaning of Section 12 of IGRA and related regulations, or deprive the Tribe and the Borrower of the sole proprietary interest and responsibility of the conduct of gaming activity at Mohegan Sun.
ARTICLE IV

CONDITIONS TO THE FIRST AMENDMENT EFFECTIVE DATE
This First Amendment shall become effective on the date (the “First Amendment Effective Date”) on which each of the following conditions is satisfied or waived:
SECTION 4.1    Execution of Counterparts. The Administrative Agent shall have received executed counterparts of this First Amendment from the Tribe, the Borrower, the other Loan Parties, the Lenders party hereto, constituting all of the Lenders under the Existing Credit Agreement as of the date hereof, and the Administrative Agent.
SECTION 4.2    Corporate Documents. A Responsible Officer or other authorized signatory of the Tribe and each signing Loan Party that is party hereto shall have executed, and the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Tribe and each Loan Party as the Administrative Agent may reasonably require to confirm the existence of the Tribe as a federally recognized Indian Tribe and the formation, valid existence and good standing of the Borrower and each other Loan Party, and evidencing the identity, authority and capacity of each Responsible Officer or other authorized signatory thereof authorized to act as a Responsible Officer and/or execute documents in connection with this First Amendment and the other Loan Documents to which the Tribe or such Loan Party is a party or is to be a party on the First

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Amendment Effective Date (which may include certificates in form and substance reasonably satisfactory to the Administrative Agent to the effect that there has been no change to the applicable resolutions and/or incumbency certificates delivered by such Loan Party on the Closing Date).
SECTION 4.3    Opinions of Counsel. The Administrative Agent shall have received favorable written legal opinions of Wachtell, Lipton, Rosen & Katz, special counsel to the Loan Parties and the Tribe, Updike, Kelly & Spellacy, P.C., special Connecticut counsel to the Loan Parties and the Tribe, Faegre Drinker Biddle & Reath LLP, special Indian law counsel to the Loan Parties and the Tribe, Rosenn Jenkins & Greenwald LLP, special Pennsylvania law counsel to the Loan Parties and the Tribe, Eckert Seamans Cherin & Mellott, LLC, special Pennsylvania gaming law counsel to the Loan Parties and the Tribe, and the General Counsel of the Borrower, and in each case in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent, the Collateral Trustee and each Lender, and such other opinions of counsel concerning the Tribe, the Borrower, the other Loan Parties and the Loan Documents as the Administrative Agent may reasonably request.
SECTION 4.4    Fees, Costs and Expenses. All of the fees payable to the First Amendment Arranger (as defined below) on or prior to the First Amendment Effective Date in connection with this First Amendment in accordance with any separate fee letter or engagement letter entered into by the Borrower and the First Amendment Arranger and all of the reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of Latham & Watkins LLP and Carter Ledyard & Milburn LLP) incurred by the Administrative Agent or the First Amendment Arranger on or prior to the First Amendment Effective Date in connection with the arrangement, negotiation, preparation, execution and delivery of this First Amendment shall have been paid by the Borrower in accordance with any such separate fee letter or engagement letter with the Borrower (if any) (or, in the case of the Administrative Agent, the Amended Credit Agreement) to the extent invoiced at least one (1) Business Day prior to the First Amendment Effective Date.
The Administrative Agent shall have received for the ratable account of each Lender party hereto an amendment consent fee in the amount of 0.10% of such Lender’s aggregate Revolving Commitments (whether or not then drawn or utilized) in effect in each case immediately prior to the effectiveness of the First Amendment.
SECTION 4.5    No Default or Event of Default; Representations and Warranties.
(a)    The representations and warranties set forth in Article III hereof shall be true and correct as of the First Amendment Effective Date.
(b)    No Default or Event of Default shall have occurred and be continuing after giving effect to this First Amendment on the First Amendment Effective Date.
SECTION 4.6    Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Tribe and the Borrower, as applicable, in form and substance reasonably satisfactory to the Administrative Agent (which in any case shall certify that the conditions described in Sections 4.5(a) and 4.5(b) above have been satisfied).
ARTICLE V

VALIDITY OF OBLIGATIONS AND LIENS
SECTION 5.1    Validity of Loan Party Obligations. The Borrower and each other Loan Party acknowledges and agrees that, both before and after giving effect to this First Amendment,

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the Borrower and each other Loan Party is, jointly and severally, indebted to the Lenders and the other Secured Parties for the Obligations as amended and extended by this First Amendment and set forth in the Amended Credit Agreement. The Borrower and each other Loan Party hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations both before and after giving effect to this First Amendment.
SECTION 5.2    Validity of Liens and Loan Documents. The Borrower and each other Loan Party hereby ratifies and reaffirms the validity and enforceability of the Liens and security interests granted to the Collateral Trustee for the benefit of the Secured Parties to secure all of the Obligations (as amended and extended by this First Amendment) by the Borrower and each other Loan Party pursuant to the Loan Documents to which any of the Borrower or such other Loan Party is a party and hereby confirms and agrees that notwithstanding the effectiveness of this First Amendment, and except as expressly amended or modified by this First Amendment, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects.
SECTION 5.3    Validity of Tribe Obligations. The Tribe acknowledges and agrees that, both before and after giving effect to this First Amendment, the Loan Documents to which the Tribe is a party constitute the legal, valid and binding obligations of the Tribe, enforceable against the Tribe in accordance with their terms.
ARTICLE VI

MISCELLANEOUS
SECTION 6.1    Amendment, Modification and Waiver. This First Amendment may not be amended, modified or waived except in accordance with Section 12.01 of the Amended Credit Agreement.
SECTION 6.2    Entire Agreement. This First Amendment, the Amended Credit Agreement and the other Loan Documents, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
SECTION 6.3    Governing Law; Arbitration Reference; Waiver of Right to Trial by Jury; Waiver of Sovereign Immunity; Consent to Jurisdiction; Lender Covenant; Gaming Law Limitations; Section 81 Compliance. The provisions of Section 12.17 (Governing Law), Section 12.18 (Arbitration Reference), Section 12.19 (Waiver of Right to Trial by Jury), Section 12.20 (Waiver of Sovereign Immunity; Consent to Jurisdiction), Section 12.21 (Lender Covenant), Section 12.22 (Gaming Law Limitations) and Section 12.23 (Section 81 Compliance) of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.
SECTION 6.4    Severability. If any provision of this First Amendment or the other Loan Documents is held to be illegal, invalid, void or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this First Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which come as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 6.5    Miscellaneous.
(a)    This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Counterparts delivered electronically (e.g., “pdf” by email) shall be deemed to be original counterparts for all purposes. The words “execution,” “signed,” “signature,” and words of like import in or related to this First Amendment or any document to be signed in connection with this First Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to the procedures approved by it.
(b)    Except as expressly amended or modified hereby, all of the provisions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect except that each reference to the “Credit Agreement”, or words of like import in any Loan Document, shall mean and be a reference to the Amended Credit Agreement. This First Amendment shall be deemed a “Loan Document” as defined in the Amended Credit Agreement.
(c)    The Lenders party hereto, constituting all of the Lenders under the Existing Credit Agreement as of the date hereof, hereby instruct the Administrative Agent to deliver its executed signature page to this First Amendment.
SECTION 6.6    Lead Arranger and Bookrunner. The Borrower has appointed Citizens Bank, N.A. (the “First Amendment Arranger”) to act as sole lead arranger and sole bookrunner for this First Amendment. Anything herein to the contrary notwithstanding, the First Amendment Arranger shall have no powers, duties or responsibilities under this First Amendment or any of the other Loan Documents, except in its capacities as the Administrative Agent, a Lender and an L/C Issuer thereunder.
SECTION 6.7    Acknowledgments. Each Lender party to this First Amendment acknowledges and agrees that such Lender is automatically deemed to have consented to the terms herein by executing this First Amendment. For purposes of determining compliance with the requirements and conditions precedent specified herein, the Administrative Agent and each Lender party hereto shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or any such Lender, as applicable. The Administrative Agent shall promptly notify the Borrower and each Lender of the First Amendment Effective Date.
SECTION 6.8    Post-Closing Covenants.
(a)    Consent Fees and Expenses. In the event any of the fees, costs and expenses set forth in the first sentence of Section 4.4 are not invoiced at least one (1) Business Day prior to the First Amendment Effective Date, the Borrower shall pay all such fees, costs and expenses promptly (and in any event within two (2) Business Days) following receipt of an invoice therefor.

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(b)    Mortgage Amendments. As soon as reasonably practicable, but in any event within forty-five (45) days following the First Amendment Effective Date (or such longer period as may be agreed by the Administrative Agent in writing in its reasonable discretion), the Borrower shall deliver to the Administrative Agent and the Collateral Trustee customary documentation with respect to amendments to the Mohegan Golf Mortgage and the Leasehold Mortgage to reflect the extension of the maturity of the Revolving Loans and the Revolving Credit Facility as reasonably requested by the Administrative Agent, which in any case shall include (a) amendments to each such mortgage, (b) customary “date down” endorsements to the related title policies, and (c) customary legal opinions, in each case in form and substance reasonably satisfactory to the Administrative Agent.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the day and year first above written, to be effective as of the First Amendment Effective Date.
MOHEGAN TRIBAL GAMING AUTHORITY

By: /s/ Raymond Pineault
Name: Raymond Pineault
Title: Chief Executive Officer

THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT (for the limited purpose of joining Sections 3.1, 5.3, 6.1, 6.3, 6.4, and 6.5 of this First Amendment)

By: /s/ Ralph James Gessner, Jr.
Name: Ralph James Gessner, Jr.
Title: Chairman of the Tribal Council

[Signature Page to First Amendment]

MOHEGAN BASKETBALL CLUB LLC
MOHEGAN COMMERCIAL VENTURES PA, LLC
MOHEGAN GOLF, LLC

By: /s/ Raymond Pineault
Name:    Raymond Pineault
Title:    President

DOWNS RACING, L.P.
BACKSIDE, L.P.
MILL CREEK LAND, L.P.
NORTHEAST CONCESSIONS, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner

By: /s/ Raymond Pineault
Name:    Raymond Pineault
Title:    President

MOHEGAN VENTURES-NORTHWEST, LLC
MGNV HOLDING, LLC
MGNV, LLC

By: /s/ Jody Madigan
Name:    Jody Madigan
Title:    President

MOHEGAN DIGITAL, LLC
MOHEGAN DIGITAL SERVICES, LLC

By: /s/ Richard Roberts
Name:    Richard Roberts
Title:    President

[Signature Page to First Amendment]

MOHEGAN EXPO CENTER, LLC
By Mohegan Tribal Gaming Authority, its sole member

By:     /s/ Ralph James Gessner, Jr.
Name:    Ralph James Gessner, Jr.
Title:    Chairman of the Management Board

[Signature Page to First Amendment]

CITIZENS BANK, N.A.,
as Administrative Agent
By: /s/ David W. Stack
Name: David W. Stack
Title: Senior Vice President

[Signature Page to First Amendment]

CITIZENS BANK, N.A.,
as L/C Issuer and a Revolving Lender
By: /s/ David W. Stack
Name: David W. Stack
Title: Senior Vice President

[Signature Page to First Amendment]

BANK OF AMERICA, N.A.,
as Swingline Lender and a Revolving Lender
By: /s/ Brian D. Corum
Name: Brian D. Corum
Title: Managing Director

[Signature Page to First Amendment]

KEYBANK NATIONAL ASSOCIATION,
as a Revolving Lender
By: /s/ John J. DeLong
Name: John J. DeLong
Title: Vice President

[Signature Page to First Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Revolving Lender
By: /s/ Komal Shah
Name: Komal Shah
Title: Authorized Signatory

By: /s/ Michael Dieffenbacher
Name: Michael Dieffenbacher
Title: Authorized Signatory
[Signature Page to First Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Revolving Lender
By: /s/ Jessica Lutrario
Name: Jessica Lutrario
Title: Associate

By: /s/ Philip Tancorra
Name: Philip Tancorra
Title: Vice President

[Signature Page to First Amendment]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Revolving Lender
By: /s/ Knight D. Kieffer
Name: Knight D. Kieffer
Title: Managing Director

[Signature Page to First Amendment]

GOLDMAN SACHS BANK USA,
as a Revolving Lender
By: /s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

[Signature Page to First Amendment]

TRUIST BANK,
as a Revolving Lender
By: /s/ Tesha Winslow
Name: Tesha Winslow
Title: Director

[Signature Page to First Amendment]

Acknowledged By:

CITIZENS BANK, N.A.,
as Collateral Trustee
By: /s/ David W. Stack
Name: David W. Stack
Title: Senior Vice President
[Signature Page to First Amendment]

EXHIBIT A

Amended Credit Agreement

[See Attached]

~~EXECUTION VERSION~~

CREDIT AGREEMENT
Dated as of January 26, 2021,
as amended by that certain First Amendment to Credit Agreement, dated as of May 31, 2022 among
MOHEGAN TRIBAL GAMING AUTHORITY,
as the Borrower,
THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT,
as an additional party with respect to certain
representations, warranties and covenants,
CITIZENS BANK, N.A.,
as Administrative Agent,
BANK OF AMERICA, N.A.,
as Swingline Lender,
CITIZENS BANK, N.A.,
as L/C Issuer,
The Other Lenders Party Hereto,

and

CITIZENS BANK, N.A.,
DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA,
FIFTH THIRD BANK, NATIONAL ASSOCIATION, CREDIT SUISSE LOAN FUNDING LLC,
TRUIST SECURITIES, INC., BOFA SECURITIES, INC., and
KEYBANK NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Bookrunners for the Initial Revolving Credit Facility

    Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    56
1.03    Accounting Terms    57
1.04    Rounding    58
1.05    References to Agreements and Laws    58
1.06    Times of Day; Rates    58
1.07    Letter of Credit Amounts    ~~58~~59
1.08    Certain Calculations and Tests    ~~58~~59
1.09    Limited Condition Transactions    60
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS    61
2.01    Revolving Loans    61
2.02    Borrowings, Conversions and Continuations of Revolving Loans    61
2.03    Letters of Credit    63
2.04    Swingline Loans    ~~71~~72
2.05    Prepayments    74
2.06    Termination or Reduction of Commitments    ~~76~~77
2.07    Repayment of Loans    77
2.08    Interest    77
2.09    Fees    78
2.10    Computation of Interest and Fees; Retroactive Adjustments of
Applicable Rate    ~~78~~79
2.11    Evidence of Debt    ~~79~~80
2.12    Payments Generally    80
2.13    Sharing of Payments    ~~81~~82
2.14    [Reserved]    ~~82~~83
2.15    Incremental Facilities    ~~82~~83
2.16    Cash Collateral    ~~84~~85
2.17    Defaulting Lenders    ~~85~~86
2.18    [Reserved]    88
2.19    Refinancing Amendments    88
2.20    Extension of Loans and Commitments    ~~89~~90
2.21    Benchmark Replacement Setting    ~~91~~92
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY    ~~93~~94
3.01    Taxes    ~~93~~94
3.02    Illegality    ~~97~~98
3.03    Inability to Determine Rates    ~~98~~99
3.04    Increased Cost and Reduced Return; Capital Adequacy~~; Reserves on~~
~~Eurodollar Rate Loans    98~~99
3.05    Compensation for Losses    ~~100~~101
3.06    Matters Applicable to all Requests for Compensation    101
3.07    Survival    ~~101~~102
i

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ARTICLE IV CONDITIONS PRECEDENT TO CLOSING DATE AND CREDIT
EXTENSIONS    ~~101~~102
4.01    Conditions to Closing Date    ~~101~~102
4.02    Conditions to all Credit Extensions    ~~105~~106
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE TRIBE    ~~106~~107
5.01    Existence and Qualification; Power; Compliance With Laws    ~~106~~107
5.02    Authority; Compliance With Other Agreements and Instruments and
Government Regulations    107
5.03    No Governmental Approvals Required    ~~107~~108
5.04    The Nature of the Borrower    ~~107~~108
5.05    No Management Contract    108
5.06    Real Property    108
5.07    Binding Obligations    ~~108~~109
5.08    No Default    ~~108~~109
5.09    Disclosure    ~~108~~109
5.10    Gaming Laws    109
5.11    Arbitration    109
5.12    Recourse Obligations    109
5.13    No Pending Referendum    109
5.14    Allocation Plan    ~~109~~110
5.15    Indian Lands    ~~109~~110
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BORROWER    ~~109~~110
6.01    Existence, Qualification and Power    ~~109~~110
6.02    Authorization; No Contravention    ~~110~~111
6.03    Governmental Authorization; Other Consents; Compliance with Law    111
6.04    Binding Effect    111
6.05    Financial Statements; No Material Adverse Effect    ~~111~~112
6.06    Litigation    ~~111~~112
6.07    No Default    112
6.08    Ownership of Property; Liens    112
6.09    Environmental Compliance    ~~112~~113
6.10    Insurance    ~~112~~113
6.11    Taxes    ~~112~~113
6.12    ERISA Compliance    113
6.13    Subsidiaries    113
6.14    Margin Regulations; Investment Company Act    113
6.15    Disclosure    ~~113~~114
6.16    Intellectual Property; Licenses, Etc.    114
6.17    Security Documents    114
6.18    OFAC    115
6.19    Anti-Corruption Laws    115
6.20    EEA Financial Institutions    ~~115~~116
6.21    Tribal Court Enforcement    ~~115~~116
6.22    Deposit Accounts    ~~115~~116
6.23    No Licensure Required    ~~115~~116
6.24    Solvency    116

        Page

6.25    Beneficial Ownership Certification    116
6.26    Designation as Senior Debt    116
ARTICLE VII COVENANTS OF THE TRIBE    116
7.01    Ownership and Operation of Mohegan Sun    ~~116~~117
7.02    Sovereign Immunity; Jurisdiction and Venue    ~~116~~117
7.03    The Lease and the Landlord Consent    117
7.04    Preservation of Existence; Operation    117
7.05    Prohibited Transactions    117
7.06    Amendments to Material Laws and Agreements    ~~117~~118
7.07    Impairment of Contracts; Imposition of Governmental Charges    118
7.08    Segregation of Property    ~~118~~119
7.09    Trust Property    ~~118~~119
7.10    Liens on Authority Property    ~~118~~119
7.11    Bankruptcy Matters; etc.    119
7.12    Challenges by the Tribe    119
7.13    Access to Lands of the Tribe    ~~119~~120
7.14    Compliance with Law    120
7.15    Impairment of Contracts    120
7.16    Mohegan Sun Korea Management Agreement    120
ARTICLE VIII AFFIRMATIVE COVENANTS OF THE BORROWER    ~~120~~121
8.01    Financial Statements    ~~120~~121
8.02    Certificates; Other Information    121
8.03    Notices    ~~123~~124
8.04    Preservation of Existence, Etc.    ~~124~~125
8.05    Maintenance of Properties    125
8.06    Maintenance of Insurance    125
8.07    Compliance with Laws    ~~125~~126
8.08    Books and Records    ~~125~~126
8.09    Inspection Rights    126
8.10    Use of Proceeds    126
8.11    Environmental Covenant    ~~126~~127
8.12    [Reserved]    127
8.13    Additional Subsidiaries and Collateral    127
8.14    Maintenance of Ratings    128
8.15    Anti-Corruption Laws    128
8.16    Payment of Taxes and Obligations    ~~128~~129
8.17    Operating Accounts    129
8.18    Continual Operation of Mohegan Sun    129
8.19    Defense of Loan Documents    129
8.20    Post-Closing Covenants    129
ARTICLE IX NEGATIVE COVENANTS    130
9.01    Liens    130
9.02    Investments    132
9.03    Indebtedness    134
9.04    Fundamental Changes    136
9.05    Dispositions    137

        Page

9.06    Restricted Payments    ~~139~~138
9.07    Change in Nature of Business    ~~140~~139
9.08    Transactions with Affiliates    140
9.09    Negative Pledges and Other Contractual Restrictions    ~~141~~140
9.10    Financial Covenants    141
9.11    Use of Proceeds    142
9.12    Certain Prepayments of Indebtedness    ~~143~~142
9.13    Sanctions    ~~144~~143
9.14    Anti-Corruption Laws    ~~144~~143
9.15    WNBA Subsidiary Operations and Indebtedness    ~~144~~143
9.16    ~~CT Expo Subsidiary Operations and Indebtedness~~[Reserved]    ~~144~~143
9.17    [Reserved]    ~~144~~143
9.18    Change in Fiscal Year    ~~144~~143
~~9.19    Additional Financial Covenants    144~~
ARTICLE X EVENTS OF DEFAULT AND REMEDIES    ~~145~~144
10.01    Events of Default    ~~145~~144
10.02    [Reserved]    ~~149~~147
10.03    Remedies Upon Event of Default    ~~149~~147
10.04    Application of Funds    ~~150~~148
10.05    Right to Cure    ~~151~~150
ARTICLE XI THE AGENTS    ~~152~~151
11.01    Appointment and Authority    ~~152~~151
11.02    Rights as a Lender    ~~153~~152
11.03    Exculpatory Provisions    ~~154~~152
11.04    Reliance by the Agents    ~~155~~153
11.05    Delegation of Duties    ~~155~~154
11.06    Resignation of the Administrative Agent    ~~155~~154
11.07    Non-Reliance on Administrative Agent and Other Lenders    ~~156~~155
11.08    No Other Duties, Etc.    ~~156~~155
11.09    Administrative Agent May File Proofs of Claim; Credit Bidding    ~~157~~155
11.10    Collateral and Guaranty Matters    ~~158~~157
11.11    Secured Hedge Agreements and Secured Cash Management
Agreements    ~~159~~158
11.12    Certain ERISA Matters    ~~159~~158
11.13    Erroneous Payments    159
ARTICLE XII MISCELLANEOUS    ~~161~~163
12.01    Amendments, Etc.    ~~161~~163
12.02    Notices and Other Communications; Facsimile Copies    ~~163~~165
12.03    No Waiver; Cumulative Remedies    ~~165~~167
12.04    Attorney Costs and Expenses    ~~165~~167
12.05    Indemnification by the Borrower; Reimbursement by Lenders; Waiver    ~~166~~168
12.06    Payments Set Aside    ~~168~~170
12.07    Successors and Assigns    ~~168~~170
12.08    Confidentiality    ~~174~~176
12.09    Set-off    ~~175~~177
12.10    Interest Rate Limitation    ~~175~~177

        Page

12.11    Counterparts    ~~175~~178
12.12    Integration    ~~176~~178
12.13    Survival of Representations and Warranties    ~~176~~178
12.14    Severability    ~~176~~178
12.15    [Reserved]    ~~176~~178
12.16    Replacement of Lenders    ~~176~~179
12.17    Governing Law    ~~177~~179
12.18    Arbitration Reference    ~~178~~180
12.19    Waiver of Right to Trial by Jury    ~~179~~181
12.20    WAIVER OF SOVEREIGN IMMUNITY; CONSENT TO
JURISDICTION    ~~179~~181
12.21    Lender Covenant    ~~181~~183
12.22    Gaming Law Limitations    ~~181~~183
12.23    Section 81 Compliance    ~~182~~184
12.24    USA PATRIOT Act Notice    ~~182~~184
12.25    [Reserved]    ~~182~~184
12.26    [Reserved]    ~~182~~184
12.27    Gaming Boards    ~~182~~184
12.28    Gaming Regulations    ~~183~~185
12.29    No Personal Liability    ~~183~~185
12.30    Electronic Execution of Assignments and Certain Other Documents    ~~183~~185
12.31    Entire Agreement    ~~183~~185
12.32    Acknowledgement and Consent to Bail-In of Affected Financial
Institutions    ~~183~~185
12.33    No Advisory or Fiduciary Responsibility    ~~184~~186
12.34    Acknowledgement Regarding Any Supported QFCs    ~~185~~187

v

ANNEXES
    A    Revolving Commitments

SCHEDULES
1.03    Persons/Entities/Contracts in Accordance with GAAP
2.03    Existing Letters of Credit
5.06    Mohegan Sun Real Property
6.06    Litigation
6.08A    Pocono Real Property
6.08B    Mohegan Golf Real Property
6.09    Environmental Matters
6.13    Subsidiaries and Other Equity Investments
6.16    Intellectual Property Matters
6.22    Operating Accounts
8.20    Post-Closing Items
9.01    Existing Liens
9.02    Existing Investments
9.03    Existing Indebtedness
12.02    Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
A    Form of Revolving Loan Notice
B    [Reserved]
C    Form of Revolving Note
D    Form of Compliance Certificate
E    Form of Assignment and Assumption
F    [Reserved]
G    Form of U.S. Tax Compliance Certificates
H    ~~Form of Liquidity Certificate~~[Reserved]
I    [Reserved]
J    Form of Perfection Certificate
K    Form of Restricted Group Reporting

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of January 26, 2021 (as ~~may be~~amended by the First Amendment (as defined below), and as it may be further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT, a federally recognized Indian Tribe and Native American sovereign nation (the “Tribe”), the MOHEGAN TRIBAL GAMING AUTHORITY, a governmental instrumentality of the Tribe (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), CITIZENS BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., as Swingline Lender, and CITIZENS BANK, N.A., as L/C Issuer.
RECITALS
    A.    The Borrower has requested that the Lenders provide a revolving credit facility to the Borrower.
    B.    The Lenders are willing to provide such revolving credit facility upon the terms and subject to the conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“AAA” has the meaning specified in Section 12.18(a).
“Account Control Agreement” means a control agreement among the Borrower or a Restricted Subsidiary, as applicable, the Collateral Trustee and the depositary or securities intermediary for each Operating Account, in a form reasonably acceptable to the Administrative Agent, the Collateral Trustee and the Borrower and complying with the limitations in Section 12.22.
“Act” has the meaning specified in Section 12.24.
“Additional Lender” has the meaning specified in Section 2.15(b).
“Administrative Agent” means Citizens Bank, in its capacity as administrative agent under any of the Loan Documents, together with its permitted successors and assigns in such capacity.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 12.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, each Governmental Component of the Tribe shall be deemed to be an Affiliate of the Tribe and each other Governmental Component of the Tribe.
“Agent Parties” has the meaning specified in Section 12.02(b).
“Agent-Related Persons” means the Administrative Agent and the Collateral Trustee, together with their respective Affiliates (including, in the case of Citizens Bank, in its capacity as the Administrative Agent and the Collateral Trustee, Citizens Bank, in its capacity as Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Aggregate Revolving Commitments” means, at any time, the Revolving Commitments of all Revolving Lenders. As of the ~~Closing~~First Amendment Effective Date, the Aggregate Revolving Commitments are in an amount equal to $262,875,000.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“All-In Yield” means, as to any Indebtedness, the interest margin applicable thereto; provided that (a) original issue discount (“OID”) or upfront or similar fees (which shall be deemed to constitute like amounts of OID) payable for the account of the holders of such Indebtedness in connection with (i) the primary syndication thereof and (ii) any amendment that extends the stated maturity thereof (and not, for the avoidance of doubt, in connection with any other amendment or waiver) shall be included (with OID, upfront and similar fees being equated to interest based on an assumed four-year life to maturity), (b) customary arrangement or commitment fees payable to any arrangers (or their affiliates) of such Indebtedness in their capacity as such and not paid to all relevant lenders generally shall be excluded, and (c) if such Indebtedness has ~~a LIBOR floor or base~~an interest rate floor that is greater than any ~~LIBOR floor or Base Rate~~corresponding interest rate floor, respectively, for any Facility and such ~~LIBOR floor or Base Rate~~interest rate floor is applicable at the time such Indebtedness is incurred, the amount by which such ~~LIBOR or base~~interest rate floor for such Indebtedness exceeds the ~~LIBOR Floor or Base Rate~~corresponding interest rate floor~~, respectively,~~  for such Facility~~,~~  shall be included in the calculation of All-In Yield for such Indebtedness.
“Allocation Plan” means the Mohegan Tribal Gaming Revenue Allocation Plan, last amended as of July 29, 2010, as such plan may be amended or succeeded from time to time, approved by the Bureau of Indian Affairs on July 29, 2010, relating to the application, distribution or use of revenues from class II and class III gaming (as defined in IGRA).
“Applicable Rate” means:
(a)    with respect to any Revolving Commitment, Revolving Loan and Letter of Credit Fee payable to Lenders under the Initial Revolving Credit Facility, the following rates per annum (expressed in basis points), based upon the Total Leverage Ratio as set forth below:

Applicable Rate
Pricing Level	Total Leverage Ratio	Unused Fee	~~Eurodollar Rate +~~SOFR Loans; Letters of Credit	Base Rate ~~+~~Loans
1	< 2.50x	37.5	2.00%	1.00%
2	2.50x < x < 3.00x	37.5	2.50%	1.50%
3	3.00x < x < 3.50x	37.5	3.00%	2.00%
4	3.50x < x < 4.00x	50.0	3.25%	2.25%
5	4.00x < x < 4.50x	50.0	3.50%	2.50%
6	> 4.50x	50.0	3.75%	2.75%

(b)    with respect to any Other Revolving Commitment and Other Revolving Loan, as set forth in the applicable Refinancing Amendment; and

(c)    with respect to any Extended Revolving Commitment and Extended Revolving Loan, as set forth in the applicable Extension Amendment.

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 8.02(b); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with Section 8.02(b), then the highest Pricing Level shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day after the date such certificate is delivered and (ii) for the period beginning on the Closing Date and ending on the first date thereafter on which a Compliance Certificate is delivered pursuant to Section 8.02(b), the highest Pricing Level shall apply.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means (i) with respect to the Initial Revolving Credit Facility, Citizens Bank, DBSI, Goldman, Fifth Third, Credit Suisse, Truist Securities, BofA Securities and KeyBank in their capacities as joint bookrunners and joint lead arrangers for the Revolving Credit Facility, and (ii) with respect to the First Amendment, Citizens Bank.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease

Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease; provided that, for purposes of this definition, Attributable Indebtedness shall not include obligations or liabilities of any Person under any lease, which obligations are not required to be classified and accounted for as capital lease obligations (under FASB ASC Topic 840) or a financing lease (under FASB ASC Topic 842) under GAAP.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended September 30, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.
“Authority Property” means any and all now owned or hereafter acquired real, mixed and personal Property of the Borrower (whether or not otherwise designated as property of the Borrower) and its Restricted Subsidiaries. “Authority Property” in any event includes, without limitation, (a) Mohegan Sun and Pocono and (b) all gaming revenues of the Borrower and all gaming and other revenues of its Restricted Subsidiaries, provided that neither (i) the Property of the WNBA Subsidiary and the Borrower’s ownership interests in the WNBA Subsidiary, nor (ii) the Property of any Unrestricted Subsidiaries, nor (iii) the Pennsylvania Tax Revenues, shall be considered to be Authority Property.
“Authorizing Resolutions” means (a) as to the Tribe, Resolution No. 2021-21 of the Tribal Council dated January 13, 2021 and (b) as to the Borrower, Resolution No. TGA 2021-05 of the Management Board dated January 13, 2021.
“Autoborrow Agreement” means, collectively, (i) that certain Line of Credit Agreement, dated as of the Closing Date (as amended by that certain First Amendment to Line of Credit Agreement, dated as of May 31, 2022), by and between the Borrower and the Swingline Lender and (ii) that certain Autoborrow Service Agreement, dated as of the Closing Date, by and between the Borrower and the Swingline Lender, together with all other promissory notes and other agreements between Borrower and the Swingline Lender related thereto, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the latest then-effective Maturity Date for any Revolving Credit Facility, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06 and (c) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 10.03.
“Available Amount” shall mean, on any date, an amount not less than zero, equal to:
(a)    the aggregate amount of Quarterly Excess Cash Flow for each completed full Fiscal Quarter after the Closing Date beginning with the Fiscal Quarter ending on June 30, 2021, minus the aggregate amount of Investment Returns deducted in calculating the usage of an Investment basket pursuant to the definition of “Investment” to the extent such Investment Return was included in Consolidated EBITDA for such period; plus
(b)    the amount of Investment Returns not deducted in calculating the usage of an Investment basket pursuant to the definition of “Investment” and received by the Borrower and its Restricted Subsidiaries from Persons other than Loan Parties after the Closing Date to the extent not included in Consolidated EBITDA; plus

(c)    without duplication of any amounts included in clause (b) above, the amount of Investment Returns not deducted in calculating the usage of an Investment basket pursuant to the definition of “Investment” and received by the Borrower and its Restricted Subsidiaries after the Closing Date in respect of (1) Investments prior to the Closing Date in Inspire Integrated Resort Co. Ltd. and (2) Investments prior to the Closing Date in Salishan-Mohegan LLC, in each case to the extent not included in Consolidated EBITDA; plus
(d)    upon the redesignation of a Subsidiary that was previously designated as an Unrestricted Subsidiary as a Restricted Subsidiary, the aggregate amount of any Investment in such Subsidiary that was made pursuant to Section 9.02 prior to such redesignation and is outstanding at the time of such redesignation; minus
(e)    the aggregate amount of any (i) Investments made pursuant to Section 9.02(j)(i), (ii) Restricted Payments made pursuant to Section 9.06(f)(i) and (iii) Junior Prepayments pursuant to Section 9.12(f)(x) (in each case, in reliance on the then-outstanding Available Amount) made since the Closing Date and on or prior to such date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or ~~payment period for interest calculated with reference to such Benchmark, as applicable,~~component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement ~~as~~or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.21(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq., as amended.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Citizens Bank as its “prime rate” and (c) the ~~Eurodollar~~Daily SOFR Rate on such day plus 1.00%. The “prime rate” is a rate set by Citizens Bank based upon various factors including Citizens Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citizens Bank shall take effect at the opening of business on the day specified in the public announcement of such change. If the Administrative Agent shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Rate or the Daily SOFR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Rate, the Base Rate shall be determined without regard to clause (a) or clause (c), as applicable, of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in such “prime rate”, the Federal Funds Rate or the Daily SOFR Rate, as applicable, shall be effective from and including the effective date of such change in such “prime rate”, the Federal Funds Rate or the Daily SOFR Rate, as applicable, respectively.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.
“Benchmark” means, initially, with respect to any ~~Eurodollar Rate~~SOFR Loan, the ~~Eurodollar~~Term SOFR Reference Rate; provided that if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred with respect to the ~~Eurodollar~~Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.21(a). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
~~(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(2)    the sum of:~~ (a)    Daily Simple SOFR ~~and (b) the related Benchmark Replacement Adjustment~~; or
(~~3~~b)    the sum of: (~~a~~i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (~~i~~x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~ii~~y) any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement ~~for~~to the then-current Benchmark for ~~U.S. dollar-denominated~~Dollar-denominated syndicated credit facilities at such time and (~~b~~ii) the related Benchmark Replacement Adjustment;
provided that~~, in the case of clause (1),~~ any such ~~Unadjusted~~ Benchmark Replacement ~~is displayed on a screen or other information service that publishes such rate from time to time as selected~~shall be administratively feasible as determined by the Administrative Agent in its ~~reasonable~~sole discretion~~. If~~; provided, further, that if the Benchmark Replacement as determined pursuant to clause (~~1), (2~~a) or clause (~~3~~b) above would be less than the Floor, ~~the~~such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any~~

~~applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~
~~(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2)    for purposes of clause (3) of the definition of~~ “Benchmark Replacement~~,”~~ Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment~~,~~  (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower ~~for the applicable Corresponding Tenor~~ giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S. dollar-denominated~~Dollar-denominated syndicated credit facilities~~;~~.
~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent and the Borrower reasonably agree may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent and the Borrower reasonably agree is~~

~~reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(~~1~~a)    in the case of clause (~~1~~a) or clause (~~2~~b) of the definition of “Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(~~2~~b)    in the case of clause (~~3~~c) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined be reference to the most recent statement or publication ~~of information~~ referenced ~~therein; or~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
~~(3)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~1~~a) or clause (~~2~~b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(~~1~~a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(~~2~~b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(~~3~~c)    a public statement or publication of information by ~~the regulatory supervisor for~~or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21 and (~~y~~b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230, as amended.
“BofA Securities” means BofA Securities, Inc. and its successors.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 8.02.
“Borrowing” means a Revolving Borrowing or a Swingline Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York ~~and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day~~.
“Capital Expenditure” means any expenditure that is considered a capital expenditure under GAAP, including any amount that is required to be treated as an asset subject to a Capital Lease.
“Capital Lease” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations (under FASB ASC Topic 840) or a financing lease (under FASB ASC Topic 842) under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests, limited liability company membership interests, or any other participation, right, warrants, options or other interest in the nature of an equity interest or ownership interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest or ownership interest. For the avoidance of doubt, the Tribe’s ownership interest in the Borrower and the Borrower’s and its Restricted Subsidiaries’ ownership interest in Restricted Subsidiaries shall be deemed to be Capital Stock.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Revolving Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, for any Person: (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or by any agency thereof or issued by FNMA, FHLMC or FFCB, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers’ acceptances (including eurodollar deposits) issued by (i) any bank or trust company organized under the laws of the United States or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 that is assigned at least a “B” rating by Thomson Financial Bank Watch or (ii) any Lender or bank holding company owning any Lender (in each case, at the time of acquisition); (c) commercial paper maturing not more than one year from the date of acquisition thereof by such Person and (i) issued by any Lender or bank holding company owning any Lender or (ii) rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s, respectively, (in each case, at the time of acquisition); (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in subsections (a) above or (e) below entered into with a bank meeting the qualifications described in subsection (b) above (in each case, at the time of acquisition); (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof or by any foreign government, and rated at least “A” by S&P or “A” by Moody’s (in each case, at the time of acquisition); (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of subsection (b) above (in each case, at the time of acquisition); (g) money market mutual funds that invest primarily in the foregoing items (determined at the time such investment in such fund is made); (h) corporate notes issued by domestic corporations that are rated at least “A” by S&P or “A” by Moody’s, in each case maturing within one year from the date of acquisition; or (i) auction rate securities including taxable municipals, taxable auction notes, and money market preferred; provided that the credit quality is consistent with subsection (h) of this definition.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means (a) any Person that, at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender, an Arranger, the Administrative Agent or an Affiliate of any of the foregoing, and (b) any Person that, on the Closing Date is a party to a Cash Management Agreement with a Loan Party, if such Person becomes a Lender, an Arranger, the Administrative Agent or an Affiliate of any of the foregoing within thirty (30) days of the Closing Date, in each case, in its capacity as a party to such Cash Management Agreement.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means that the Borrower ceases to be a wholly-owned instrumentality of the Tribe, managed and controlled by the Tribe.
“Citizens Bank” means Citizens Bank, N.A. and its successors.
“Claim” has the meaning specified in Section 12.18(a).
“Closing Date” shall mean ~~the date of this Agreement~~January 26, 2021.
“Closing Date Payment” shall mean the payment to the Tribe on the Closing Date in an amount not to exceed $5,000,000 and all interest accrued and unpaid thereon, solely to permanently prepay the portion of the Existing Specified Tribal Contribution constituting Indebtedness.
“CME” has the meaning specified in the definition of “Term SOFR Administrator”.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means, collectively, the Property pledged or purported to be pledged to the Collateral Trustee pursuant to the Security Documents and any additional Property pledged to the Collateral Trustee pursuant to Section 8.13 or Section 8.20. The Collateral shall not include any Protected Assets or any Excluded Assets (as defined in the Security Agreement).
“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the ~~date hereof~~Closing Date, by and among the Borrower, each other Loan Party from time to time party thereto, the Administrative Agent, the Second Lien Notes Trustee, the Collateral Trustee, the Second Lien Collateral Trustee, and each other person that becomes a party thereto pursuant to the terms thereof, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Collateral Trustee” means Citizens Bank, in its capacity as Collateral Trustee under the Collateral Trust Agreement for the benefit of the Secured Parties and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement), together with its permitted successors and assigns in such capacity.
“Commission” means the National Indian Gaming Commission.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compact” means the tribal-state Compact entered into between the Tribe and the State of Connecticut pursuant to IGRA, dated May 17, 1994, together with that certain Memorandum of Understanding dated May 17, 1994, as such may be amended.
“Compensation Period” has the meaning specified in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Conforming Changes” means, with respect to either the use or administration of the Benchmark, or any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, the definition of “Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05, and other technical, administrative or operational matters) as may be appropriate, in the reasonable discretion of Administrative Agent (in consultation with Borrower), to reflect the adoption and implementation of the Benhmark or any any Benchmark Replacement or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent reasonably determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, the Borrower’s and its Restricted Subsidiaries’ Consolidated Net Income for such period before (i.e., calculated without giving effect to) any of the following: interest expense (including amortization of debt issuance costs, non-cash interest payments, the interest component of payments in respect of Capital Leases and commissions and other fees in respect of letters of credit), the aggregate amount of taxes on or measured by the income of the Borrower and its Restricted Subsidiaries, depreciation, amortization, non-cash rent expense, Pre-Opening Expenses, non-cash change in value of derivative instruments, interest costs associated with derivative instruments not otherwise included in interest expense, non-cash litigation accruals, charges or expenses relating to the modification or early retirement of debt, any impairment charges or asset write-offs, all non-recurring non-cash losses or expenses (or gains or income) not otherwise specified and all gains or losses in connection with a Disposition outside the ordinary course of business, acquisition and merger related charges, and extraordinary items, all as determined in accordance with GAAP, plus (a) cash dividends and distributions paid to the Borrower and its Restricted Subsidiaries from any Person that is not a Restricted Subsidiary, provided that the cumulative amount of such cash dividends and distributions included in Consolidated EBITDA shall not exceed the cumulative amount of the Borrower’s and its Restricted Subsidiaries’ share of the Consolidated EBITDA of such Person, plus (or minus) (b) any loss (or gain) of the Borrower and its Restricted Subsidiaries arising from a change in GAAP, plus (or minus) (c) any non-cash loss, costs or expenses (or non-cash gain or income) of the Borrower and its Restricted Subsidiaries resulting from adjustments to any earn out obligation or other contingent consideration and any loss or income of the Borrower and its Restricted Subsidiaries resulting from an earn out obligation or other contingent consideration being paid or no longer being contingent, plus (d) the Estimated Business Interruption Insurance for such period (notwithstanding any classification of the affected operations as discontinued operations or any disposal of such operations), plus (e) ~~[reserved]~~expenses arising from enterprise resource planning program implementation in an amount not to exceed $5,000,000 in the aggregate at any time, plus (f) non-recurring cash charges and expenses of the Borrower and its Restricted Subsidiaries (excluding fees and expenses included in clause (g) below), and costs of the Borrower and its Restricted Subsidiaries, in each case, incurred in connection with reduction-in-force, severance and similar operational restructuring programs, including without limitation, measurement period adjustments, the effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in any line item in such ~~Person's~~Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, integration costs, personnel restructuring, relocation or integration costs, one-time compensation charges and the amount of any signing, retention and completion bonuses; provided that the aggregate amount of additions made to Consolidated EBITDA for any period pursuant to clause (f) shall not exceed 10.0% of Consolidated EBITDA in the aggregate for any Test Period (after giving effect to clause (f)), plus (g) fees and expenses incurred by the Borrower and its Restricted Subsidiaries in connection with the issuance, incurrence, repayment, prepayment, refinancing, redemption or repurchase of Indebtedness of the Borrower or any of its Restricted Subsidiaries and the making of Investments or Dispositions, including without limitation investment banking, brokerage and legal costs, minus (h) the Estimated Business Interruption Insurance Shortfall for such period, minus (i) business interruption insurance proceeds received during such period to the extent they represent payment of amounts previously included in Estimated Business Interruption Insurance. If and to the extent that any non-cash litigation accruals have not been included in the computation of Consolidated EBITDA, the amount of any non-appealable judgment or the cash payment in respect of any settlement or judgment in respect thereof (net of any assets acquired in connection with such settlement or judgment) in any future period shall be subtracted from Consolidated EBITDA. ~~Notwithstanding anything to the contrary contained herein, for all purposes of this Agreement other than the determination of “Excess Cash Flow”, (i) Consolidated EBITDA for the calendar month ending (x) March 31, 2020 shall be deemed to be $37,118,000, (y) April 30, 2020 shall be deemed to be $25,094,000, and (z) May 31, 2020 shall be deemed to be $25,987,000 and (ii) for each day on which Pocono is required to be closed, and is in fact closed, pursuant to any Law or any act, directive or order of any applicable Governmental Authority, in each case, as a result of the COVID-19 pandemic, there shall be added to Consolidated EBITDA an amount equal to $208,000 for each such day, less any amounts attributable to any Estimated Business Interruption Insurance or any actual business interruption insurance recovery relating to Pocono.~~
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis (exclusive of any Indebtedness of the Borrower’s Restricted Subsidiaries to the Borrower or another Restricted Subsidiary or any Indebtedness of the Borrower to any Restricted Subsidiary), the sum (without duplication) of (a) the outstanding principal amount of all Indebtedness for borrowed money minus the amount of any cash borrowed by the Borrower and pledged or deposited by the Borrower pursuant to Section 2.03(a)(iii) or Section 2.16 as cash collateral, (b) the aggregate amount of all Attributable Indebtedness, (c) the outstanding principal amount of all Indebtedness of the type described in clause (e) of the definition thereof, (d) the outstanding principal amount of all Indebtedness of the type described in clause (d) of the definition thereof, and (e) all Guarantees with respect to outstanding Indebtedness of the types specified in subsections (a) through (d) above of Persons other than the Borrower or any Restricted Subsidiary. Notwithstanding the foregoing,

Consolidated Funded Indebtedness shall not include any Defeased Indebtedness. The amount of Consolidated Funded Indebtedness shall be deemed to be zero with respect to any letter of credit, unless and until a drawing is made with respect thereto. “Consolidated Funded Indebtedness” shall exclude the Consolidated Funded Indebtedness of each Unrestricted Subsidiary and all Subsidiaries of any Unrestricted Subsidiary. “Consolidated Funded Indebtedness” shall exclude any Guarantee of Indebtedness at the Mohegan Sun Korea Project incurred pursuant to Sections 9.02(c) and 9.03(g) until any call or demand is made on such Guarantee or such Guarantee otherwise becomes payable.
“Consolidated Net Income” means, with respect to any fiscal period, the consolidated net income from continuing operations before extraordinary or non-recurring items of the Borrower and its Restricted Subsidiaries for that period, determined in accordance with GAAP; provided, further, that~~,~~  without duplication: (a) the Consolidated Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to Borrower or any Restricted Subsidiary; and (b) the Consolidated Net Income of any Restricted Subsidiary that is not a Loan Party shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Consolidated Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.
“Constitution” means the Constitution of the Tribe adopted by the Tribe and ratified by the Tribe’s members by Tribal Referendum dated April 12, 1996, as amended August 10, 2002, as amended September 6, 2003, as amended May 2, 2004, as amended November 30, 2007, as amended June 16, 2010, as amended February 23, 2014, and as it may be further amended from time to time.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate”.
~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~
“Covered Party” has the meaning specified in Section 12.34(a).
“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.
“CPI” means the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by the United States Department of Labor as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by the United States Department of Labor, or if none, by any other instrumentality of the United States.

“CPI Increase” means, with respect to any Fiscal Year, the quotient equal to (i) the published CPI as of the first day of any specified Fiscal Year, divided by (ii) the published CPI as of the Closing Date. If the quotient is less than one, the CPI Increase shall be equal to one.
“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or obtained pursuant to a Refinancing Amendment (including, without limitation, Other Revolving Loans as well as any extension or renewal of any Revolving Commitments) in exchange for, or to extend, renew, replace or refinance, in whole or part, Revolving Commitments or any then existing Credit Agreement Refinancing Indebtedness (any of the foregoing, “Refinanced Debt”); provided that (i) such Indebtedness is entitled to all the benefits afforded by this Agreement and the other Loan Documents, and shall, without limiting the foregoing, (x) benefit equally and ratably from the Guaranty and the Collateral and (y) not have any borrower or guarantors other than the Borrower and the Guarantors or benefit from any collateral other than the Collateral, (ii) such Indebtedness has a maturity equal to or later than the Refinanced Debt, (iii) such Indebtedness shall not have a greater principal amount than the outstanding principal amount of the Refinanced Debt (or, if purchased at a discount, such discounted amount) plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (iv) such Refinanced Debt shall be repaid, satisfied and discharged or constitute Defeased Indebtedness on a dollar-for-dollar basis (or at a discount), and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (v) the aggregate unused Revolving Commitments under such Credit Agreement Refinancing Indebtedness shall not exceed the unused Revolving Commitments being replaced and (vi) the other terms of such Indebtedness shall be reasonably satisfactory to the Administrative Agent, provided that fees and interest in respect thereof shall be determined by the Borrower and the applicable lenders.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Suisse” means Credit Suisse Loan Funding LLC and its successors.
“CT Expo” means an exposition and convention center construction project on or about the existing reservation of the Tribe located adjacent to Uncasville, Connecticut, which may include an exhibition hall and pre-function area, ballroom, conference rooms, entertainment and retail amenities, support and kitchen facilities and other related facilities and related fixtures, equipment and other personalty.
~~“CT Expo Existing Indebtedness” means the obligations pursuant to that certain Loan Agreement, dated as of April 19, 2017, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof, by and among the CT Expo Subsidiary, the lenders party from time to time thereto, and KeyBank National Association, as agent.~~
“CT Expo Subsidiary” means Mohegan Expo Center, LLC, a limited liability company formed under the Laws of the Tribe and a wholly-owned Subsidiary of the Borrower, which is the owner and operator of the CT Expo.
“Customary Intercreditor Agreement” means with respect to any Indebtedness, a customary intercreditor agreement in form and substance reasonably agreed by the Administrative Agent, the Collateral Trustee and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations, it being understood that the applicable intercreditor and subordination provisions of the Collateral Trust Agreement concerning the relative priority and other rights of the “Priority Lien Obligations” and “Parity Lien Obligations” thereunder are reasonable.
“Daily Simple SOFR” means, for any day, a rate per annum equal to the greater of (a) the sum of (i) SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion plus (ii) the Daily Simple SOFR Adjustment, and (b) the Floor.
“Daily Simple SOFR Adjustment” means 0.10000%.
“Daily SOFR Rate” means, for any day, a rate per annum equal to Term SOFR in effect on such day for a one-month Interest Period (subject to the Floor referred to in the definition of “Term SOFR”).
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, the Tribe or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means, (a) as to any Obligation other than Obligations in respect of Swingline Loans, a fluctuating interest rate per annum at all times equal to the interest rate otherwise applicable to such Obligation plus 2% per annum, and when used with respect to Obligations with respect to which no interest rate or per annum fees are specified, means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus 2% per annum, in each case to the fullest extent permitted by applicable laws and (b) as to any Obligations in respect of Swingline Loans, the applicable rate provided under the Autoborrow Agreement.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this subsection (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) as of the applicable date of determination such Lender, or a direct or indirect parent company of such Lender, (i) is the subject of a proceeding under any Debtor Relief Law, (ii) has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, which appointment is then in effect, or (iii) is the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of subsections (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.
“Defeased Indebtedness” means Indebtedness (a) that has been defeased in accordance with the terms of the indenture or other agreement under which it was issued, (b) that has been called for redemption and for which funds sufficient to redeem such Indebtedness have been set aside in a separate account by the Borrower, (c) for which amounts are set aside in trust or are held by a representative of the holders of such Indebtedness or any third party escrow agent pending satisfaction or waiver of the conditions for the release of such funds, or (d) that has otherwise been defeased to the satisfaction of the Administrative Agent.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“DBSI” means Deutsche Bank Securities Inc. and its successors.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), in one transaction or in a series of related transactions and whether effected pursuant to a Division or otherwise, of any Property by the Borrower or any Guarantor, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, an Extraordinary Loss shall not constitute a Disposition.
“Disqualified Capital Stock” shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable or redeemable at the sole option of the holder thereof (other than solely (x) for Capital Stock that is not Disqualified Capital Stock or upon a sale of assets, casualty event or a change of control, in each case, subject to the prior payment in full of the Obligations, (y) as a result of a redemption required by Gaming Law or (z) as a result of a redemption that by the terms of such Capital Stock is contingent upon such redemption not being prohibited by this Agreement), pursuant to a sinking fund obligation or otherwise (other than solely for Capital Stock that is not Disqualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date that is 181 days after the latest Maturity Date then in effect at the time of issuance thereof.
“Dividing Person” has the meaning specified in the definition of “Division”.
“Division” shall mean the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollar” and “$” mean lawful money of the United States.
~~“Early Opt-in Election” means, if the then-current Benchmark is the Eurodollar Rate, occurrence of (a) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Eurodollar Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“Earth Hotel Lease” means that certain sublease dated February 1, 2015, by and between the Borrower and Mohegan Tribal Finance Authority, including all exhibits and schedules attached thereto.
“ECF Percentage” means, for any Fiscal Year, commencing with the Fiscal Year ended September 30, 2021, (a) 50% if the Total Leverage Ratio as of the last day of such Fiscal Year is greater than 4.50 to 1.00, (b) 75% if the Total Leverage Ratio as of the last day of such Fiscal Year is equal to or less than 4.50 to 1.00 and greater than 3.50 to 1.00 and (c) 100% if the Total Leverage Ratio as of the last day of such Fiscal Year is equal to or less than 3.50 to 1.00.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.07(b)(iii) or (iv) (as applicable) and Section 12.07(b)(v) (subject to such consents, if any, as may be required under Section 12.07(b)(iii) or (iv) (as applicable)).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“Erroneous Payment” has the meaning specified in Section 11.13(a).
“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 11.13(d)(i).
“Erroneous Payment Impacted Class” has the meaning specified in Section 11.13(d)(i).
“Erroneous Payment Return Deficiency” has the meaning specified in Section 11.13(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning specified in Section 11.13(e).
“Estimated Business Interruption Insurance” means an estimate of the amount (determined in good faith by senior management of the Borrower, notwithstanding the failure of any designation by applicable insurance carriers as to how much of any expected recovery is attributable to business interruption coverage as opposed to other types of coverage) of business interruption insurance the Borrower and the Restricted Subsidiaries expect to collect with respect to any applicable period; provided that such amount (a) shall not be taken in account for any period after two years following the date of the event giving rise to the claim under the relevant business interruption insurance, and (b) shall not exceed the sum of (i) the excess of (A) the applicable casualty property’s historical Consolidated EBITDA for the four Fiscal Quarters most recently ended prior to such date for which internal financial reports are available for that property ending prior to the date of the business interruption (or annualized if such property has less than four full Fiscal Quarters of operations) over (B) the actual Consolidated EBITDA generated by such property for such four-Fiscal Quarter period, and (ii) the amount of insurance proceeds not reflected in subsection (i) that the Borrower expects to collect as a reimbursement in respect of expenses incurred at that property with respect to such period (provided that the amount included pursuant to this subsection (ii) shall not exceed the amount of the other expenses incurred at that property that are actually included in calculating the Borrower and its Restricted Subsidiaries’ Consolidated Net Income for such fiscal quarter).
“Estimated Business Interruption Insurance Shortfall” shall mean, for any period in which it is ultimately determined that the amount of insurance proceeds payable in respect of an event for which Estimated Business Interruption Insurance amounts were previously included in Consolidated EBITDA are less than the amount of Estimated Business Interruption Insurance that were previously included in Consolidated EBITDA for such event, an amount equal to such shortfall.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Eurodollar Rate” means:~~
~~(a) for any Interest Period with respect to a Eurodollar Rate Loan, the offered rate for deposits of U.S. Dollars for a term coextensive with the designated Interest Period which the ICE Benchmark Administration (or any successor administrator of London Interbank Offered Rates (“LIBOR”)) fixes as its LIBOR rate as of 11:00 a.m. London time on the day which is two (2) London Banking Days prior to the beginning of such Interest Period; and~~
~~(b) for any interest calculation with respect to a Base Rate Loan on any date, the offered rate for deposits of U.S. Dollars for a one month term which the ICE Benchmark Administration (or any successor administrator of LIBOR rates) fixes as its LIBOR rate as of 11:00 a.m. London time on the day which is two (2) London Banking Days prior to such date;~~
~~provided, further, that the Eurodollar Rate shall in no event be less than 0.75% per annum.~~
~~“Eurodollar Rate Loan” means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.~~
“Event of Default” has the meaning specified in Section 10.01.
“Excess Cash Flow” means, for any period, without duplication,
(a)    Consolidated EBITDA for such period; minus,
(b)    the sum (for such period) of (in each case, to the extent not deducted in the calculation of Consolidated EBITDA):

(i)    Interest Charges actually paid in cash by the Borrower and its Restricted Subsidiaries,
(ii)    the sum of (x) cash Maintenance Capital Expenditures incurred by the Borrower and its Restricted Subsidiaries during such period plus (y) other cash Capital Expenditures incurred by the Borrower and its Restricted Subsidiaries during such period plus (z) cash expenditures in respect of Investments made pursuant to Sections 9.02(f), (j)(ii), (k) (to the extent made in cash, including cash payments with respect to Guarantees), and (o);
(iii)    cash payments of Priority Distributions,
(iv)    the aggregate principal amount of (1) all mandatory prepayments and scheduled repayments of any Indebtedness of the Borrower and its Restricted Subsidiaries during such period and (2) all voluntary prepayments of Indebtedness of the Borrower and its Restricted Subsidiaries during such period (other than (x) any voluntary prepayment of revolving Indebtedness, except to the extent any related commitment is permanently reduced in connection with such prepayment and (y) any voluntary prepayments made with the Available Amount pursuant to Section 9.12(f)(x)),
(v)    [reserved],
(vi)    state or federal income taxes paid (or to be paid) in cash by the Borrower and its Restricted Subsidiaries on a consolidated basis with respect to such period; provided that with respect to any such amounts to be paid after the close of such period, any amount so deducted shall not be deducted again in calculating Excess Cash Flow for a subsequent period,
(vii)    cash costs incurred during such period in respect of (A) Pre-Opening Expenses and (B) fees and expenses in connection with the issuance, incurrence, repayment, prepayment, refinancing, redemption or repurchase of Indebtedness of, and the making of Investments or Dispositions by, the Borrower or any of its Restricted Subsidiaries, including without limitation investment banking, brokerage and legal costs, minus
(c)    the Estimated Business Interruption Insurance for such period (notwithstanding any classification of the affected operations as discontinued operations or any disposal of such operations) to the extent such Estimated Business Interruption Insurance increased Consolidated EBITDA for such period and was not received in cash in such period, minus
(d)    cash costs incurred during such period to the extent such amounts were added back to Consolidated Net Income in calculating Consolidated EBITDA pursuant to clause (f) of the definition thereof, plus
(e)    the sum (for such period) of all amounts referred to in clauses (b)(ii), (iii), (iv) or (vii) above to the extent funded with the proceeds of the issuance or incurrence of Indebtedness (excluding proceeds of Revolving Loans), the proceeds of the sale or issuance of Capital Stock (or capital contributions on account of such Capital Stock) or the proceeds of, any sale, transfer or other disposition to any person other than a Subsidiary of any asset or assets (or insurance proceeds or other compensation arising from any loss, damage, destruction or condemnation of any asset or assets) (but only to the extent that such sale, transfer or other disposition did not increase Consolidated EBITDA), plus
(f)    (i) any business interruption insurance received in cash and not included in Consolidated EBITDA for such period and (ii) the amount of any reduction to Consolidated EBITDA due to clause (h) of the definition thereof in such period, plus or minus, as the case may be
(g)    any extraordinary or non-recurring cash items excluded from Consolidated EBITDA and any cash tax refunds, cash pension plan reversions, indemnity payments, purchase price adjustments or other similar cash items (but, excluding, for the avoidance of doubt, any Net Cash Proceeds resulting from an Extraordinary Loss or Disposition outside the ordinary course of business).
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, being engaged in a trade or business for applicable income, franchise or branch profits tax purposes in, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 12.16) or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of October 14, 2016 (as amended and otherwise modified prior to the ~~date hereof~~Closing Date), among Borrower, Citizens Bank as administrative agent, the lenders party thereto and the other parties party thereto.
“Existing Letters of Credit” means letters of credit issued and outstanding under the Existing Credit Agreement as of the Closing Date as set forth in Schedule 2.03, which shall be deemed outstanding as Letters of Credit hereunder as of the Closing Date pursuant to Section 2.03(a).

“Existing Specified Tribal Contribution” has the meaning specified in the definition of “Specified Tribal Contribution”.
“Existing Revolving Facility” has the meaning specified in Section 2.20(a).
“Existing Revolving Loans” has the meaning specified in Section 2.20(a).
“Extended Revolving Commitments” has the meaning specified in Section 2.20(a).
“Extended Revolving Facility” has the meaning specified in Section 2.20(a).
“Extended Revolving Loans” has the meaning specified in Section 2.20(a).
“Extending Lender” has the meaning specified in Section 2.20(b).
“Extension Amendment” has the meaning specified in Section 2.20(c).
“Extension Election” has the meaning specified in Section 2.20(b).
“Extension Request” means a Revolving Extension Request.
“Extraordinary Loss” means any loss, destruction or damage to Property of the Borrower or any of its Subsidiaries or condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of any such Property, or confiscation or requisition of use of any such Property.
“Facility” means any Revolving Credit Facility.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of any such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System of the United States, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citizens Bank on such day on such transactions as determined by the Administrative Agent; provided, further, that if the Federal Funds Rate is less than zero, it shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fifth Third” means Fifth Third Bank, National Association and its successors.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of May 31, 2022, among the Borrower, the Administrative Agent, the Swingline Lender, the L/C Issuer and the Lenders party thereto.
“First Amendment Effective Date” has the meaning specified in the First Amendment.
“Fiscal Quarter” means the fiscal quarter of the Borrower consisting of a three month fiscal period ending on each March 31, June 30, September 30 and December 31.
“Fiscal Year” means the fiscal year of the Borrower consisting of a twelve month fiscal period ending on each September 30.
“Fitch” means Fitch Ratings, a business segment of Fitch Group, Inc. and any successor thereto.
“Fixed Amounts” has the meaning specified in Section 1.08(d).
“Fixed Charge Coverage Ratio” means, as of the last day of the applicable Fiscal Quarter, the ratio of:
(a)    Consolidated EBITDA for the most recently ended Test Period minus (i) the aggregate amount of any taxes on or measured by consolidated income of the Borrower and its Restricted Subsidiaries for such Test Period (whether or not payable during such Test Period, and excluding any amount payable to the State of Connecticut under the Compact) to the extent not otherwise deducted in determining Consolidated EBITDA, (ii) Restricted Payments made pursuant to Section 9.06(f) that are made during such period to the extent that such Restricted Payments are not expenditures which have been deducted in computing Consolidated EBITDA for such Test Period, (iii) Priority Distributions that are made during such Test Period and (iv) Maintenance Capital Expenditures made during such Test Period; to
(b)    the sum of (i) Interest Charges to the extent payable in cash by the Borrower or a Restricted Subsidiary for the most recently ended Test Period, plus (ii) any scheduled amortization payments by the Borrower or a Restricted Subsidiary with respect to Indebtedness (including Capital Leases) required to be made during such Test Period in cash (other than any such principal payments due upon the final maturity of any such Indebtedness)~~; provided that (A) for the four-Fiscal Quarter period ending March 31, 2021, the amounts in clauses (i) and (ii) above shall be deemed to equal such amounts for the Fiscal Quarter ended March 31, 2021 multiplied by 4; and (B) for the four-Fiscal Quarter periods ending June 30, 2021 and September 30, 2021, the amounts in clauses (i) and (ii) shall be deemed to equal such amounts determined for the period commencing with the Fiscal Quarter ending March 31, 2021 through the last day of such four-Fiscal Quarter period multiplied by a factor of 2 and 4/3, respectively).~~.
“Flood Determination” means, with respect to any mortgaged or to-be mortgaged property, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto).
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform

Act of 1994, (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert-Waters Flood Insurance Reform Act of 2012, in each case, as now or hereafter in effect or any successor statute thereto.
“Floor” means ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurodollar Rate.~~, with respect to Revolving Loans under the Initial Revolving Credit Facility, 0.75% per annum.
“Foreign Lender” means a Lender that is not a U.S. Person.
~~“FRB” means the Board of Governors of the Federal Reserve System of the United States.~~
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Gaming” means any and all activities defined as class II or class III gaming under IGRA or authorized under the Compact.
“Gaming Authority Ordinance” means Chapter 2, Article II of the Mohegan Tribe Code, also known as Ordinance No. 95-2 of the Tribe, as enacted on July 15, 1995.
“Gaming Board” means, collectively, (a) the Mohegan Tribal Gaming Commission, (b) the Connecticut Division of Special Revenue, (c) the Pennsylvania Gaming Control Board, (d) the Pennsylvania State Horse Racing Commission, (e) the Commission, and (f) any other Governmental Authority that holds licensing or permit authority over gambling, gaming or casino activities conducted by the Tribe, the Borrower or any Restricted Subsidiary within its jurisdiction.
“Gaming Laws” means IGRA, the Gaming Ordinance, the Gaming Authority Ordinance and all other Laws pursuant to which any Gaming Board possesses licensing or permit authority over gambling, gaming or casino activities conducted by the Tribe, the Borrower or any Restricted Subsidiary within its jurisdiction.
“Gaming License” shall mean every license, permit, franchise or other authorization from any Gaming Board required on the ~~date hereof~~Closing Date or at any time thereafter to own, lease, operate or otherwise conduct the class II gaming or class III gaming activities of the

Borrower or its Restricted Subsidiaries, including all licenses granted under applicable federal, tribal, state, foreign or local laws.
“Gaming Ordinance” means Chapter 2, Article III of the Mohegan Tribe Code, also known as Ordinance 94-1 of the Tribe, as enacted on July 28, 1994.
“Goldman” means Goldman Sachs Bank USA, and its successors.
“Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Governmental Authority” means the government of the United States, the Tribe or any other nation, or any political subdivision thereof, whether state or local or tribal, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Component” means with respect to the Tribe or any other government, any corporation, board, enterprise, authority, division, branch, political subdivision, agency, instrumentality or governmental component directly or indirectly owned or controlled by the Tribe or such other government. For the avoidance of doubt, the Borrower and its Subsidiaries are Governmental Components of the Tribe.
“Granting Lender” has the meaning specified in Section 12.07(g).
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, keep well arrangements, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (excluding a Lien on the Capital Stock in any Unrestricted Subsidiary, which Lien only secures Indebtedness of such Unrestricted Subsidiary and its Subsidiaries which Indebtedness is not Guaranteed by any Loan Party). The amount of any obligation under a Guarantee of a guarantor shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such obligation shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means those Persons identified as a Guarantor on Schedule 6.13 and any other Subsidiary that executes a Guaranty; provided that any Guarantor that is sold or otherwise transferred to a Person other than the Borrower or a Restricted Subsidiary in a Disposition permitted by Section 9.05 or that is designated as an Unrestricted Subsidiary hereunder may be released from the Guaranty in accordance with Section 11.10 and thereafter such Person shall no longer be a “Guarantor” or a “Loan Party” for purposes of any Loan Document.
“Guaranty” means the Guaranty, dated as of the ~~date hereof~~Closing Date, by each of the Guarantors (including any Guarantor that may become party thereto after the Closing Date pursuant to Section 8.13 hereof) and the Borrower in favor of the Administrative Agent for the ratable benefit of the Secured Parties.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means (a) any Person that, at the time it enters into a Swap Contract with a Loan Party, is a Lender, an Arranger, the Administrative Agent or an Affiliate of any of the foregoing, and (b) any Person that, on the Closing Date is a party to a Swap Contract with a Loan Party, if such Person becomes a Lender, an Arranger, the Administrative Agent or an Affiliate of any of the foregoing within thirty (30) days of the Closing Date, in each case, in its capacity as a party to such Swap Contract.
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“IGRA” means the federal Indian Gaming Regulatory Act of 1988, as amended, codified at 25 U.S.C. § 2701, et seq.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
~~“Impacted Loans” has the meaning specified in Section 3.03.~~
“Increase Effective Date” has the meaning specified in Section 2.15(c).
“Increased Revolving Commitment” has the meaning specified in Section 2.15(a).
“Incremental Equivalent Debt” has the meaning specified in Section 9.03(f).
“Incremental Joinder” has the meaning specified in Section 2.15(d).
“Incremental Loan Amount” means, as of any date of determination, an amount equal to (i) $50,000,000 minus (ii) the aggregate amount of any Increased Revolving Commitments or Incremental Equivalent Debt incurred prior to such date of determination.
“Incurrence-Based Amounts” has the meaning specified in Section 1.08(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under Letters of Credit unpaid at draw, bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract in respect of interest rate hedging;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements) (excluding a Lien on the Capital Stock in any Unrestricted Subsidiary, which Lien only secures indebtedness of such Unrestricted Subsidiary and its Subsidiaries which indebtedness is not Guaranteed by any Loan Party), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, provided, however, that if such indebtedness has not been assumed, the amount of such indebtedness included for the purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the indebtedness secured;
(f)    Capital Leases and Synthetic Lease Obligations;
(g)    [reserved]; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Indebtedness shall not include any Defeased Indebtedness. The obligations of the Borrower under the Priority Distribution Agreement do not constitute Indebtedness. For the avoidance of doubt, Indebtedness excludes all leases classified as operating leases in accordance with GAAP as in effect on the Closing Date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 12.05.
“Information” has the meaning specified in Section 12.08.

“Initial Revolving Credit Facility” means the Revolving Commitments provided by the Revolving Lenders on the Closing Date.
“Initial Tribal Entity” has the meaning specified in the definition of “Tribal Entity”.
“Inspire” has the meaning specified in Section 7.16.
“Interest Charges” means, with respect to any fiscal period, the sum of (a) all interest, fees, charges and related expenses payable with respect to that period to a lender in connection with borrowed money or the deferred purchase price of assets that is treated as interest in accordance with GAAP, plus (b) the portion of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with GAAP; provided, however, that (x) the premium and related costs of purchases, tender offers, exchange offers and consent solicitations permitted in connection with the permitted prepayment, refinancing, repurchase or redemption of Indebtedness and the associated write off of unamortized debt issuance costs and (y) any in-kind interest in respect of any Specified Tribal Contribution, in each case, shall not be considered to be “Interest Charges.”
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a ~~Eurodollar Rate~~SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date; and (c) as to any Swingline Loan, as provided in the Autoborrow Agreement.
“Interest Period” means, as to each ~~Eurodollar Rate~~SOFR Loan, the period commencing on the date such ~~Eurodollar Rate~~SOFR Loan is disbursed or converted to or continued as a ~~Eurodollar Rate~~SOFR Loan and ending on the date one~~, two~~, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice ~~or such other period (not to exceed 12 months) that is requested by the Borrower and determined by the Administrative Agent to be available in the eurodollar market and acceptable to each Lender under the applicable Facility~~; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the applicable Maturity Date.
“Investment” means any direct or indirect acquisition or investment by the Borrower or any Restricted Subsidiary in any other Person that is not a Guarantor prior to or substantially concurrently with such acquisition or investment, whether by means of (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but, except to the extent the Borrower shall otherwise elect, reduced by the amount of any repayment, interest, return, profit, distribution, income or similar amount in respect of such Investment which has actually been received in cash or Cash Equivalents or has been converted into cash or Cash Equivalents (collectively, “Investment Returns”).
“Investment Returns” has the meaning specified in the definition of “Investment”.
“IP Rights” has the meaning specified in Section 6.16.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.
“Junior Prepayments” has the meaning specified in Section 9.12.
“KeyBank” means KeyBank National Association, and its successors.
“Landlord Consent” means the consent executed by the Tribe as a part of the Leasehold Mortgage, and concurrently therewith in favor of the Collateral Trustee, as it may from time to time be supplemented, modified, amended, restated or extended.
“Laws” means, collectively, (a) all international, foreign, Federal, tribal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, in each case to the extent binding upon any relevant Person, (b) any interpretation or administration of the items described in clause (a) by any Governmental Authority which has the binding force of law with respect to any relevant Person, and (c) all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority which any relevant Person is obligated to conform to as a matter of law.
“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Commitment.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Citizens Bank in its capacity as issuer of Letters of Credit hereunder and in its capacity as issuer of the Existing Letters of Credit, any other Revolving Lender mutually agreed by the Borrower and the Administrative Agent (and that accepts such appointment as L/C Issuer) or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including, but without duplication, all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LCT Election” has the meaning specified in Section 1.09.
“LCT Test Date” has the meaning specified in Section 1.09.
“Lease” means that certain Amended and Restated Lease, dated October 14, 2016, by and between the Tribe and the Borrower, with respect to the real property underlying Mohegan Sun and the improvements thereon.
“Leasehold Mortgage” means that certain Open-End Leasehold Mortgage Deed, Assignment of Leases and Rents and Security Agreement, dated as of the ~~date hereof~~Closing Date, executed by the Borrower in favor of the Collateral Trustee, encumbering the leasehold interest of the Borrower under the Lease to the reservation real property described on Schedule 5.06 and the related improvements and fixtures used in connection with Mohegan Sun.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swingline Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the fifth Business Day prior to the latest Maturity Date then in effect for any Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means, at any time, an amount equal to $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facilities.
~~“LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.~~
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means any Investment permitted hereunder and any related incurrence of Indebtedness by the Borrower or one or more Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
~~“Liquidity” means, on any date of determination, an amount equal to (i) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (whether or not subject to an Account Control Agreement) that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Restricted Subsidiaries in accordance with GAAP (including, for the avoidance of doubt, any “cage cash” of the Borrower or any of its Restricted Subsidiaries), plus (ii) the aggregate amount of unused Revolving Commitments, in each case as of such date.~~
~~“Liquidity Cure Expiration Date” has the meaning specified in Section 10.05.~~
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or a Swingline Loan.
“Loan Documents” means collectively, this Agreement, the Notes, each Letter of Credit, each Issuer Document, the Autoborrow Agreement, the Security Documents, any Request for Credit Extension, the Guaranty, each Incremental Joinder, any Extension Amendment, any Refinancing Amendment, each Customary Intercreditor Agreement, and any other agreements of any type or nature heretofore or hereafter executed and delivered by the Borrower, the Tribe or any of its Affiliates to the Administrative Agent or any Lender in any way relating to or in furtherance of this Agreement, in each case as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
~~“London Banking Day” means a day on which dealings in US dollars deposits are transacted in the London interbank market.~~
“Main Street Loan Agreement” means that certain Loan Agreement, dated as of December 1, 2020 (as amended and otherwise modified prior to the ~~date hereof~~Closing Date), among the Borrower, the Tribe and Liberty Bank, as lender.
“Maintenance Capital Expenditure” means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of the properties of the Borrower or any of its Restricted Subsidiaries, but excluding any Capital Expenditure which adds to Mohegan Sun, Pocono or any other property owned by the Borrower or its Restricted Subsidiaries.
“Management Activities” has the meaning specified in Section 12.22.
“Management Board” means the Management Board of the Borrower, as established pursuant to the Gaming Authority Ordinance.
“Mandatory Prepayment Date” has the meaning specified in Section 2.05(g).
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Material Adverse Effect” means (a) a material adverse change in the business, assets, financial condition or results of operation of the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents; or (c) a material adverse effect upon the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under the Loan Documents.
“Material Agreements” means, collectively, the Lease, the Earth Hotel Lease, the Compact and the Town Agreement.
“Material Laws” means, collectively the Constitution, the Gaming Ordinance and accompanying gaming regulations, the Gaming Authority Ordinance, the UCC Ordinance, the Allocation Plan and each Authorizing Resolution.
“Material Restricted Subsidiary” means, collectively (a) Downs Racing, L.P., a Pennsylvania limited partnership, and each other Restricted Subsidiary of the Borrower which owns or leases any interest in the principal fixed assets used in connection with the gaming, lodging and entertainment activities conducted at Mohegan Sun or Pocono (but specifically excluding any Restricted Subsidiary which is a passive landowner of property which is not actively used in such activities), and (b) as of any date of determination, any Restricted Subsidiary whose consolidated assets and operations, as of the last day of the then most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.01(b), account for 5% or more of the consolidated total assets of the Borrower and its Restricted Subsidiaries as of that date or 5% or more of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the four-Fiscal Quarter period ending on that date.
“Maturity Date” means (a) with respect to the Initial Revolving Credit Facility, April ~~14~~12, ~~2023~~2024, (b) with respect to any Other Revolving Credit Facility, as set forth in the applicable Refinancing Amendment, and (c) with respect to any Extended Revolving Facility, as set forth in the applicable Extension Amendment.
“Maximum Priority Distributions Amount” means, (a)(i) for the Fiscal Year ending on September 30, 2021 (inclusive of “Priority Distributions” under the Existing Credit Agreement made in such Fiscal Year prior to the Closing Date), $70,000,000 and (ii) for each Fiscal Year thereafter, an amount equal to the lesser of (A) 102.0% of the Maximum Priority Distributions Amount for the prior Fiscal Year (as determined in accordance with this definition) and (B) the product of (1) $70,000,000 and the (2) CPI Increase for such Fiscal Year, and (b) for any Fiscal Quarter, the Maximum Priority Distributions Amount for the Fiscal Year of such Fiscal Quarter (as determined in accordance with this definition) divided by 4.
“Maximum Rate” has the meaning specified in Section 12.10.
“MGHC Pledge Agreement” means a customary “naked” pledge agreement governed by the laws of England and Wales and otherwise in form and substance reasonably satisfactory to the Borrower, the Administrative Agent and the Collateral Trustee to be executed and delivered pursuant to Section 8.20.
“MGHC Subsidiary” means Mohegan Global Holding Corporation, a federally chartered corporation formed under Section 17 of the Indian Reorganization Act of 1934, as amended, and a wholly-owned Subsidiary of the Borrower.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Mohegan Golf Mortgage” means that certain Open-End Mortgage Deed, Assignment of Leases and Rents and Security Agreements, dated as of the ~~date hereof~~Closing Date, executed by Mohegan Golf, LLC with respect to the real property described on Schedule 6.08B and the improvements and fixtures thereon.
“Mohegan Sun” means the casino property and related transportation, retail, dining and entertainment facilities, including the Casino of the Sky, Casino of the Wind and Casino of the Earth, and the Sky Hotel Tower (including any future expansions thereof), owned or leased by the Borrower commonly known as “Mohegan Sun” and located in Uncasville, Connecticut, which facilities are located upon the real property described on Schedule 5.06.
“Mohegan Sun Disposition” means any Disposition of all or any material portion of Mohegan Sun, whether by sale or lease of the underlying assets, fee owned or leased real property or otherwise.
“Mohegan Sun Korea Debt” means Indebtedness of any Person in respect of or related to Inspire or the Mohegan Sun Korea Project, which Indebtedness is Guaranteed by the Borrower or any Restricted Subsidiary.
“Mohegan Sun Korea Debt Trigger” has the meaning specified in Section 10.01(r).
“Mohegan Sun Korea Management Agreement” has the meaning specified in Section 7.16.
“Mohegan Sun Korea Project” means the proposed development project consisting of an integrated resort, casino and related facilities to be located in Incheon, South Korea and owned by Inspire Integrated Resort Co. Ltd., a joint venture of Mohegan Gaming Advisors, LLC, a wholly-owned Unrestricted Subsidiary of the Borrower.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Nevada Pledge Approval” means, with respect to any Nevada Pledged Subsidiary, all approvals of all applicable Governmental Authorities of the State of Nevada to permit the Borrower and/or its Restricted Subsidiaries to pledge all of the Capital Stock of such Nevada Pledged Subsidiary as required under Section 8.13.
“Nevada Pledged Subsidiaries” means any Subsidiary of the Borrower that is formed in the State of Nevada or is otherwise subject to the Gaming Laws of the State of Nevada, and with respect to which a Nevada Pledge Approval is required in order for the Borrower and/or its Restricted Subsidiaries to pledge the Capital Stock of such Subsidiary to the extent required under Section 8.13. MGNV Holding, LLC is the sole Nevada Pledged Subsidiary that exists on the Closing Date.

“Net Cash Proceeds” means:
(a)    with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the cash proceeds received in connection with such transaction, net of underwriting or placement agents’ fees, discounts and commissions and other reasonable and customary out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection therewith; and
(b)    with respect to any Disposition or any Extraordinary Loss, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and excluding business interruption and delay in completion insurance proceeds) over (ii) the sum of (A) the amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents or that is secured on a pari passu or junior lien basis to the Obligations), including Indebtedness repaid in order to obtain a necessary consent to such Disposition or Extraordinary Loss or required to be repaid by applicable law, (B) the reasonable out-of-pocket expenses incurred by the Borrower or any Subsidiary in connection with such transaction (C) all Federal, state, provincial, foreign and local taxes arising in connection with such Disposition or Extraordinary Loss that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, and (D) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Disposition or Extraordinary Loss which would otherwise constitute Net Cash Proceeds.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that requires the approval of all Lenders or all affected Lenders or all Lenders (or all affected Lenders) of a Facility in accordance with the terms of Section 12.01 and has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Northeast Gaming Operations” means casino gaming operations (for the avoidance of doubt, excluding Keno lottery games outside of casino operations), projects or developments in the states of New York, Pennsylvania, Connecticut, Rhode Island, Massachusetts, New Hampshire, Vermont or Maine. For the avoidance of doubt, “Northeast Gaming Operations” does not include hotel, retail or other non-gaming activities, whether or not co-located with casino and other gaming operations.
“Notice of Intent to Cure” has the meaning specified in Section 10.05.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Tribe or any Loan Party arising under any Loan Document, Secured Hedge Agreement, Secured Cash Management Agreement, Erroneous Payment Subrogation Rights or otherwise with respect to any Loan or Letter of Credit, Swap Contract under a Secured Hedge Agreement ~~or~~, Secured Cash Management Agreement, or Erroneous Payment Subrogation Rights, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Tribe or any Loan Party or any

Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations of any Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OID” has the meaning specified in the definition of “All-in Yield”.
“Operating Accounts” means the deposit and securities accounts of the Borrower and the Restricted Subsidiaries (excluding ~~the~~any Special Purpose Restricted ~~Subsidiaries~~Subsidiary) described on Schedule 6.22, and each other deposit, securities, savings, brokerage or similar account hereafter established by the Borrower and the Restricted Subsidiaries (excluding ~~the~~any Special Purpose Restricted ~~Subsidiaries~~Subsidiary), provided that Operating Accounts shall not include (i) the accounts designated on Schedule 6.22 as “Operating Account Exclusions,” (ii) any other deposit, securities, savings, brokerage or similar account hereafter established that in the aggregate for all such accounts contain less than $1,000,000 on deposit therein, (iii) any other deposit, securities, savings, brokerage or similar account hereafter existing for the purpose of collecting or disbursing funds for the payment of payroll, medical insurance and workmen’s compensation claims, tip money belonging to employees, money belonging to patrons, required bankroll deposits for online casino and sportsbook businesses and other disbursements of a similar nature, or accounts for the short-term investment of such funds pending their disbursement, or statutory or trust accounts (including horsemen and lottery accounts) or (iv) any other deposit, securities, savings, brokerage or similar account, the funds in which are swept at least once per day into an Operating Account subject to an Account Control Agreement and in the aggregate for all such accounts in this clause (iv) contain less than $5,000,000 on deposit therein.
“Organization Documents” means, (a) with respect to the Tribe, the Constitution, (b) with respect to the Borrower, the Gaming Authority Ordinance, (c) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (d) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (e) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any such connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Junior Indebtedness” shall mean the Senior Unsecured Notes (and any Permitted Refinancing thereof that is not incurred under this Agreement), the Second Lien Notes (and any Permitted Refinancing thereof that is not incurred under this Agreement) and Indebtedness incurred pursuant to Section 9.03(f), (i), (k), or (n) that is secured by a Lien on Collateral junior to the Liens securing the Obligations or that is unsecured.

“Other Revolving Commitments” means Revolving Commitments that result from a Refinancing Amendment.
“Other Revolving Credit Facility” means any Revolving Credit Facility consisting of Other Revolving Commitments.
“Other Revolving Loans” means one or more tranches of Revolving Loans that result from a Refinancing Amendment.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outside Affiliates” means those Affiliates of the Tribe other than Borrower and its Restricted Subsidiaries.
“Outstanding Amount” means (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Ownership Interest” means, with respect to any Person, Capital Stock of such Person or any interest which carries the right to elect or appoint any members of the management board or the board of directors or other executive office of such Person.
“Participant” has the meaning specified in Section 12.07(d).
“Participant Register” has the meaning specified in Section 12.07(d).
“Payment Recipient” has the meaning specified in Section 11.13(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pennsylvania Tax Revenues” means the portion of the revenues of Downs Racing, L.P. which is required to be paid to the Commonwealth of Pennsylvania as a tax under Chapter 14 of the Pennsylvania Race Horse Development and Gaming Act.
“Pension Plan” means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA, including a Multiple Employer Plan), other than a Multiemployer Plan, that is sponsored or maintained by the Borrower or any ERISA Affiliate, or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a Multiple Employer Plan or other plan described in Section 4064(a) of ERISA, to which the Borrower or any ERISA Affiliate has made contributions at any time during the immediately preceding five plan years.
“Perfection Certificate” means a certificate substantially in the form of Exhibit J.

“Permitted Acquisition” means the purchase or other acquisition after the Closing Date by a Loan Party (other than the WNBA Subsidiary) of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or all of the Capital Stock in a Person that, upon the consummation thereof, will be a Guarantor (including as a result of a merger or consolidation); provided that, with respect to each such purchase or other acquisition:
(a)    each such newly created or acquired Subsidiary (and, to the extent required by Section 8.13, each of the Subsidiaries of such created or acquired Subsidiary) shall be a Guarantor and shall have complied with the requirements of Section 8.13, within the time periods specified therein (or, as to real property collateral, deposit accounts and such other collateral as the Administrative Agent may agree, such time periods as the Administrative Agent may agree in its sole discretion);
(b)    the aggregate amount of consideration (cash and noncash and including the fair market value of all Capital Stock issued or transferred to the sellers thereof, all earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete agreements with, the sellers thereof, and all assumptions of debt for borrowed money in connection therewith) paid during the term of this Agreement in respect of all such purchases and acquisitions shall not exceed $50,000,000; provided that the foregoing limitation shall not apply to a purchase or acquisition (and a purchase or acquisition shall not be included in such $50,000,000 limitation) if, after giving effect to the applicable purchase or acquisition, on a Pro Forma Basis (i) the Total Leverage Ratio would not exceed the lesser of (A) 4.65 to 1.00 and (B) 0.50:1.00 less than the maximum Total Leverage Ratio then permitted under Section 9.10(b) and (ii) the Senior Secured Leverage Ratio would not exceed 0.50:1.00 less than the maximum Senior Secured Leverage Ratio then permitted under Section 9.10(c);
(c)    such purchase or other acquisition is not “hostile” and the acquired property, assets, business or Person is in the same line of business as the Borrower or a business substantially related or incidental thereto;
(d)     (i) immediately before and after giving effect to such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period the Borrower shall be in compliance with Section 9.10;
(e)    no Person acquired pursuant to, or formed to effect, a Permitted Acquisition may be designated as an Unrestricted Subsidiary simultaneously with the consummation of such Permitted Acquisition;
(f)    any Person acquired pursuant to a Permitted Acquisition that will, upon the consummation thereof, become a Restricted Subsidiary of the Borrower shall be wholly-owned, directly or indirectly, by the Borrower; and
(g)    the Borrower shall have delivered to the Administrative Agent, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied substantially simultaneously with the consummation of such purchase or other acquisition.

“Permitted Junior Debt Conditions” means, in respect of any Indebtedness, that such Indebtedness (i) does not have a scheduled maturity date prior to the date that is 180 days after the latest Maturity Date then in effect at the time of issuance for any then-existing Facility, (ii) shall not have any scheduled principal payments or be subject to any mandatory redemption, prepayment, or sinking fund (except for customary change of control (and, in the case of convertible or exchangeable debt instruments, delisting) provisions and customary asset sale or event of loss provisions that permit application of the applicable proceeds to the payment of the Obligations prior to application to such Indebtedness) due prior to the date that is 180 days after the latest Maturity Date then in effect at the time of issuance for any then-existing Facility, (iii) is not at any time guaranteed by the Borrower or any Subsidiary of the Borrower other than the Borrower or a Guarantor, (iv) has terms (excluding pricing, fees, original issue discount, rate floors, premiums, optional prepayment or optional redemption provisions) that are (as determined by the Borrower in good faith), taken as a whole, no more restrictive to the Borrower and its Restricted Subsidiaries than the terms set forth in this Agreement and (v) to the extent secured by any Collateral, the holders of which (or their authorized representatives) shall have subordinated their Liens thereon to the Liens of the Collateral Trustee securing the Obligations pursuant to the Collateral Trust Agreement as “Parity Lien Obligations” thereunder and/or pursuant to a Customary Intercreditor Agreement. For the avoidance of doubt, the usual and customary terms of debt instruments issued in a registered offering or under Rule 144A of the Securities Act shall be deemed to be no more restrictive to the Borrower and its Restricted Subsidiaries than the terms set forth in this Agreement and the Second Lien Notes as in effect on the Closing Date shall be deemed to satisfy the Permitted Junior Debt Conditions.
“Permitted Junior Lien Indebtedness” means any Indebtedness of a Loan Party (and Guarantees of any Loan Party in respect thereof) that (a) is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations pursuant to the Collateral Trust Agreement or a Customary Intercreditor Agreement and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral and (b) meets the Permitted Junior Debt Conditions.
“Permitted Liens” means the Liens permitted under Section 9.01.
“Permitted Pari Passu Debt Conditions” means, in respect of any Indebtedness, that such Indebtedness (i) does not have a scheduled maturity date prior to the latest Maturity Date then in effect at the time of issuance for any then-existing Facility, (ii) shall not have any scheduled principal payments in excess of 1.0% of the initial principal amount thereof per year or be subject to any mandatory redemption, prepayment, or sinking fund (except for customary change of control (and, in the case of convertible or exchangeable debt instruments, delisting) provisions and customary asset sale or event of loss provisions and non-permitted debt provisions that permit the pro rata sharing of such prepayments with the Facilities) due prior to the latest Maturity Date then in effect at the time of issuance for any then-existing Facility, (iii) is not at any time guaranteed by the Borrower or any Subsidiary of the Borrower other than the Borrower or a Guarantor, (iv) has terms (excluding pricing, fees, original issue discount, rate floors, premiums, optional prepayment or optional redemption provisions) that are (as determined by the Borrower in good faith), taken as a whole, no more restrictive to the Borrower and its Restricted Subsidiaries than the terms set forth in this Agreement, and (v) to the extent secured by any Collateral, the holders of which (or their authorized representatives) shall have become parties to the Collateral Trust Agreement.
“Permitted Refinancing” means, with respect to any Indebtedness, any Indebtedness incurred to refinance such Indebtedness so long as (a) any such refinancing Indebtedness shall (i) not have a stated maturity or, other than in the case of a revolving credit facility, a Weighted Average Life to Maturity that is shorter than that of the Indebtedness being refinanced, (ii) if the Indebtedness being refinanced (or the Liens securing such Indebtedness) is subordinated to the

Obligations (or to the Liens securing the Obligations, if applicable) by its terms or by the terms of any agreement or instrument relating to such Indebtedness, be (and be secured by Liens, if applicable) at least as subordinate to the Obligations (or to the Liens securing the Obligations) as the Indebtedness being refinanced (and except for a Permitted Refinancing of Senior Unsecured Notes pursuant to Section 9.03(c)(A) that will be secured by a Lien permitted by Section 9.01(w)(iii), unsecured if the refinanced Indebtedness is unsecured) and (iii) be in a principal amount that does not exceed the principal amount so refinanced (or, if purchased at a discount, such discounted amount), plus, accrued interest, plus, any customary premium or other payment required to be paid in connection with such refinancing, plus, the amount of customary fees and expenses of the Borrower or any of its Restricted Subsidiaries incurred in connection with such refinancing, plus, any unutilized commitments thereunder; (b) such Indebtedness being refinanced shall be repaid, satisfied and discharged or constitute Defeased Indebtedness, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid or provided for, on the date such Permitted Refinancing is issued, incurred or obtained; and (c) the obligors on such refinancing Indebtedness shall not include any Person that is not an obligor on the Indebtedness being refinanced; provided that any Loan Party shall be permitted to guarantee any such refinancing Indebtedness of any other Loan Party.
“Permitted Rights of Others” means Rights of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease) that does not materially impair the value or use of property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Lien (other than a Lien that is a Permitted Lien as a result of this clause (b)), (c) Rights of Others pursuant to contracts in respect of Dispositions permitted hereunder, (d) the reversionary interest of a landlord under a lease of Property and (e) rights of lessors in personal Property leased by the Borrower and its Restricted Subsidiaries from such lessors.
“Permitted Tribal Payments” means payments for governmental goods and services provided to Borrower or any of its Restricted Subsidiaries by the Tribe or any of its representatives, political subunits, councils, agencies, instrumentalities or subsidiaries, in each case to the extent included in the calculation of Consolidated EBITDA (including charges for utilities, police and fire department services, health and emergency medical services, gaming commission and surveillance services, gaming disputes court and legal services, workers compensation and audit committee services, human resources services, finance and information technology services, construction, development and environmental related services, rental or lease agreements, the pro rata portion of Tribal Council costs and salaries attributable to the operations of the Borrower, and similar pro rata costs of other tribal departments), in each case, to the extent that the costs of such departments are reasonably attributable to the operations of the Borrower, provided that such payments are not duplicative of taxes imposed by the Tribe upon Borrower and its operations.
“Permitted Unsecured Indebtedness” means any Indebtedness of a Loan Party (and Guarantees of any Loan Party in respect thereof) that (a) is unsecured and (b) meets the Permitted Junior Debt Conditions.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) established by the Borrower or to which the Borrower is required to contribute on behalf of any of its employees or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, established by any ERISA Affiliate or to which any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 8.02.
“Pledge Agreement” means that certain First Lien Pledge Agreement, dated as of the ~~date hereof~~Closing Date, by the Borrower, each Guarantor (other than the WNBA Subsidiary) as of the Closing Date and each future Restricted Subsidiary that may subsequently become party thereto in favor of the Collateral Trustee for the ratable benefit of the Secured Parties and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement), with respect to all Capital Stock held by each such Loan Party in a Subsidiary (excluding any Special Purpose Restricted Subsidiary, any Tribal Entity and otherwise as provided in the definition of “Excluded Assets” therein).
“Pocono” means the harness racetrack and casino known as Mohegan Sun Pocono located in Plains Township, Pennsylvania, and related assets.
“Pocono Disposition” means any Disposition of all or any portion of Pocono, whether by sale of the underlying assets, the sale of Capital Stock in the Pocono Subsidiaries or otherwise; provided that a Disposition solely of personal property located at Pocono without a concurrent sale or lease of the underlying real estate (and otherwise not as a going concern) shall not constitute a Pocono Disposition.
“Pocono Mortgages” means the Open-End Mortgage and Security Agreements, dated as of the ~~date hereof~~Closing Date, executed by those of the Pocono Subsidiaries owning real property interests underlying Pocono with respect thereto.
“Pocono Subsidiaries” means, collectively, (a) Downs Racing, L.P., a Pennsylvania limited partnership, Backside, L.P., a Pennsylvania limited partnership, Mill Creek Land, L.P., a Pennsylvania limited partnership, Northeast Concessions, L.P., a Pennsylvania limited partnership, and Mohegan Commercial Ventures PA, LLC, a Pennsylvania limited liability company, and their respective successors, and (b) any other Persons formed as Restricted Subsidiaries of the Borrower for the purpose of owning or operating Pocono or any of the businesses related thereto.
“Pre-Opening Expenses” means, for any fiscal period, pre-opening expenses of any new hotel or gaming facility during that period, determined in accordance with GAAP.
“Priority Distribution Agreement” means that certain Priority Distribution Agreement, dated as of August 1, 2001, between the Tribe and the Borrower, as amended December 31, 2014 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, so long as a true, correct and complete copy of any such amendment, restatement, supplement or modification has been provided to the Administrative Agent).
“Priority Distributions” means distributions or similar payments made by the Borrower to the Tribe in an aggregate amount not to exceed the Maximum Priority Distributions Amount for the applicable Fiscal Year or Fiscal Quarter, as applicable; provided~~,~~  that any such distribution or similar payment not made during the Fiscal Quarter in which it was first permitted as a Priority Distribution may be made as a Priority Distribution in any subsequent Fiscal Quarter of the applicable Fiscal Year or the following Fiscal Year (provided that if any such amount is so carried over, it will not be deemed used in the applicable subsequent Fiscal Quarter until after the making of any Priority Distributions permitted for such subsequent Fiscal Quarter). Subject to the limitations set forth above, Priority Distributions include priority distribution payments made by the Borrower under the Priority Distribution Agreement.

“Pro Forma Basis” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.
“Pro Rata Share” means, with respect to any Commitment of a Lender under any Revolving Credit Facility at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the respective Commitment of such Lender under such Facility at such time and the denominator of which is the amount of the aggregate amount of Commitments under such Facility at such time; provided that if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated, then the Pro Rata Share of each Revolving Lender shall be determined based on the Pro Rata Share of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Protected Assets” means (i) any assets of the Tribe, or any instrumentality or subsidiary of the Tribe against which it would be a violation of federal law, applicable state law or the Compact to encumber or to enforce remedies hereunder; (ii) any real property held in trust in the name of the United States or subject to restrictions against alienation by the United States for the benefit of the Borrower or the Tribe and all improvements, fixtures and accessions affixed or attached to such real property; (iii) any deposit or securities account of the Tribe or any instrumentality or subsidiary of the Tribe, and any money, securities or other assets credited thereto, in each case (a) held for the purpose of collecting and disbursing funds for payroll, medical insurance, worker’s compensation claims and other purposes related thereto, (b) held in escrow or pursuant to a fiduciary obligation on behalf of, or for the benefit of, one or more Persons other than the Borrower or a Restricted Subsidiary or (c) held for contract health or social services under federal laws or contracts; (iv) any assets of the Tribe employed in the provision of governmental services (including real property and related improvements, fixtures and accessions affixed or attached to such real property used for tribal housing, health care, education, museum or general governmental services) or containing or constituting materials of cultural significance; (v) any ownership interest in Gaming of the Tribe (but excluding any proceeds thereof); and (vi) any account receivable in respect of or other entitlement to Permitted Tribal Payments and Priority Distributions (but not, for the avoidance of doubt, any receipts or proceeds of such account receivable or entitlement to the extent not otherwise constituting a Protected Asset).
“Public Lender” has the meaning specified in Section 8.02.
“QFC Credit Support” has the meaning specified in Section 12.34.
“Quarterly Excess Cash Flow” means, for (a) any Fiscal Quarter ending December 31, March 31 or June 30, an amount equal to 50% of the Excess Cash Flow for such Fiscal Quarter and (b) any Fiscal Quarter ending September 30, an amount equal to the Year-End Available Amount Gross-Up for such Fiscal Quarter, provided that the Quarterly Excess Cash Flow for any Fiscal Quarter shall be deemed to be zero until the financial statements required to be delivered pursuant to Section 8.01(a) or (b), as applicable, for such Fiscal Quarter, and the related Compliance Certificate required to be delivered pursuant to Section 8.02(b) for such Fiscal Quarter, have been received by the Administrative Agent.
“Rating Agency” means each of S&P, Moody’s, Fitch and any “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) of the Securities

Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder).
“Ratio Debt Threshold” means, at any time, (a) with respect to Subordinated Indebtedness or unsecured senior Indebtedness, a Total Leverage Ratio of 6.00 to 1.00, and (b) with respect to Permitted Junior Lien Indebtedness, a Senior Secured Leverage Ratio of 4.00 to 1.00.
“Recipient” means the Administrative Agent, any Lender, the Swingline Lender or the L/C Issuer as applicable.
~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Eurodollar Rate, 11:00 a.m. (London time) on the day that is two (2) London banking days preceding the date of such setting, and (2) if such Benchmark is not the Eurodollar Rate, the time determined by the Administrative Agent in its reasonable discretion.~~
“Referendum Action” has the meaning specified in Section 5.13.
“Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Tribe, (c) the Administrative Agent and (d) each additional Lender and each existing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.19.
“Register” has the meaning specified in Section 12.07(c).
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reinvest” or “Reinvestment” means the application of funds for any of the following purposes: (a) to reinvest in Property (other than cash, cash equivalents or securities) to be owned by the Borrower or a Restricted Subsidiary and used in a business permitted by Section 9.07, (b) to pay the costs of improving, restoring, replacing or developing any Property owned by the Borrower or a Restricted Subsidiary which is used in a business permitted by Section 9.07 or (c) to fund one or more investments in any other Person engaged primarily in a business permitted by Section 9.07 (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary. For the avoidance of doubt, funds expended by the Borrower or any of its Subsidiaries for any of the foregoing purposes after the applicable Disposition or the Extraordinary Loss, regardless of the timing of receipt of any insurance proceeds or other payment that is included in the computation of Net Cash Proceeds, shall be included in the computation of funds that have been Reinvested.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Revolving Commitments; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirement of Law” means, as to any Person, the Organization Documents of such Person and any Law or judgment, award, decree, writ or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) as to the Tribe, the Chairman, Vice-Chairman and Treasurer of the Tribal Council of the Tribe, the Chief Operating Officer of the Tribe, the Chief Financial Officer of the Tribe and the Attorney General of the Tribe, (b) as to Borrower, the Chairman, Vice-Chairman and Treasurer of the Management Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Corporate Treasurer and the Chief Accounting Officer, and (c) as to each other Loan Party, the chief executive officer, president, chief financial officer, treasurer, secretary and manager of such Loan Party (or such Loan Party’s manager, sole member or general partner as applicable). Any document delivered hereunder that is signed by a Responsible Officer of the Tribe or a Loan Party shall be conclusively presumed to have been authorized by all necessary tribal, corporate, limited liability company, partnership and/or other action on the part of the Tribe or such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Tribe or such Loan Party.
“Restricted Debt Issuance” means the incurrence by the Borrower or any Restricted Subsidiary after the Closing Date of any Credit Agreement Refinancing Indebtedness pursuant to Section 2.19 or any Indebtedness that is not permitted by Section 9.03.
“Restricted Payment” means (a) any transfer of cash or other Property from Borrower or any of its Restricted Subsidiaries to the Tribe or any of its members or Outside Affiliates, (b) any retirement, redemption, purchase or other acquisition for value by the Borrower or any of its Restricted Subsidiaries of any Capital Stock of the Borrower or any Restricted Subsidiary from the Tribe or any of its Outside Affiliates, (c) the declaration or payment by the Borrower or any of its Restricted Subsidiaries of any dividend, distribution or similar payment to the Tribe or any of its members or any of its Outside Affiliates, (d) any Investment (whether by means of loans, advances or otherwise) by the Borrower or any of its Restricted Subsidiaries in Securities or other obligations of the Tribe or any of its Outside Affiliates, or (e) any other payment, assignment or transfer, whether in cash or other Property, from Borrower or any of its Restricted Subsidiaries to the Tribe or any of its members or Outside Affiliates, including the payment of any tax, fee, charge or assessment imposed by the Tribe on Borrower, its Restricted Subsidiaries, their revenues or the Authority Property; provided that none of (A) Permitted Tribal Payments, (B) the making of payments by the Borrower or any of its Restricted Subsidiaries to the Tribe or any of its Affiliates or members in consideration of Property, goods and services provided to Borrower or any of its Restricted Subsidiaries by, or other contractual arrangement (including without limitation the Earth Hotel Lease) with, the Tribe or its Affiliates or members to the extent permitted by Section 9.08, (C) Specified Employee Compensation Payments, (D) the provision of services by the Borrower or any of its Restricted Subsidiaries to the Tribe, its members or any of its Affiliates in the ordinary course of business in exchange for reasonable consideration to Borrower or any of its Restricted Subsidiaries, (E) payments under the Lease, (F) taxes and other charges permitted pursuant to Section 7.07, (G) assessment by the Tribe against Borrower or any of its Restricted Subsidiaries of the regulatory costs and expenses of the Tribe associated with Borrower or any of its Restricted Subsidiaries, (H) Investments in Unrestricted Subsidiaries or joint ventures of the Borrower and its Restricted Subsidiaries otherwise permitted hereunder or (I) the making of Priority Distributions (subject to the limitations set forth in the definition of “Priority Distributions”), shall be considered Restricted Payments.
“Restricted Subsidiary” means each Subsidiary of the Borrower that is not an Unrestricted Subsidiary. The Borrower may at any time designate an Unrestricted Subsidiary as a Restricted Subsidiary in a written notice from the Borrower to the Administrative Agent so long as (a) no Event of Default shall have occurred and be continuing at the time and immediately after giving effect to such designation, and (b) after giving effect to such designation, the Borrower would be in compliance with Section 9.10 on a Pro Forma Basis as of the last day of the fiscal quarter most recently ended.
“Revolving Borrowing” or “Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of ~~Eurodollar Rate~~SOFR Loans, having the same Interest Period made or otherwise held by each of the Revolving Lenders pursuant to Section 2.01.
“Revolving Commitment” or “Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01 (including Extended Revolving Commitments and Other Revolving Commitments), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate amount not to exceed the amount set forth opposite such Revolving Lender’s name in the column labeled “Revolving Commitment” on Annex A, in any subsequent Assignment and Assumption or in any Refinancing Amendment or Extension Amendment, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Commitment Increase Lender” has the meaning specified in Section 2.15(d).
“Revolving Credit Facility” means the Initial Revolving Credit Facility, any Other Revolving Credit Facility and any Extended Revolving Facility, as the case may be.
“Revolving Extension Request” has the meaning specified in Section 2.20(a).
“Revolving Lender” means each Person party hereto that holds a Revolving Commitment.
“Revolving Loan” means each Loan made by a Revolving Lender under any Revolving Credit Facility.
“Revolving Loan Notice” means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of ~~Eurodollar Rate~~SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Revolving Note” means a promissory note made by the Borrower to a Revolving Lender evidencing that Lender’s Pro Rata Share of the Aggregate Revolving Commitments, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.
“Right of Others” means, as to any Property in which a Person has an interest, (a) any legal or equitable right, title or other interest (other than a Lien) held by any other Person in or with respect to that Property, and (b) any option or right held by any other Person to acquire any right, title or other interest in or with respect to that Property, including any option or right to acquire a Lien.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Second Lien Collateral Trustee” means Citizens Bank, in its capacity as Collateral Trustee under the Collateral Trust Agreement for the benefit of the holders of the Second Lien Notes and the other Parity Lien Secured Parties (as defined in the Collateral Trust Agreement), together with its permitted successors and assigns in such capacity.
“Second Lien Notes” shall mean the 8.000% Second Priority Senior Secured Notes due 2026, issued by the Borrower pursuant to the Second Lien Notes Indenture.
“Second Lien Note Documents” means, collectively, the Second Lien Notes, the Second Lien Notes Indenture and the Second Lien Security Documents.
“Second Lien Notes Indenture” means that certain Indenture, dated as of January 26, 2021, as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements hereof and thereof, by the Borrower, the Second Lien Notes Trustee and the Guarantors party thereto.
“Second Lien Notes Trustee” means U.S. Bank National Association, in its capacity as trustee under the Second Lien Notes Indenture, together with its permitted successors and assigns in such capacity.
“Second Lien Security Documents” shall mean the “Security Documents” as defined in the Second Lien Notes Indenture.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between a Loan Party and a Cash Management Bank.
“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party and any Hedge Bank.
“Secured Parties” means, collectively, the Lenders (including the L/C Issuer and the Swingline Lender), the Hedge Banks under the Secured Hedge Agreements, the Cash Management Banks under the Secured Cash Management Agreements, the Administrative Agent and the Collateral Trustee.

“Securities” means any Capital Stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, membership interests, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.
“Security Agreement” means that certain First Lien Security Agreement, dated as of the ~~date hereof~~Closing Date, by the Borrower, each Guarantor (other than the WNBA Subsidiary) as of the Closing Date and each future Restricted Subsidiary that may subsequently become party thereto in favor of the Collateral Trustee for the ratable benefit of the Secured Parties and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement).
“Security Documents” means, collectively, the Security Agreement, the Pledge Agreement, each Account Control Agreement, the Leasehold Mortgage, the Landlord Consent, the Pocono Mortgages, the Mohegan Golf Mortgage, the Collateral Trust Agreement, each joinder agreement to the Collateral Trust Agreement (including in respect of any Permitted Junior Lien Indebtedness), any Customary Intercreditor Agreement, the MGHC Pledge Agreement, and any other pledge agreement, hypothecation agreement, security agreement, account control agreement, assignment, deed of trust, mortgage or similar instrument executed by the Borrower or a Restricted Subsidiary in favor of the Collateral Trustee or any Secured Party to grant or perfect a Lien to secure the Obligations.
“Senior Secured Indebtedness” means, at any time, the aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Borrower and of the Restricted Subsidiaries which is secured by Liens on property or assets of the Borrower or any the Restricted Subsidiaries as of such date (other than any such Indebtedness that is expressly subordinated in right of payment to the Obligations pursuant to a written agreement).
“Senior Secured Leverage Ratio” means the ratio of (a) Senior Secured Indebtedness to (b) Consolidated EBITDA for the most recently ended Test Period. Subject to Section 1.08, for purposes of determining such ratio, Senior Secured Indebtedness shall be calculated as of the last day of the applicable Test Period on a Pro Forma Basis.
“Senior Unsecured Notes” means the Borrower’s 7.875% senior notes due 2024, issued pursuant to that certain indenture, dated as of October 14, 2016, among the Borrower, the Tribe, the guarantors party thereto and U.S. Bank National Association, as trustee.
“SOFR” means~~, with respect to any Business Day,~~  a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day~~as published by the SOFR Administrator on the ~~SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.~~website of the SOFR Administrator, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Revolving Loan that bears interest at a rate based on Term SOFR or the Daily SOFR Rate, other than pursuant to clause (c) of the definition of “Base Rate”.
“Solvent” and “Solvency” shall mean, for any Person on a particular date, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable. For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, without duplication.
“SPC” has the meaning specified in Section 12.07(g).
“Special Purpose Restricted ~~Subsidiaries~~Subsidiary” means ~~(i)~~ the WNBA Subsidiary ~~and (ii) until such time as it becomes a Guarantor, the CT Expo Subsidiary, in each case~~, to the extent and for so long as the same ~~constitute~~constitutes a Restricted ~~Subsidiaries~~Subsidiary.
“Specified Employee Compensation Payments” means payments to the Tribe in respect of the Borrower’s executive benefit plan, in an aggregate amount not to exceed $5,000,000 per annum, that would otherwise be paid as compensation to employees of the Borrower who are participants of the plan.
“Specified Equity Contribution” has the meaning specified in Section 10.05(b).
“Specified Transaction” means (a) any incurrence or repayment of Indebtedness of the Borrower or a Restricted Subsidiary, (b) any Investment that results in a Person that is not a Subsidiary becoming a Restricted Subsidiary or an Unrestricted Subsidiary, (c) any Disposition, designation or redesignation of a Subsidiary that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary or an Unrestricted Subsidiary becoming a Restricted Subsidiary, (d) any acquisition or Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, in each case under this subsection (d), with a fair market value of at least $10,000,000 or constituting all or substantially all of the assets of a Person or (e) the making of any Restricted Payment hereunder.
“Specified Tribal Contribution” means (i) that certain $20,000,000 investment made by the Tribe in the Borrower on August 28, 2020, of which $5,000,000 was loaned to the Borrower in the form of Subordinated Indebtedness and $15,000,000 was contributed thereto (the “Existing Specified Tribal Contribution”); provided that, for the avoidance of doubt, it is understood and agreed that the Borrower made a repayment to the Tribe in an amount equal to $5,000,000 and all interest accrued and unpaid thereon on the Closing Date; and (ii) at any time after the Closing Date, any cash contributed by the Tribe to the Borrower or its Restricted Subsidiaries or loaned thereto to the extent such loan shall be in the form of Subordinated Indebtedness; provided~~,~~ that (x) until the Second Lien Notes are repaid, redeemed, repurchased, exchanged or otherwise satisfied in full, such Subordinated Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Second Lien Notes and until the Senior Unsecured Notes are repaid, redeemed, repurchased, exchanged or otherwise satisfied in full, such

Subordinated Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Senior Unsecured Notes, (y) until the Second Lien Notes and the Senior Unsecured Notes are repaid, redeemed, repurchased, exchanged or otherwise satisfied in full, such Subordinated Indebtedness bears interest solely in-kind and not in cash and (z) any Specified Tribal Contribution made after the Closing Date in the form of Subordinated Indebtedness shall be on substantially identical terms to the portion of the Existing Specified Tribal Contribution constituting Subordinated Indebtedness (other than with respect to principal amount, interest rate and maturity, but in any event subject to satisfaction of the conditions in the preceding clauses (x) and (y)).
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid (as such date may be extended from time to time) including as a result of any mandatory sinking fund payment or mandatory redemption in the documentation governing such Indebtedness in effect on the ~~date hereof~~Closing Date or, if such Indebtedness is incurred after the ~~date hereof~~Closing Date, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means all unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms reasonably satisfactory to the Administrative Agent, in right of payment to the payment in full in cash of all Obligations, including the portion of the Existing Specified Tribal Contribution constituting Indebtedness.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Supported QFC” has the meaning specified in Section 12.34.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subsection (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swingline” means the revolving credit facility made available by the Swingline Lender pursuant to Section 2.04.
“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.
“Swingline Lender” means Bank of America, N.A., in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder and under the Autoborrow Agreement.
“Swingline Loan” has the meaning specified in Section 2.04(a).
“Swingline Sublimit” means, at any time, an amount equal to $25,000,000. The Swingline Sublimit is part of, and not in addition to, the Revolving Credit Facilities.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means a rate per annum equal to the greater of (a) the sum of (i) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) Government Securities Business Days prior to the first day of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Term SOFR Determination Day plus (ii) the Term SOFR Adjustment, and (b) the Floor.
“Term SOFR Adjustment” means 0.10000%.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (“CME”) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Term SOFR~~” means, for the applicable Corresponding Tenor as of the applicable Reference Time,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body.~~published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time).
“Test Period” means, for any date of determination, the period of the four most recently ended consecutive fiscal quarters of the Borrower and its Restricted Subsidiaries for which financial statements have been delivered.
“Threshold Amount” means $50,000,000.
“Title Company” means Chicago Title Insurance Company or such other title insurance company as may be reasonably acceptable to the Administrative Agent and the Collateral Trustee.
“Total Leverage Ratio” means as of the last day of each Fiscal Quarter the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated EBITDA for the most recently ended Test Period. Subject to Section 1.08, for purposes of determining such ratio, the outstanding Consolidated Funded Indebtedness shall be calculated as of the last day of the applicable Test Period on a Pro Forma Basis.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and all L/C Obligations.
“Town Agreement” means that certain Agreement, dated as of June 16, 1994, between the Tribe and the Town of Montville, Connecticut, as amended up to the Closing Date.
“Tribal Council” means the Tribal Council of the Tribe elected in accordance with the Constitution.
“Tribal Court” means any tribal court of the Tribe.
“Tribal Entity” means the Borrower and any other Person that conducts or manages gaming activities pursuant to IGRA. As of the Closing Date, the only Loan Party that is a Tribal Entity is the Borrower (the “Initial Tribal Entity”).
“Tribal Provisions” means Articles V and VII and Sections 12.01, 12.13, 12.14, 12.17, 12.18, 12.19, 12.20, 12.21, 12.22, 12.23, 12.24, 12.30 and 12.32.
“Tribe” has the meaning specified in the introductory paragraph hereto.
~~“Trigger Threshold” means that the Total Leverage Ratio as of the end of the most recently-ended Test Period is not greater than 5.75 to 1:00.~~
“Truist Securities” means Truist Securities, Inc. and its successors.

“Type” means, with respect to a Revolving Loan, its character as a Base Rate Loan or a ~~Eurodollar Rate~~SOFR Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“UCC Ordinance” means Chapter 7, Article III of the Mohegan Tribe Code, also known as Ordinance Number 98-7 of the Tribe.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Subsidiary” means (1) (a) the Subsidiaries of the Borrower designated as Unrestricted Subsidiaries on Schedule 6.13 on the Closing Date; and (b) each Subsidiary of the Borrower that is so designated in a written notice from the Borrower to the Administrative Agent so long as after giving effect to any such designation (i) no Event of Default would exist and (ii) the Borrower would be in compliance with Section 9.10 on a Pro Forma Basis as of the last day of the fiscal quarter most recently ended; and (2) any Subsidiary of an Unrestricted Subsidiary (unless contributed or otherwise transferred to such Unrestricted Subsidiary or any of its Subsidiaries by the Borrower or one or more of its Subsidiaries after the date of designation of the parent entity as an “Unrestricted Subsidiary” hereunder, in which case the Subsidiary so transferred would be required to be independently designated in accordance with the preceding clause (1)). The designation of any Subsidiary as an Unrestricted Subsidiary pursuant to clause (1) of the immediately preceding sentence shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value (as determined by the Borrower in good faith) of the assets of such Subsidiary (less any liabilities of such Subsidiary, excluding the Obligations, that will not constitute liabilities of the Borrower or any Restricted Subsidiary after such designation (and including, for the avoidance of doubt, the fair market value of any Investments of such Subsidiary in its Subsidiaries)) at the time that such Subsidiary is designated as an Unrestricted Subsidiary; provided that in the event that Salishan-Mohegan LLC shall become a Subsidiary and substantially concurrently therewith shall be designated an Unrestricted Subsidiary in accordance with the terms of this Agreement, any Investments in Salishan-Mohegan LLC outstanding as of the Closing Date and still outstanding as of the date of such designation shall be excluded from such calculation and shall not be deemed to be an additional Investment in Salishan-Mohegan LLC. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. ~~Notwithstanding anything to the contrary contained in this Agreement (except, for the avoidance of doubt, the immediately following proviso), until the first date that the Borrower shall have achieved the Trigger Threshold, the Borrower shall not be permitted to newly designate any~~

~~Subsidiary as an Unrestricted Subsidiary; provided, however, that nothing herein shall be deemed to restrict existing Unrestricted Subsidiaries from forming new Subsidiaries which shall be Unrestricted Subsidiaries.~~
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 12.34.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(d)(ii)(B)(III).
“Weighted Average Life to Maturity” shall mean, on any date and with respect to any Indebtedness (or any applicable portion thereof), an amount equal to (a) the scheduled repayments of such Indebtedness to be made after such date, multiplied by the number of days from such date to the date of each such scheduled repayment divided by (b) the aggregate outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness being refinanced or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness vis-à-vis the amortization schedule prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.
“WNBA Agreements” means the WNBA Membership Agreement, dated as of January 28, 2003, between WNBA, LLC, a Delaware limited liability company, and the WNBA Subsidiary.
“WNBA Subsidiary” means Mohegan Basketball Club LLC, a limited liability company formed under the Laws of the Tribe and a wholly-owned Subsidiary of the Borrower, which is the owner and operator of the Women’s National Basketball Association franchise known as the Connecticut Sun.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Year-End Available Amount Gross-Up” means, for the fourth Fiscal Quarter of each Fiscal Year, an amount equal to (a) the applicable ECF Percentage multiplied by the aggregate amount of Excess Cash Flow for the Fiscal Year ending on the last day of such Fiscal Quarter (or, in the case of the Fiscal Year ending September 30, 2021, for the period from the first day of the first full Fiscal Quarter after the Closing Date through September 30, 2021) minus (b) the aggregate Quarterly Excess Cash Flow for the first three (3) Fiscal Quarters of such Fiscal Year (or, in the case of the determination made for the fourth Fiscal Quarter for the Fiscal Year ending September 30, 2021, each Fiscal Quarter commencing after the Closing Date except for the fourth Fiscal Quarter for such Fiscal Year).

1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)    The term “including” is by way of example and not limitation.
(iv)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” The word “or” is not exclusive.
(d)    Unless the context otherwise requires, the expressions “payment in full” “paid in full” and any other similar terms or phrases when used with respect to the Obligations, when used in any Loan Document, shall mean the termination of all the Commitments, payment in full, in cash, of all of the Obligations (other than (x) any unasserted contingent reimbursement or indemnity obligations, (y) L/C Obligations that have been Cash Collateralized pursuant to the terms of this Agreement and (z) Obligations arising under any Secured Hedge Agreement or Secured Cash Management Agreement) and the cancellation or expiration of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized pursuant to the terms of this Agreement or as to which other arrangements satisfactory to the Administrative Agent and L/C Issuer shall have been made).
(e)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms. (a) Except as otherwise specifically prescribed herein, all accounting terms used herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements.
(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the

Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)    Notwithstanding the foregoing provisions of this Section 1.03 (i) to the extent that any person or entity listed on Schedule 1.03 which the Borrower does not currently consolidate in accordance with GAAP is required to be consolidated with the Borrower for any reason other than its direct or indirect majority equity ownership, such person or entity shall be deconsolidated for purposes of calculating compliance with the financial covenants in Section 9.10 and (ii) any lease that is accounted for by any Person as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date by any Person may, in the sole discretion of the Borrower, be accounted for as an operating lease and not as a Capital Lease, notwithstanding any change in GAAP occurring after the Closing Date.
1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
1.06    Times of Day; Rates.
(a)    Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
(b)    The Administrative Agent does not warrant~~, nor~~ or accept responsibility for, ~~nor~~and shall ~~the Administrative Agent~~not have any liability with respect to ~~the~~(i) administration, ~~submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.~~construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the Base Rate, the Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (ii) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (iii) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (iv) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.07    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time, giving effect to any draws thereunder prior to such time that may not be re-drawn; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.08    Certain Calculations and Tests.
(a)    Notwithstanding anything to the contrary herein, the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated in the manner prescribed by this Section 1.08; provided that notwithstanding anything to the contrary in subsections (b) or (c) of this Section 1.08 when calculating the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Fixed Charge Coverage Ratio, as applicable, for purposes of determining actual compliance (and not pro forma compliance or compliance on a Pro Forma Basis) with any financial covenant pursuant to Section 9.10, the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period (other than the entry into and initial borrowings under this Agreement, the issuance of the Second Lien Notes, the application of the proceeds of each of the foregoing and the other transactions consummated in connection therewith on or about the Closing Date) shall not be given pro forma effect (but, for the avoidance of doubt, such events as took place on or after the first day of the applicable Test Period but on or prior to the end of the applicable Test Period shall be given pro forma effect).
(b)    For purposes of calculating the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Fixed Charge Coverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If, since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.
(c)    In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment,

prepayment, retirement, exchange, extinguishment or satisfaction and discharge) any Indebtedness included in the calculations of the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Fixed Charge Coverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility), (i) during the applicable Test Period and/or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on (A) the last day of the applicable Test Period in the case of the Total Leverage Ratio and the Senior Secured Leverage Ratio and (B) the first day of the applicable Test Period in the case of the Fixed Charge Coverage Ratio. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness); provided that, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period. Interest on a Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, ~~a London~~an interbank offered rate, a secured overnight funding rate or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower may designate.
(d)    Notwithstanding anything to the contrary herein, unless the Borrower otherwise notifies the Administrative Agent, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence; provided that this subsection (d) shall apply solely with respect to the incurrence of Indebtedness pursuant to Section 9.03 and shall not apply to any transactions entered into (or consummated) in reliance on any provision of Article IX (other than Section 9.03).
1.09    Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when determining compliance with any applicable conditions to the consummation of any Limited Condition Transaction (including, without limitation, any Default or Event of Default condition), the date of determination of such applicable conditions shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such applicable conditions are calculated as if such Limited Condition Transaction and other related transactions had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date for which financial statements are available to the Administrative Agent, the Borrower or Restricted Subsidiary could have taken such action on the relevant LCT Test Date in compliance with the applicable conditions thereto, such applicable conditions shall be deemed to have been complied with, unless an Event of Default pursuant to Section 10.01(a), (f) or (g) shall be continuing on the date such Limited Condition Transaction is actually consummated. For the avoidance of doubt, if an LCT Election is made, the applicable conditions thereto shall not be tested at the time of consummation of such Limited Condition Transaction. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated both (x) on a Pro Forma Basis assuming such Limited Condition Transaction and other related transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (y) on a Pro Forma Basis assuming such Limited Condition Transaction and other related transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated, and the applicable action shall only be permitted if there is sufficient availability under the applicable ratio or basket under both of the calculations pursuant to subsection (x) and (y).
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that the aggregate amount of any Borrowing of Revolving Loans on the Closing Date may not exceed $175,000,000; provided, further, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or ~~Eurodollar Rate~~SOFR Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Revolving Loans.
(a)    Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of ~~Eurodollar Rate~~SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Revolving Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Revolving Loan Notice. Each such Revolving Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Government Securities Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~SOFR Loans or of any conversion of ~~Eurodollar Rate~~SOFR Loans to Base Rate Revolving Loans, and (ii) on the requested date of any Borrowing of Base Rate Revolving Loans~~; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or~~

~~continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders~~. Each Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Revolving Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Loan Notice shall specify (i) whether the Borrower is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of ~~Eurodollar Rate~~SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, (v) the Facility pursuant to which the Borrowing is being requested, and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar Rate~~SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurodollar Rate~~SOFR Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender that holds a Commitment (or, in the case of any Facility after the making of the applicable Revolving Loans, each Lender that holds any such Revolving Loans) under the applicable Facility of the amount of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender that holds a Commitment under the applicable Facility shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is a part of the initial Credit Extensions on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Citizens Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)    Except as otherwise provided herein, a ~~Eurodollar Rate~~SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar Rate~~SOFR Loan. During the existence of a Default, no Revolving Loans may be requested as, converted to or continued as ~~Eurodollar Rate~~SOFR Loans without the consent of the Required Lenders.

(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders funding such Loans of the interest rate applicable to any Interest Period for ~~Eurodollar Rate~~SOFR Loans upon determination of such interest rate. The determination of the ~~Eurodollar Rate~~Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders holding such Loans of any change in the Base Rate promptly following such change.
(e)    After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Revolving Loans.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swingline Loans shall not exceed such Revolving Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    The L/C Issuer shall not issue any Letter of Credit, if:
(A)    Subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
(B)    The expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) all of the Revolving Lenders and the L/C Issuer have approved such expiry date or (y) such Letter of Credit is Cash Collateralized on terms and pursuant to arrangements satisfactory to the applicable L/C Issuer; provided that in the case of any such Letter of Credit that is so Cash Collateralized, the obligations of the Revolving Lenders to participate in such Letter of Credit pursuant to this Section 2.03 shall terminate upon the Letter of Credit Expiration Date.
(iii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate any Laws or one or more policies of the L/C Issuer;
(C)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial face amount less than $25,000;
(D)    such Letter of Credit is to be denominated in a currency other than Dollars;
(E)    such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(F)    any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)    The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of

Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)    The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Sections 11.03, 11.04 and 11.05 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in such Sections included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Pro Rata Share of all Revolving Credit Facilities times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of subsection (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or any Loan Party that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 2:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”) to the extent the Borrower receives notice of draw prior to 12:00 p.m. on the Honor Date, and not later than 11:00 a.m. on the Business Day following the Honor Date otherwise, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans under the Revolving Commitment to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.
(v)    Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this subsection (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 12.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;
(vi)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vii)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Restricted Subsidiary.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in subsections (i) through (v) of Section 2.03(e); provided, however, that anything in such subsections to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or expressly permitted under any law, order, or practice that is required or expressly permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share a Letter of Credit fee (the “Letter of Credit Fee”) equal to the Applicable Rate times the daily maximum amount available to be drawn under each Letter of Credit. Letter of Credit Fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)    Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in such amounts and at such times as agreed from time to time by the Borrower and the L/C Issuer, but in any event not to exceed 0.125% per annum.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, any Person other than the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby represents and warrants that the issuance of any Letters of Credit at the Borrower’s request for the account of any other Person will inure to the benefit of the Borrower.
2.04    Swingline Loans.
(a)    The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make “Revolving Loans” (as defined in the Autoborrow Agreement) (each such loan, a “Swingline Loan”) to the Borrower from time to time during the Availability Period on the terms and conditions set forth in the Autoborrow Agreement in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Revolving Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swingline Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Revolving Commitment. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Pro Rata Share times the amount of such Swingline Loan.
(b)    The Autoborrow Agreement. The terms of the Swingline Loans shall be governed by the Autoborrow Agreement, including, without limitation, interest rates (including interest payable upon a Default or Event of Default), borrowing notices and the place, timing and manner of payments of interest, principal and other amounts; provided that, for the avoidance of doubt, any refinancing of a Swingline Loan with a Revolving Loan, and any participation interest of a Revolving Lender in a Swingline Loan, shall be governed by this Agreement.
(c)    Refinancing of Swingline Loans.
(i)    The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Revolving Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swingline Loans then outstanding; provided that the Administrative Agent may from time to time (but no more frequently than once per week) in its sole and absolute discretion require that the Swingline Lender make such a request for Base Rate Revolving Loans. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Swingline Lender or the Administrative Agent, as applicable, shall furnish the Borrower with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Revolving Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Revolving Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.
(ii)    If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount (with interest as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this subsection (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender through the Administrative Agent its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swingline Lender.
(ii)    If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 12.06 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender.
(e)    Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans pursuant to the terms and conditions of the Autoborrow Agreement. Until each Revolving Lender funds its Base Rate Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swingline Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swingline Lender.

(f)    Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
2.05    Prepayments.
(a)    The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form agreed by the Administrative Agent and the Borrower and be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of ~~Eurodollar Rate~~SOFR Loans and (B) on the date of prepayment of Base Rate Revolving Loans; (ii) any prepayment of a Borrowing of ~~Eurodollar Rate~~SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of a Borrowing of Base Rate Revolving Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, such other amount equal to the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) and Facility of Revolving Loans to be prepaid and the conditions (which may only relate to the incurrence of Indebtedness or the receipt of proceeds of a Disposition or capital contribution by the Borrower or its Restricted Subsidiaries), if any, to such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, subject to satisfaction or waiver of any conditions specified in such notice (which conditions may only relate to the incurrence of Indebtedness or the receipt of proceeds of a Disposition or capital contribution by the Borrower or its Restricted Subsidiaries). Any prepayment of a ~~Eurodollar Rate~~SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders under the applicable Facility in accordance with their respective Pro Rata Shares.
(b)    The Borrower may, at any time or from time to time, voluntarily prepay Swingline Loans in accordance with the terms and conditions of the Autoborrow Agreement.
(c)    If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Loans and Swingline Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.
(d)    Within five (5) Business Days after (i) any Restricted Debt Issuance by the Borrower or any Restricted Subsidiary or (ii) the incurrence or issuance by the Borrower of any Permitted Unsecured Indebtedness or Permitted Junior Lien Indebtedness pursuant to Section 9.03(i)(i), the Borrower shall repay Loans in an aggregate principal amount equal to 100% of the Net Cash Proceeds from such Restricted Debt Issuance or incurrence or issuance of such unsecured Indebtedness or such Permitted Junior Lien Indebtedness and the Commitments of each Lender shall be ratably reduced by, in the aggregate, the amount of such Net Cash Proceeds.
(e)
(i)    Within five (5) Business Days after the receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds of any Disposition of any

Authority Property (other than a Pocono Disposition, a Mohegan Sun Disposition or Dispositions expressly permitted under Sections 9.05(a), (b), (c), (d), (e), (f) (other than a Disposition in the form of a sale, rather than a lease, sublease or similar transaction), (g), (h), (i), (j) or (l)) or any Extraordinary Loss, the Borrower shall repay Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds and the Commitments of each Lender shall be ratably reduced by, in the aggregate, the amount of such Net Cash Proceeds; provided that if the Borrower shall certify at the time of such receipt that it intends to Reinvest all or a portion of such Net Cash Proceeds (the Net Cash Proceeds that are so designated for Reinvestment pursuant to such certification, “Designated Net Cash Proceeds”), the Borrower may use the Designated Net Cash Proceeds for such purposes; provided, further, that to the extent the Borrower shall not have Reinvested the Designated Net Cash Proceeds by the date that is one year after the receipt thereof, the Borrower shall use any such remaining Designated Net Cash Proceeds that have not been Reinvested to repay Loans on such date and the Commitments of each Lender shall be ratably reduced by, in the aggregate, the amount of such remaining Designated Net Cash Proceeds; provided, further, that any such Net Cash Proceeds received as a result of losses or the taking of assets at (A) Pocono may only be used in connection with the foregoing provisos to replace, restore, repair or purchase capital assets used in connection with Pocono and (B) Mohegan Sun may only be used in connection with the foregoing provisos to replace, restore, repair or purchase capital assets used in connection with Mohegan Sun; provided, further, that the Borrower shall not be required to repay Loans pursuant to this subsection (e)(i) unless and until the aggregate amount of Net Cash Proceeds from such Dispositions and Extraordinary Losses (other than such Net Cash Proceeds that have been Reinvested pursuant to the foregoing provisos) is equal to or greater than $10,000,000; provided, further, that, notwithstanding the foregoing, the Borrower and the Restricted Subsidiaries shall not have the right to elect to Reinvest the Net Cash Proceeds of any Disposition or series of related Dispositions with aggregate Net Cash Proceeds in excess of $100,000,000 and all of the Net Cash Proceeds of any such Disposition or series of related Dispositions shall be required to repay Loans pursuant to this subsection (e)(i) and the Commitments of each Lender shall be ratably reduced by, in the aggregate, the amount of such Net Cash Proceeds.
(ii)    Within five (5) Business Days after the receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds of a Pocono Disposition, the Borrower shall prepay Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds and the Commitments of each Lender shall be ratably reduced by, in the aggregate, the amount of such Net Cash Proceeds.
(iii)    Within five (5) Business Days after the receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds of a Mohegan Sun Disposition, the Borrower shall prepay Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds and the Commitments of each Lender shall be ratably reduced by, in the aggregate, the amount of such Net Cash Proceeds.
(f)    All prepayment of Loans made pursuant to subsections (d) or (e) of this Section 2.05 shall be applied ratably to repay the Revolving Loans and reduce the Revolving Commitments.
(g)    The Borrower shall deliver to the Administrative Agent (who will notify each Lender) notice of each prepayment required under Section 2.05(d) or (e) not less than three (3) Business Days prior to the date such prepayment shall be made (each such date, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the principal amount of each Loan (or portion thereof) to be prepaid and Commitments to be reduced and (iii) the Type of each Loan being prepaid. The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under Sections 2.05(d) or (e), a certificate signed by a Responsible Officer setting forth in reasonable detail the calculation of the amount of such prepayment.
(h)    Notwithstanding the foregoing provisions of this Section 2.05, any Net Cash Proceeds from any Disposition or Extraordinary Loss otherwise required to be applied to prepay the Loans may, at the Borrower’s option, be applied to prepay the principal amount of Incremental Equivalent Debt secured by the Collateral on a pari passu basis with the Obligations only to (and not in excess of) the extent to which a mandatory prepayment in respect of such Disposition or Extraordinary Loss is required under the terms of such Incremental Equivalent Debt (with any remaining Net Cash Proceeds applied to prepay outstanding Loans and reduce Commitments in accordance with the terms hereof), unless such application would result in the holders of such Incremental Equivalent Debt receiving in excess of their pro rata share (determined on the basis of the aggregate outstanding principal amount of Loans and such Incremental Equivalent Debt at such time) of such Net Cash Proceeds relative to Lenders, in which case such Net Cash Proceeds may only be applied to prepay the principal amount of such Incremental Equivalent Debt on a pro rata basis with outstanding Loans. To the extent the holders of such Incremental Equivalent Debt decline to have such indebtedness repurchased, repaid or prepaid with any such Net Cash Proceeds, the declined amount of such Net Cash Proceeds shall promptly (and, in any event, within five (5) Business Days after the date of such rejection) be applied to prepay Loans and reduce Commitments in accordance with the terms hereof (to the extent such Net Cash Proceeds would otherwise have been required to be applied if such Incremental Equivalent Debt was not then outstanding). Any such application to Incremental Equivalent Debt shall reduce any prepayments otherwise required hereunder by an equivalent amount.
2.06    Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.
2.07    Repayment of Loans.
(a)    The Borrower shall repay in full to each Revolving Lender on the Maturity Date for any Revolving Credit Facility the aggregate principal amount of Revolving Loans outstanding under such Facility on such date.
(b)    The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the request of the Swingline Lender or the Administrative Agent pursuant to Section 2.04(c), with the proceeds of a Revolving Loan, and (ii) the latest Maturity Date for any then-effective Revolving Credit Facility.

2.08    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Revolving Loan under the Initial Revolving Credit Facility that is a ~~Eurodollar Rate~~SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to ~~the Eurodollar Rate~~Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Revolving Loan under the Initial Revolving Credit Facility that is a Base Rate Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum set forth in the Autoborrow Agreement or any other rate as the Borrower and the Swingline Lender may agree; (iv) each Other Revolving Loan shall bear interest on the outstanding principal amount thereof at the rate per annum set forth in the Refinancing Amendment for the applicable Facility; and (v) each Extended Revolving Loan shall bear interest on the outstanding principal amount thereof at the rate per annum set forth in the Extension Amendment for the applicable Facility.
(b)    (i)    If any amount of principal of any Loan (other than a Swingline Loan) is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Loan and Obligations in respect of Swingline Loans) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(iv)    The Swingline Loans shall bear interest at the “Default Rate” (as defined in the Autoborrow Agreement) as provided in the Autoborrow Agreement, which interest shall be payable on the terms set forth in the Autoborrow Agreement.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders in writing of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.09    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)    Unused Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share of each Revolving Credit Facility, an unused fee equal to the Applicable Rate for such Revolving Credit Facility times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Aggregate Revolving Commitments for purposes of determining the unused fee. The unused fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for any Revolving Credit Facility. The unused fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    ~~Upfront Fees. The Borrower shall pay to each Revolving Lender, on the Closing Date, upfront fees in an amount equal to 0.50% of the Revolving Commitment of such Revolving Lender on the Closing Date~~[Reserved].
(c)    Other Fees. The Borrower shall pay to the Arrangers and the Administrative Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the ~~Eurodollar~~Daily SOFR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the

Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article X.
2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans under the applicable Facility in addition to such accounts or records. Each Lender may attach schedules to its Revolving Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a), each Revolving Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally.
(a)    All payments to be made by the Borrower shall be made without deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)    If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)    Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing of ~~Eurodollar Rate~~SOFR Loans (or, in the case of any Revolving Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Revolving Borrowing) that such

Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Revolving Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i)    if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Revolving Loans and the obligations of the Revolving Lenders to fund participations in Letters of Credit and Swingline Loans are several and not joint. The failure of any Lender to make any Revolving Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13    Sharing of Payments. If, other than as expressly provided elsewhere herein (including by way of a permitted assignment), any Lender shall obtain on account of the Revolving Loans made by it, or the participations in L/C Obligations or in Swingline Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders entitled to such payment such participations in the Revolving Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swingline Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Revolving Loans or such participations, as the case may be, pro rata with each other Lender entitled to such payment; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 12.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
2.14    [Reserved].
2.15    Incremental Facilities.
(a)    Request for Increase. Provided there exists no Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Revolving Commitments under any Revolving Credit Facility (an “Increased Revolving Commitment”); provided that (i) any such Increased Revolving Commitments shall be in a minimum amount of $10,000,000 and (ii) the aggregate amount of all Increased Revolving Commitments incurred pursuant to this Section 2.15 on such date shall not exceed the Incremental Loan Amount as of the date of incurrence thereof.
(b)    Notification by the Administrative Agent; Additional Lenders. Any Increased Revolving Commitments may, at the option of the Borrower, be provided by existing Lenders or, subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld) but only to the extent the Administrative Agent’s consent would be needed for an assignment to such Lender under Section 12.07, the Borrower may also invite additional Eligible Assignees to become Lenders (each, an “Additional Lender”). For the avoidance of doubt, no existing Lender shall have any obligation to provide any portion of any Increased Revolving Commitments.
(c)    Closing Date and Allocations. The Administrative Agent, the Borrower and the lenders participating therein shall determine the effective date (the “Increase Effective

Date”) and the final allocation of any Increased Revolving Commitments. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.
(d)    Conditions to Effectiveness of Increases. As conditions precedent to any such increase,
(i)    immediately before and immediately after giving effect to such increase, (A) the representations and warranties contained in Articles V and VI and the other Loan Documents shall be true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, except that any such representation or warranty qualified by materiality or as to Material Adverse Effect shall be true and correct in all respects and except that for purposes of this Section 2.15, the representations and warranties contained in subsection (a) of Section 6.05 shall be deemed to refer to the latest of the Audited Financial Statements and the most recent statements furnished pursuant to subsections (a) and (b) of Section 8.01 and (B) no Event of Default shall exist,
(ii)    the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, (y) in the case of the Borrower, certifying that, the conditions described in subsection (i) above have been satisfied,
(iii)    the Administrative Agent shall have received a joinder agreement (each, an “Incremental Joinder”) duly executed by the Borrower, each Lender providing any portion of such Increased Revolving Commitments and the Administrative Agent setting forth the commitments and other provisions relevant to such Increased Revolving Commitments, which shall in each case be customary for facilities of such type and, in the case of any Additional Lender, include the agreement by such Additional Lender to become a party to this Agreement,
(iv)    the Borrower shall have delivered legal opinions, to the extent reasonably requested by the Administrative Agent, relating to such Increased Revolving Commitments covering matters similar to those covered in the opinions delivered on the Closing Date,
(v)    [reserved],
(vi)    any Lenders and Additional Lenders in respect of Increased Revolving Commitments may be paid such fees as the Borrower and such Lenders and Additional Lenders may agree,
(vii)    [reserved],
(viii)    if requested by the Administrative Agent or the Collateral Trustee (in each case, in its sole discretion), the Administrative Agent and Collateral Trustee shall have received modification endorsements, or a commitment acceptable to the Administrative Agent to obtain modification endorsements, to the title policies increasing the title insurance thereunder to an aggregate amount of not less than the sum of the Revolving Commitment (as increased by any Increased Revolving Commitment),

(ix)    the Administrative Agent and the Collateral Trustee shall have received such amendments and modifications in respect of the Collateral (including date-downs of the title policies) as the Administrative Agent or the Collateral Trustee may reasonably request, and
(x)    after giving effect to such Increased Revolving Commitments, the Borrower would be in compliance with Section 9.10 on a Pro Forma Basis (calculated as though any such Increased Revolving Commitments were fully drawn).
If the Borrower increases the Revolving Commitments (a) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of the Increased Revolving Commitments (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Commitment and (b) if, on the date of such increase, there are any Revolving Loans outstanding, the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Revolving Lenders, and incur additional Revolving Loans from certain other Revolving Lenders, in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding Borrowing of Revolving Loans in accordance with their respective Pro Rata Share (after giving effect to any increase in the Revolving Commitments pursuant to this Section 2.15) and with the Borrower being obligated to pay to the respective Revolving Lenders any costs of the type referred to in Section 3.05 in connection with any such repayment and/or Borrowing. The Borrower shall also pay any costs and expenses (including, without limitation, Attorney Costs) incurred in connection with the increase of any Commitment pursuant to this Section 2.15.
(e)    Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.15 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, (x) benefit equally and ratably from the Guaranty and the Collateral and constitute Priority Lien Obligations under the Collateral Trust Agreement and (y) not have any borrower or guarantors other than the Borrower and the Guarantors or benefit from any collateral other than the Collateral. Any Increased Revolving Commitments shall have terms identical to the terms of the existing Revolving Commitments of the relevant Revolving Credit Facility hereunder; provided, however, that (A) upfront fees may be paid to Lenders providing such Increased Revolving Commitments as agreed by such Lenders and the Borrower and (B) the conditions applicable to the incurrence of such Increased Revolving Commitments shall be as provided in this Section 2.15.
(f)    Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 2.13 or 12.01 to the contrary.
2.16    Cash Collateral.
(a)    Certain Credit Support Events. If there shall exist a Defaulting Lender, within one (1) Business Day following any written request by the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority lien and security interest in all cash, deposit accounts and all balances therein employed to Cash Collateralize L/C Obligations in accordance with Section 2.16(a) and Section 2.17, and in all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.16 or Section 2.17 in respect of Letters of Credit shall be held and applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce the L/C Issuer’s Fronting Exposure shall be released pursuant to this Section 2.16 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 12.06(b)(vi))), or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, that, subject to Section 2.17 the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.17    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, and Section 12.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting ~~Lender's~~Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.
(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to subsection (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to subsection (iv) below, (y) pay to the L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting

Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Aggregate Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause any Non-Defaulting Lender’s aggregate Pro Rata Share of the Total Revolving Outstandings to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 12.29, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in subsection (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders under the applicable Facility or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans under any Facility to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares of such Facility (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.18    [Reserved].
2.19    Refinancing Amendments.
(a)    At any time after the Closing Date, the Borrower may obtain Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Revolving Loans (or unused Revolving Commitments) then outstanding under this Agreement (which for purposes of this subsection (a) will be deemed to include any Revolving Loan (or unused Revolving Commitments) under the Initial Revolving Credit Facility, Other Revolving Loans (or unused Other Revolving Commitments) and Extended Revolving Loans), in the form of Other Revolving Loans or Other Revolving Commitments pursuant to a Refinancing Amendment; provided that, notwithstanding anything to the contrary in this Section 2.19 or otherwise, (1) the borrowing and repayment of Loans with respect to Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, except in the case of (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of any Facility and (C) repayment made in connection with a permanent repayment and termination of commitments of any Facility (subject to subsection (2) below), (2) the permanent repayment of Revolving Loans with respect to, and termination of, Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis among all Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments under any Facility on a non-pro rata basis if such Facility has an earlier maturity date than any Facility not so reduced, and (3) assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02, and to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) a certificate of each Loan Party dated as of the effective date of such Refinancing Amendment signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such refinancing, (y) in the case of the Borrower, certifying that, before and after giving effect to such refinancing, (A) the representations and warranties contained in Articles V and VI and the other Loan Documents are true and correct on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.19, the representations and warranties contained in subsection (a) of Section 6.05 shall be deemed to refer to the latest of the Audited Financial Statements and the most recent statements furnished pursuant to subsections (a) and (b) of Section 8.01, and (B) no Default exists, and (ii) legal opinions reasonably requested by the Administrative Agent relating to the matters described above covering matters similar to those covered in the opinions delivered on the Closing Date. Each issuance of Credit Agreement Refinancing Indebtedness under this Section 2.19(a) shall be in an aggregate principal amount that is (x) not less than $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.
(b)    The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Revolving Loans and Other Revolving Commitments, as applicable). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19.
(c)    This Section 2.19 shall supersede any provisions in Section 2.13 or 12.01 to the contrary.
2.20    Extension of Loans and Commitments.
(a)    The Borrower may at any time request that all or a portion of the Revolving Commitments of any then existing Facility (an “Existing Revolving Facility” and any related Revolving Loans thereunder, “Existing Revolving Loans”) be modified to constitute another Facility of Revolving Commitments in order to extend the scheduled maturity date thereof (any such Revolving Commitments which have been so modified, “Extended Revolving Commitments” and any related Revolving Loans, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.20. In order to establish any Extended Revolving

Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Revolving Facility) (a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which terms shall be identical to those applicable to the Revolving Commitments of the Existing Revolving Facility from which they are to be modified except (i) the scheduled termination date of the Extended Revolving Commitments and the related scheduled maturity date of the related Extended Revolving Loans shall be extended to the date set forth in the applicable Extension Amendment, (ii) (A) the interest rate with respect to the Extended Revolving Loans may be higher or lower than the interest rate for the Revolving Loans of such Existing Revolving Facility and/or (B) additional fees may be payable to the Lenders providing such Extended Revolving Commitments, in each case, to the extent provided in the applicable Extension Amendment, (iii) the Applicable Rate with respect to the Extended Revolving Commitments may be higher or lower than the Applicable Rate for the Revolving Commitments of such Existing Revolving Facility and (iv) the covenants set forth in Article IX may be modified in a manner acceptable to the Borrower, the Administrative Agent and the Lenders party to the applicable Extension Amendment, such modifications to become effective only after the latest Maturity Date of any Facility in effect immediately prior to giving effect to such Extension Amendment (it being understood that each Lender providing Extended Revolving Commitments, by executing an Extension Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 2.13 or Section 12.09). Each Lender holding Extended Revolving Commitments shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Section 2.05 applicable to Existing Revolving Loans) and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranties and the Collateral and constitute Priority Lien Secured Party under the Collateral Trust Agreement. No Lender shall have any obligation to agree to have any of its Revolving Commitments of any Existing Revolving Facility modified to constitute Extended Revolving Commitments pursuant to any Revolving Extension Request. Any Extended Revolving Commitments established pursuant to the same Extension Amendment shall constitute a separate facility of Revolving Commitments (each, an “Extended Revolving Facility”) from the Existing Revolving Facility from which they were modified. If, on the date of any extension, any Revolving Loans of any Extending Lender are outstanding under the applicable Existing Revolving Facility, such Revolving Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Loans (and related participations) in the same proportion as such Extending Lender’s Extended Revolving Commitments bear to its remaining Revolving Commitments of the Existing Revolving Facility. In addition, if so provided in the relevant Extension Amendment and with the consent of the applicable L/C Issuer, upon the termination of Revolving Commitments under a Revolving Credit Facility with an earlier Maturity Date than an Extended Revolving Facility, participations in Letters of Credit under such Revolving Credit Facility shall be re-allocated from Lenders of such Revolving Credit Facility to Lenders holding Extended Revolving Commitments in accordance with the terms of such Extension Amendment; provided that (i) such participation interests shall, upon receipt thereof by the relevant Lenders holding Extended Revolving Commitments, be deemed to be participation interests in respect of such Extended Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly and (ii) such re-allocation shall not cause the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swingline Loans to exceed such Revolving Lender’s Revolving Commitment.
(b)    The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the existing Facility are requested to respond. Any Lender wishing to have all or a portion of its Revolving Commitments of the existing Facility subject to such Extension Request modified to constitute Extended Revolving

Loans and related Commitments (an “Extending Lender”) shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Commitments of the existing Facility which it has elected to modify to constitute Extended Revolving Loans and related Commitments. In the event that the aggregate amount of Revolving Commitments of the existing Facility subject to Extension Elections exceeds the amount of Extended Revolving Loans and related Commitments requested pursuant to the Extension Request or Revolving Commitments subject to such Extension Elections shall be modified to constitute Extended Revolving Loans and related Commitments on a pro rata basis based on the amount of Revolving Commitments included in such Extension Elections. The Borrower shall have the right to withdraw any Extension Request upon written notice to the Administrative Agent.
(c)    Extended Revolving Loans and related Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement reasonably satisfactory to the Administrative Agent. Each Extension Amendment shall be executed by the Borrower, the Administrative Agent and the Extending Lenders (it being understood that such Extension Amendment shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Revolving Loans and related Commitments established thereby) extending their respective Loans and Commitments thereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. An Extension Amendment may, subject to Section 2.20(a), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20 (including, without limitation, such technical amendments as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the terms and provisions of any Extended Revolving Loans and related Commitments); provided that each Lender whose Loans or Commitments are affected by such Extension Amendment shall have approved such Extension Amendment.
(d)    The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02, and to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) a certificate of each Loan Party dated as of the effective date of such Refinancing Amendment signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension, (y) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Articles V and VI and the other Loan Documents are true and correct on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.20, the representations and warranties contained in subsection (a) of Section 6.05 shall be deemed to refer to the latest of the Audited Financial Statements and the most recent statements furnished pursuant to subsections (a) and (b) of Section 8.01, and (B) no Default exists, and (ii) legal opinions reasonably requested by the Administrative Agent relating to the matters described above covering matters similar to those covered in the opinions delivered on the Closing Date.
(e)    This Section 2.20 shall supersede any provisions in Section 2.13 or 12.01 to the contrary.
2.21    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to ~~the~~

~~Reference Time in respect of~~ any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (~~1) or (2~~a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the~~the implementation of any Benchmark Replacement, and (~~iii~~ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (iv)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (~~v~~y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.21.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or the Eurodollar~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i)

above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable withholding agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent, a Loan Party, or any other applicable withholding agent, then the Administrative Agent, such Loan Party, or such withholding agent shall be entitled to make such deduction or withholding.
(ii)    If any Loan Party, the Administrative Agent, or any other applicable withholding agent shall be required by any applicable Laws to withhold or deduct any Taxes, including, but not limited to, United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent or other applicable withholding agent shall withhold or make such deductions as are reasonably determined by the Administrative Agent or such withholding agent to be required, (B) the Administrative Agent or other applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment by the Administrative Agent to the relevant Governmental Authority (provided the Administrative Agent delivers to Borrower evidence of such payment reasonably satisfactory to Borrower) of, any Other Taxes.
(i)    The Borrower shall, and does hereby indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay to the Administrative Agent as required pursuant to Section 3.01(b)(ii) below.
(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or any Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this subsection (ii).
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall promptly (x) notify Borrower and the Administrative Agent of such expiration, obsolescence or inaccuracy, and (y) update such form or certification or notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(e)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a ~~"~~“grandfathered obligation~~"~~” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable, out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(h)    For purposes of this Section 3.01, for the avoidance of doubt, the term “Lender” includes the L/C Issuer and the Swingline Lender, and the term “Laws” includes FATCA.
3.02    Illegality. If any Lender determines that as a result of any Change in Law any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain, issue or fund Credit Extensions whose interest is determined by reference to ~~the Eurodollar Rate~~SOFR or Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to such Credit Extensions or continue ~~Eurodollar Rate~~SOFR Loans or to convert Base Rate Revolving Loans to ~~Eurodollar Rate~~SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~Eurodollar Rate~~SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar Rate~~SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar Rate~~SOFR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
3.03    Inability to Determine Rates. ~~If~~Subject to Section 2.21, if, on or prior to the first day of any Interest Period for any SOFR Loan: (a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or (b) the Required Lenders determine ~~(i) (A) that dollar deposits are not being offered to banks in the London interbank market for the applicable requested amount and Interest Period with respect to a proposed Eurodollar Rate Loan, or (B)~~ that for any reason ~~adequate and reasonable means do not exist for determining the Eurodollar Rate~~in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate Loan (in each case with respect to this subsection (i), “Impacted Loans”), or (ii) that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate~~SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative

Agent, then the Administrative Agent will promptly so notify the Borrower and each Lender ~~under the applicable Facility. Thereafter, the~~. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or maintain ~~Eurodollar~~SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans ~~under such Facility~~to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent (~~upon~~with respect to clause (b) above, at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a ~~Borrowing~~borrowing of, conversion to or continuation of ~~Eurodollar Rate Loans under such Facility~~SOFR Loans (to the extent of the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a ~~Revolving~~ Borrowing of or conversion to Base Rate Loans ~~under such Facility~~ in the amount specified therein~~.~~ and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.21, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
~~Notwithstanding the foregoing, if relevant Lenders have made the determination described in subsection (i) of the first sentence of this Section 3.03, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Required Lenders revoke the notice delivered with respect to the Impacted Loans under such Facility under subsection (i) of the first sentence of this section, (2) the Required Lenders for such Facility notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender under such Facility determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.~~
3.04    Increased Cost and Reduced Return; Capital Adequacy~~; Reserves on~~
~~Eurodollar Rate Loans~~.
(a)    Changes in Law. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement contemplated by Section 3.04(e))~~ or the L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than, in each case, (A) Indemnified Taxes, (B) Taxes described in subsections (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the L/C Issuer ~~or the London interbank market~~ any other condition, cost or expense affecting this Agreement or ~~Eurodollar Rate~~ Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the L/C Issuer or other Recipient, the Borrower will pay to such Lender, the L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
~~(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan~~

~~by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 30 days from receipt of such notice.~~
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of ~~a Eurodollar Rate~~any SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 12.16;
including any loss of anticipated profits solely attributable to a decline in ~~the Eurodollar Rate~~Term SOFR after the date such Loan was made and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
~~For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.~~ Any Lender making a claim for compensation for losses pursuant to this Section 3.05 shall make such claim within 30 days after such Lender first becomes aware of the loss, cost or expense incurred by it.
3.06    Matters Applicable to all Requests for Compensation.
(a)    A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder (including calculations thereof in reasonable detail) shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Any and all claims for compensation under this Article III (other than Sections 3.01 and 3.05) shall be made by a Lender within 180 days after such Lender becomes aware of the facts or circumstances giving rise to such claim. Each Lender agrees to use reasonable efforts to designate a different lending office if such designation will avoid the need for or reduce the amount of any request for compensation under this Article III and take any other action available to reduce or mitigate such costs in each case if such action will not, in the good faith judgment of such Lender, be materially disadvantageous to such Lender.
(b)    If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 12.16(b).
3.07    Survival. All of the Borrower’s obligations under this Article III shall survive payment in full of the Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO CLOSING DATE AND CREDIT EXTENSIONS
4.01    Conditions to Closing Date. The effectiveness of this Agreement and the occurrence of the Closing Date are subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt (subject to Section 8.20) of the following, each properly executed (as applicable) by a Responsible Officer of the signing Loan Party and each other party thereto and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement by the Tribe, the Borrower, the Administrative Agent and each initial Lender party hereto;
(ii)    a Revolving Note (or Revolving Notes) executed by the Borrower and dated the Closing Date in favor of each Lender requesting a Revolving Note (or Revolving Notes);
(iii)    the Guaranty, dated as of the Closing Date, duly executed by each Loan Party and the Administrative Agent;
(iv)    the Collateral Trust Agreement, dated as of the Closing Date, duly executed by the Collateral Trustee, the Second Lien Notes Trustee, each Loan Party and the Administrative Agent;
(v)    (x) the Security Agreement, dated as of the Closing Date, duly executed by each Loan Party (other than the WNBA Subsidiary) and the Collateral Trustee and (y) the Pledge Agreement, dated as of the Closing Date, duly executed by each Loan Party (other than the WNBA Subsidiary) and the Collateral Trustee, in each case, together with:
(A)    acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), or such other evidence of filing as may be acceptable to the Administrative Agent and the Collateral Trustee, naming each of the Loan Parties (other than the WNBA subsidiary) (as appropriate) as the debtor, and the Collateral Trustee on behalf of the Secured Parties, as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent or the Collateral Trustee, desirable to perfect the security interest of the Collateral Trustee pursuant to the Security Agreement;
(B)    Uniform Commercial Code termination statements necessary to release all Liens and other rights of any Person securing any existing Liens (other than Permitted Liens);

(C)    results of customary lien, judgment and bankruptcy searches conducted in the applicable jurisdictions in which Borrower and its Restricted Subsidiaries are organized or do business;
(D)    certificates representing the pledged securities referred to on Schedule 1 to the Pledge Agreement, accompanied by undated stock powers executed in blank;
(E)    security agreements or other agreements in appropriate form for filing in the United States Patent and Trademark Office and United States Copyright Office with respect to intellectual property of the Loan Parties (other than the WNBA Subsidiaries) to the extent required pursuant to the Security Agreement; and
(F)    all other instruments and documents required to be delivered to the Collateral Trustee pursuant to the Security Agreement;
(vi)    [reserved];
(vii)    executed counterparts of the Leasehold Mortgage (including the Landlord Consent) shall have been delivered by the Borrower to the Administrative Agent and the Collateral Trustee in form and substance satisfactory to the Administrative Agent and the Collateral Trustee and in a form suitable for recordation with the Land Title and Records Office of the Bureau of Indian Affairs and with the Town of Montville, Connecticut;
(viii)    executed counterparts of the Pocono Mortgages shall have been delivered by the applicable Pocono Subsidiaries to the Administrative Agent and the Collateral Trustee, each in form and substance satisfactory to the Administrative Agent and the Collateral Trustee and each in a form suitable for recordation with the official records of the applicable county;
(ix)    executed counterparts of the Mohegan Golf Mortgage shall have been delivered by Mohegan Golf, LLC to the Administrative Agent and the Collateral Trustee in form and substance satisfactory to the Administrative Agent and the Collateral Trustee and in form suitable for recordation with the Towns of Franklin and Sprague, Connecticut;
(x)    [reserved];
(xi)    a completed Flood Determination with respect to the real property for which a mortgage is required pursuant to the foregoing;
(xii)    [reserved];
(xiii)    such documentation as the Administrative Agent may reasonably require to confirm the existence of the Tribe as a federally recognized Indian Tribe, the formation, valid existence and good standing of the Borrower and each other Loan Party, each Loan Party’s and the Tribe’s authority to execute, deliver and perform any Loan Document, and the identity, authority and capacity of each Responsible Officer authorized to act on their behalf under the Loan Documents, including, without limitation, certified copies of the Constitution, the Gaming Ordinance, the Gaming Authority Ordinance and each Guarantor’s governing documents, and amendments thereto, certified resolutions, incumbency certificates, certificates of Responsible Officers, and the like;

(xiv)    a certificate of a Responsible Officer or Secretary of the Tribe and each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Tribe or such Loan Party and the validity against the Tribe or such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(xv)    favorable written legal opinions of Wachtell, Lipton, Rosen & Katz, special counsel to Loan Parties and the Tribe, Updike, Kelly & Spellacy, P.C., special Connecticut counsel to the Loan Parties and the Tribe, Faegre Drinker Biddle & Reath LLP, special Indian law counsel to the Loan Parties and the Tribe, Rosenn, Jenkins & Greenwald LLP, special Pennsylvania counsel to the Loan Parties and the Tribe, and Eckert Seamans, special Pennsylvania gaming counsel to the Loan Parties and the Tribe, in each case addressed to the Administrative Agent, the Collateral Trustee and each Lender, and such other opinions of counsel concerning the Tribe, the Borrower, the other Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(xvi)    a certificate of the chief financial officer of the Borrower certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the transactions to occur substantially concurrent with the Closing Date, are Solvent;
(xvii)    a certificate signed by a Responsible Officer or Secretary of the Tribe and the Borrower attaching true, correct and complete copies of each of the Material Laws (other than the gaming regulations accompanying the Gaming Ordinance) and Material Agreements (including, in each case, any amendments or modifications of the terms thereof entered into as of the Closing Date);
(xviii)    a certificate signed by a Responsible Officer of the Tribe and the Borrower, as applicable, certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that (x) there has been no event or circumstance since September 30, 2020 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (y) there is no action, suit, investigation or proceeding pending or threatened in any court of before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect;
(xix)    a “declination” letter from the Office of General Counsel of the Commission in form and substance reasonably satisfactory to the Administrative Agent to the effect that (A) none of the most recent drafts submitted for review of this Agreement, the Collateral Trust Agreement, the Security Agreement, the Pledge Agreement and the Leasehold Mortgage is a “management contract” or “management agreement” within the meaning of IGRA and related regulations and confirming that (B) no approval from the Commission is required with respect to the documents specified in clause (A), and (C) none of documents specified in clause (A) violate IGRA’s sole proprietary interest requirement; and
(xx)    an executed Perfection Certificate.
(b)    The Borrower shall have effected (or will, on the Closing Date, effect) the repayment in full of all obligations and indebtedness of the Borrower and its Restricted Subsidiaries in respect of each of the Existing Credit Agreement and the Main Street Loan Agreement, including, without limitation, the termination of all outstanding commitments in effect under the Existing Credit Agreement (with the exception of obligations relating to each applicable Existing Letter of Credit issued under the Existing Credit Agreement) and the Main Street Loan Agreement, on customary terms and conditions and pursuant to documentation reasonably satisfactory to the Administrative Agent. All Liens and guarantees in respect of such obligations shall have been terminated or released (or arrangements for such termination or release reasonably satisfactory to Administrative Agent shall have been made) (with the exception of obligations relating to each applicable Existing Letter of Credit issued under the Existing Credit Agreement), and the Administrative Agent shall have received (or will, on the Closing Date, receive) evidence thereof reasonably satisfactory to the Administrative Agent and a “pay-off” letter or letters reasonably satisfactory to the Administrative Agent with respect to such obligations and such UCC termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such obligations (or arrangements for such termination or release reasonably satisfactory to the Administrative Agent shall have been made).
(c)    The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower shall have issued the Second Lien Notes (or that the Second Lien Notes will be issued substantially concurrently with the Closing Date) in an aggregate principal amount of $1,175,000,000.
(d)    Receipt by the Administrative Agent of (i) a public corporate rating with respect to the Borrower from S&P Global Inc. and (ii) a public corporate family rating with respect to the Borrower from Moody’s Investor Services, Inc.
(e)    The Lenders shall have received at least five (5) days prior to the Closing Date (i) all documentation and other information reasonably requested in writing at least seven (7) days prior to the Closing Date by the Lenders that the Lenders reasonably determine is required by regulatory authorities from the Tribe and the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act, and (ii) if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party.
(f)    All requisite tribal and governmental authorities (in the case of the Commission, limited to the declination letter described in Section 4.01(a)(xix) above) and third parties shall have approved or consented to the transactions contemplated hereby to the extent required, there shall be no litigation, tribal, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated hereby, and none of the Secured Parties or the Arrangers shall be required to be licensed in order to take part in the transactions contemplated hereby or enforce their rights in respect thereof and the Arrangers shall be satisfied that no tribal taxes will levied on the Arrangers, the Lenders or the Facilities.
(g)    Any fees required to be paid on or before the Closing Date shall have been or shall substantially simultaneously be paid.
(h)    The Borrower shall have made arrangements satisfactory to the Administrative Agent for the Closing Date Payment to be made substantially concurrently with the Closing Date.
Without limiting the generality of the provisions of Section 11.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of ~~Eurodollar Rate~~SOFR Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower and the Tribe contained in Articles V or VI or any other Loan Document, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsection (a) of Section 6.05 shall be deemed to refer to the latest of the Audited Financial Statements and the most recent statements furnished pursuant to subsections (a) and (b) of Section 8.01; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, as applicable.
(b)    No Default shall exist or would result from such proposed Credit Extension.
(c)    The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
    Each Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of ~~Eurodollar Rate~~SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE TRIBE
The Tribe represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence and Qualification; Power; Compliance With Laws. The Tribe is federally recognized as an Indian Tribe pursuant to a determination of the Assistant Secretary - Indian Affairs, dated March 7, 1994, published in the Federal Register on March 15, 1994, as amended by a correction dated July 1, 1994, published in the Federal Register on July 20, 1994, and as an Indian Tribal government pursuant to Sections 7701(a)(40)(A) and 7871(a) of the Code. As of the Closing Date, the Tribe is a non-taxable entity for purposes of federal income taxation under the Code. The Tribe has all requisite power and authority to execute and deliver each Loan Document to which it is a party and to perform its respective Obligations. The Tribe is in material compliance with the terms of the Compact, the Gaming Authority Ordinance, the Gaming Ordinance and with all Laws and other legal requirements applicable to its existence and business (including, without limitation, IGRA and all Gaming Laws). The Tribe has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business, except, in each case, where the failure so to comply, to obtain such authority, consents, approvals, orders, licenses and permits, or to file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect. This Agreement and the other Loan Documents to which Borrower is a party are each “Contracts of The Tribal Gaming Authority” within the meaning of Section 1 of Article XIII (entitled “Tribal Gaming Authority Amendment”) of the Constitution.
5.02    Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by the Tribe of the Loan Documents have been duly authorized by all necessary Tribal Council, Management Board and other action, and do not:
(a)    require any consent or approval not heretofore obtained of any enrolled tribal member, Tribal Council member, Management Board member, security holder or creditor;
(b)    violate or conflict with any provision of the Constitution, charter, bylaws or other governing documents of the Tribe or of the Borrower;
(c)    result in or require the creation or imposition of any Lien (other than pursuant to the Security Documents) upon or with respect to any Authority Property now owned or leased or hereafter acquired;
(d)    violate any Law or Requirement of Law, including any Gaming Law, applicable to the Tribe in any material respect;
(e)    constitute a “transfer of an interest” or an “obligation incurred” that is avoidable by a trustee under Section 548 of the Bankruptcy Code of the United States, as amended, or constitute a “fraudulent conveyance,” “fraudulent obligation” or “fraudulent transfer” within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction, or any similar Law;
(f)    result in a material breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a material breach of or default under, or cause or permit the acceleration of any obligation owed under, any mortgage, indenture or loan or credit agreement or any other Contractual Obligation to which the Tribe is a party or by which the Tribe or any of its Property is bound or affected; or
(g)    require any consent or approval of any Governmental Authority, or any notice to, registration or qualification with any Governmental Authority, not heretofore obtained or obtained concurrently with the Closing Date;
and the Tribe is not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any mortgage, indenture, loan or credit agreement described in Section 5.02(f) in any respect that constitutes a Material Adverse Effect.
5.03    No Governmental Approvals Required. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority is required to authorize or permit under applicable Laws the execution, delivery and performance by the Tribe of the Loan Documents to which it is a party, other than such as have been obtained on or prior to the Closing Date.
5.04    The Nature of the Borrower. All activities of the Tribe constituting or relating to the ownership and operation of gaming facilities (including all class II and class III gaming activities within the meaning of IGRA) at Mohegan Sun and all activities of the Tribe constituting or relating to the ownership of hotel, restaurant, entertainment and resort facilities included within Mohegan Sun are conducted and owned by the Borrower or a Restricted Subsidiary pursuant to the authority granted to Borrower in the Gaming Authority Ordinance, other than (i) the development and operation of the CT Expo, which may be conducted by an

Unrestricted Subsidiary, (ii) activities of the Mohegan Tribal Finance Authority in connection with the Earth Hotel and (iii) facilities and operations constructed and conducted not in violation of any covenant contained herein, in each case of clauses (i), (ii) and (iii) other than any class II or class III gaming activities within the meaning of IGRA.
5.05    No Management Contract. Neither this Agreement nor the other Loan Documents, taken individually or as a whole, constitute “management contracts” or “management agreements” within the meaning of Section 12 of IGRA and related regulations, or deprive the Tribe and the Borrower of the sole proprietary interest and responsibility of the conduct of gaming activity at Mohegan Sun.
5.06    Real Property. As of the Closing Date, Schedule 5.06 sets forth a summary description of all real property owned by the Tribe which is leased to the Borrower, including all of the land subject to the Lease, which includes all of the land underlying Mohegan Sun, and such summary is accurate and complete in all material respects. Except as set forth in Schedule 5.06, (x) as of the Closing Date, each of the leases creating such real property leasehold estates are, and (y) the Lease is, in full force and effect and create a valid leasehold estate on the terms of such lease, and the Tribe is not in default or breach of any material provision thereof. The copies of such real property leases heretofore furnished to the Administrative Agent are true copies and there are no amendments thereto as of the Closing Date copies of which have not been furnished to the Administrative Agent.
5.07    Binding Obligations. The Loan Documents to which the Tribe is a party have been executed and delivered by the Tribe, and constitute the legal, valid and binding obligations of the Tribe, enforceable against the Tribe in accordance with their terms. The provisions of Section 12.18 are specifically enforceable against the Tribe, the Borrower and its Restricted Subsidiaries. The waivers of sovereign immunity by the Tribe contained in the Loan Documents are legal, valid, binding and irrevocable.
5.08    No Default. No event has occurred and is continuing that is a Default or an Event of Default.
5.09    Disclosure. No written statement made by or on behalf of the Tribe to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan or Letter of Credit, contains any untrue statement of a material fact or omits a material fact necessary in order to make the statement made not misleading in light of all the circumstances existing at the date the statement was made (including all other information disclosed by the Tribe, the Borrower or their respective Subsidiaries theretofore). There is no fact known to the Tribe (other than matters of a general economic nature or matters generally applicable to businesses of the types engaged in by the Borrower and its Restricted Subsidiaries) which would constitute a Material Adverse Effect that has not been disclosed in writing to the Administrative Agent and the Lenders.
5.10    Gaming Laws. The Tribe is in material compliance with all applicable Gaming Laws.
5.11    Arbitration. To the extent that any dispute among the parties to the Loan Documents is initiated in or referred to the Tribal Court, (i) such court lacks discretion to refuse to compel arbitration among the parties to the dispute to the extent that such dispute has been submitted to arbitration pursuant to Section 12.18, and (ii) such court is obligated to honor and enforce any award by an arbitrator or any judgment or order of a state or federal court, without review of any nature by such court.

5.12    Recourse Obligations. Under current Law, no obligation of the Tribe of any type or nature may be recourse to Borrower unless, and only to the extent that, the Borrower has become an express obligor with respect thereto, and the Tribe has no authority, independent of the Borrower, to incur any obligation on behalf of the Borrower, to bind any Authority Property, or to grant Liens upon any Authority Property.
5.13    No Pending Referendum. No Tribal law permits any tribal member to challenge by referendum or initiative any action of the Tribal Council authorizing and approving the execution and delivery of any Loan Document or the application of the proceeds of the Loans and Letters of Credit (“Referendum Action”). No Referendum Action is, to the Tribe’s knowledge, threatened or pending which would reduce the obligations of the Tribe or Borrower under the Loan Documents or impair the enforceability of the Loan Documents or the rights of the Administrative Agent and the Lenders thereunder or cause a Material Adverse Effect.
5.14    Allocation Plan. Subject to the making of the Priority Distributions, all revenues of the Borrower and its Restricted Subsidiaries ~~(until the date on which it becomes a Guarantor, other than the CT Expo Subsidiary)~~ are available to make payments required under the Loan Documents and such required payments under the Loan Documents are required to be paid as and when due prior to any applicable allocation of such revenues under the Allocation Plan or other applicable law.
5.15    Indian Lands. The lands on which the Mohegan Sun gaming operations of the Tribe and the Borrower are conducted are “Indian lands” as defined in the IGRA and the Borrower has the right to conduct class II and class III gaming on such lands under (x) the IGRA, (y) with respect to class III gaming, the Compact, and (z) applicable law.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE BORROWER
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
6.01    Existence, Qualification and Power. The Borrower is an unincorporated governmental instrumentality of the Tribe, duly organized and validly existing under the laws of the Tribe. Each of the Restricted Subsidiaries is an unincorporated governmental instrumentality of the Tribe, corporation, partnership, limited liability company or other entity duly organized and validly existing under the laws of the jurisdiction of its organization. As of the Closing Date, each of the Borrower and its Restricted Subsidiaries is a non-taxable entity for purposes of federal income taxation under the Code and the gaming and other revenues of the Borrower and its Restricted Subsidiaries are exempt from federal income taxation. To the extent required by Law, the Borrower and its Restricted Subsidiaries are qualified to do business and are in good standing under the laws of each jurisdiction in which they are required to be qualified by reason of the location or the conduct of their business, except where failure to so qualify would not have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries each have all requisite power and authority to (a) conduct their respective businesses and to own and lease their respective Properties, except as could not reasonably be expected to have a Material Adverse Effect and (b) to execute and deliver each Loan Document to which they are a party and to perform their respective Obligations. The Borrower and its Restricted Subsidiaries are in material compliance with the terms of the Compact, the Gaming Ordinance, the Gaming Authority Ordinance and with all Laws and other legal requirements applicable to their existence and business (including, without limitation, IGRA and all Gaming Laws), have obtained all authorizations, consents, approvals, orders, licenses and permits from, and have accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of their business, except, in each case, where the failure to so comply, to obtain such authority, consents, approvals, orders, licenses and permits, or to file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect~~; provided that until the first date that the Borrower shall have achieved the Trigger Threshold, the failure to obtain or accomplish any of the foregoing arising out of, resulting from or in connection with COVID-19 shall not be a breach of this last sentence of Section 6.01.~~.
6.02    Authorization; No Contravention. The execution, delivery and performance by the Borrower and its Restricted Subsidiaries of the Loan Documents have been duly authorized by all necessary Tribal Council, Management Board and other action, and do not:
(a)    require any consent or approval not heretofore obtained of any enrolled tribal member or Tribal Council member, Management Board member, security holder or creditor;
(b)    violate or conflict with any provision of the Constitution, charter, bylaws or other governing documents of the Tribe, the Borrower or its Restricted Subsidiaries;
(c)    result in or require the creation or imposition of any Lien (other than pursuant to the Security Documents) upon or with respect to any Authority Property now owned or leased or hereafter acquired;
(d)    violate any Law or Requirement of Law, including any Gaming Law, applicable to the Tribe, the Borrower or its Restricted Subsidiaries, except for such violations that could not reasonably be expected to have a Material Adverse Effect; or
(e)    result in a breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any mortgage, indenture or loan or credit agreement or any other Contractual Obligation to which the Tribe, the Borrower or any of its Restricted Subsidiaries is a party or by which the Tribe, the Borrower, its Restricted Subsidiaries or any of their Property is bound or affected, except, in each case, to the extent that such breach, default or acceleration could not reasonably be expected to have a Material Adverse Effect.
6.03    Governmental Authorization; Other Consents; Compliance with Law. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority or any other Person, in each case material to the operations of the Borrower and its Restricted Subsidiaries, is required to authorize or permit under applicable Laws the execution, delivery and performance by the Borrower and its Restricted Subsidiaries of the Loan Documents to which they are parties, other than such as have been obtained on or prior to the Closing Date. The Borrower and its Restricted Subsidiaries are not in violation of any Requirement of Law, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect.
6.04    Binding Effect. The Loan Documents to which the Borrower and its Restricted Subsidiaries are party have been duly executed and delivered by the Borrower and its Restricted Subsidiaries, as applicable. The Loan Documents executed by the Borrower and its Restricted Subsidiaries constitute the legal, valid and binding obligations of the Borrower and its Restricted Subsidiaries, as applicable, enforceable against Borrower and its Restricted Subsidiaries, as applicable, in accordance with their terms. The waivers of sovereign immunity by the Borrower and its Restricted Subsidiaries contained in the Loan Documents are legal, valid, binding and irrevocable.

6.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    Since September 30, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect~~; provided that until the first date that the Borrower shall have achieved the Trigger Threshold, for the purposes of this Section 6.05(b), a “Material Adverse Effect” under clause (a) of the definition thereof shall not include effects, events, occurrences, facts, conditions or changes arising out of, resulting from or in connection with COVID-19.~~.
6.06    Litigation. Except as specifically disclosed in Schedule 6.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) as of the Closing Date, purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect~~; provided that until the first date that the Borrower shall have achieved the Trigger Threshold, for the purposes of this Section 6.06, a “Material Adverse Effect” under clause (a) of the definition thereof shall not include effects, events, occurrences, facts, conditions or changes arising out of, resulting from or in connection with COVID-19.~~.
6.07    No Default. Neither the Borrower nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
6.08    Ownership of Property; Liens.
(a)    As of the Closing Date, the Borrower and its Restricted Subsidiaries have good and valid title to all the Authority Property reflected in the financial statements described in Section 6.05 other than immaterial items of Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Liens permitted by Section 9.01 and Permitted Rights of Others, provided that title to the real property comprising a portion of Mohegan Sun is held by the United States in trust on behalf of the Tribe. The Authority Property includes all real, mixed and personal property which is operationally integral to the on-reservation gaming activities of the Borrower.
(b)    As of the Closing Date, Schedule 5.06 sets forth a summary description of all real property leasehold estates held by the Borrower from the Tribe (including the real property underlying Mohegan Sun), which summary is accurate and complete in all material respects. Except as set forth in Schedule 5.06, (x) as of the Closing Date, each of the leases creating such real property leasehold estates are, and (y) the Lease is, in full force and effect and create a valid leasehold estate on the terms of such lease, and neither Borrower nor the Tribe is in default or breach of any material provision thereof. The copies of such real property leases heretofore furnished to the Administrative Agent are true copies and there are no amendments thereto existing as of the Closing Date copies of which have not been furnished to the Administrative Agent. As of the Closing Date, Schedule 6.08A sets forth a summary description of all real property owned or leased by the Pocono Subsidiaries, and Schedule 6.08B sets forth a summary description of all real property owned or leased by Mohegan Golf, LLC.
6.09    Environmental Compliance. The Borrower and its Restricted Subsidiaries are in compliance with all Environmental Laws and are not subject to any Environmental Liabilities, in each case except as specifically disclosed in Schedule 6.09 and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.10    Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.
6.11    Taxes. The Borrower and each of its Restricted Subsidiaries has filed all Federal, state and other material tax returns and reports required to be filed, and has paid, all Federal, state and other material Taxes levied or imposed upon it or its properties, income or assets otherwise due and payable, except such Taxes (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) as could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
6.12    ERISA Compliance. As of the Closing Date neither Borrower nor any ERISA Affiliate maintains, contributes to or is required to contribute to any “employee pension benefit plan” that is subject to Title IV of ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, the Borrower and each ERISA Affiliate are in compliance with the applicable provisions of ERISA and the Code, have not incurred any material liability to the PBGC or any Plan and no Reportable Event or transaction prohibited by Section 4975 of the Code or Section 406 of ERISA has occurred.
6.13    Subsidiaries. As of the Closing Date, Schedule 6.13 correctly sets forth the names, form of legal entity, U.S. taxpayer identification number, number of shares of Capital Stock issued and outstanding, and the record owner thereof and jurisdictions of organization of all Subsidiaries of the Borrower and designates which Subsidiaries are Unrestricted Subsidiaries. As of the Closing Date, all of the outstanding shares of Capital Stock of each Restricted Subsidiary are owned directly or indirectly by the Borrower, there are no outstanding options, warrants or other rights to purchase Capital Stock of any such Restricted Subsidiary, and all such Capital Stock so owned is duly authorized, validly issued, fully paid and non-assessable, and was issued in compliance with all applicable state and federal securities and other Laws, and is free and clear of all Liens, except for Liens permitted under Section 9.01.
6.14    Margin Regulations; Investment Company Act.
(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulations U and X issued by the ~~FRB~~Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    Neither the Tribe, any Loan Party nor any other Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

6.15    Disclosure. All written reports, financial statements, certificates and other written information (other than projections, estimates, budgets, forward looking statements and information of a general economic or industry nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement, on or prior to the Closing Date (as modified or supplemented by other information so furnished on or prior to the Closing Date), when taken as a whole, were complete and correct in all material respects and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized that such projected financial information is not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).
6.16    Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except as would not be reasonably expected to have a Material Adverse Effect. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Restricted Subsidiary infringes upon any rights held by any other Person, except as would not be reasonably expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 6.16, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
6.17    Security Documents. The Security Agreement creates a valid Lien in favor of the Collateral Trustee for the benefit of the Secured Parties and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement) on the Collateral described therein securing the Obligations and the other Priority Lien Obligations (as defined in the Collateral Trust Agreement), which Lien is perfected to the fullest extent that the same may be perfected by the filing of financing statements under the applicable state versions of the UCC and the UCC Ordinance. Upon recordation with the Land Title and Records Office of the Bureau of Indian Affairs and with the town of Montville, Connecticut, the Leasehold Mortgage creates a valid and perfected Lien in favor of the Collateral Trustee for the benefit of the Secured Parties and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement) in the collateral described therein securing the Obligations and the other Priority Lien Obligations (as defined in the Collateral Trust Agreement). The Pocono Mortgages create a valid and perfected Lien in favor of the Collateral Trustee for the benefit of the Secured Parties and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement) in the collateral described therein securing the Obligations and the other Priority Lien Obligations (as defined in the Collateral Trust Agreement) of the applicable Pocono Subsidiaries. The Mohegan Golf Mortgage creates a valid and perfected Lien in favor of the Collateral Trustee for the benefit of the Secured Parties and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement) in the collateral described therein securing the Obligations and the other Priority Lien Obligations (as defined in the Collateral Trust Agreement) of Mohegan Golf, LLC. The Pledge Agreement creates a valid Lien in favor of the Collateral Trustee for the benefit of the Secured Parties and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement) in the pledged collateral described therein securing the Obligations and the other Priority Lien Obligations (as defined in the Collateral Trust Agreement) and all action necessary to perfect the Liens so created has been taken and completed. The Account Control Agreements are effective to perfect the Lien in favor of the Collateral Trustee for the benefit of the Secured Parties and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement) in the Operating Accounts securing the Obligations and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement). Each of the Liens described in this Section are of first priority, subject only to Liens permitted under Section 9.01 and matters described in Schedule 9.01. Each of the other Security Documents creates a valid Lien in favor of the Collateral Trustee for the benefit of the Secured Parties and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement) on the collateral described therein, securing the Obligations and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement).
6.18    OFAC. Neither any Loan Party, nor any of their respective Subsidiaries, or, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent or Affiliate thereof is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by the United Nations Security Council, the European Union or, to the extent applicable to such Loan Party, Subsidiary or Affiliate, any member state of the European Union, or (iii) organized, resident or permanently located in a Designated Jurisdiction. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
6.19    Anti-Corruption Laws. Each Loan Party and each of their respective Subsidiaries have conducted their businesses in material compliance with, to the extent applicable to such Loan Party and such Subsidiary, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions. and have instituted and maintained policies and procedures designed to promote and achieve material compliance with such laws.
6.20    EEA Financial Institutions. No Loan Party is an Affected Financial Institution.
6.21    Tribal Court Enforcement. To the extent that any dispute among the parties to the Loan Documents is initiated in or referred to the Tribal Court, (i) such court lacks discretion to refuse to compel arbitration among the parties to the dispute, to the extent that such dispute has been submitted to arbitration pursuant to Section 12.18, and (ii) such court is obligated to honor and enforce any award by an arbitrator or any judgment or order of a state or federal court, without review of any nature by such court.
6.22    Deposit Accounts. The Borrower and its Restricted Subsidiaries do not maintain any Operating Account which is not listed on Schedule 6.22 or the existence of which has not been disclosed to the Administrative Agent, the Collateral Trustee and the Lenders in writing (it being understood that the foregoing shall not be deemed to restrict the ability of the Borrower to open or close Operating Accounts, subject to compliance with applicable provisions of the Loan Documents).

6.23    No Licensure Required. None of the Collateral Trustee and the parties to this Agreement is required to register with, give notice to any Person or receive any permit or license from any Gaming Board or other Governmental Authority by reason of any Laws of the Tribe or Gaming Laws in connection with its entering into any Loan Document, receipt of any Note, performance, observance or enforcement (except for authorizations, approvals or notices to or from Gaming Boards (other than tribal Gaming Boards) in connection with the enforcement of remedies) of any obligation of such party under any Loan Document, in each case except as such registration has been obtained, such notice has been given or such permit or license has been received on or prior to the Closing Date.
6.24    Solvency. As of the Closing Date, the Borrower (on a consolidated basis with its Subsidiaries) is Solvent after giving effect to the transactions contemplated by this Agreement to occur on the Closing Date.
6.25    Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification (if any) is true and correct in all material respects.
6.26    Designation as Senior Debt. All Obligations shall be “Designated Senior Indebtedness” for purposes of and as defined in any existing or future indenture between the Borrower and a trustee relating to any subordinated debt issued by the Borrower, if and to the extent that such term (or any comparable term) is defined therein as providing specific rights to certain holders of senior Indebtedness.
ARTICLE VII
COVENANTS OF THE TRIBE
From the Closing Date until payment in full of the Obligations:
7.01    Ownership and Operation of Mohegan Sun. The Tribe shall:
(a)    Not develop, own, operate or manage Northeast Gaming Operations other than (i) through the Borrower, a Subsidiary of the Borrower or a joint venture of the Borrower (with any one or more entities that are not Affiliates of the Tribe unless they are Subsidiaries of the Borrower) or (ii) as in existence on the Closing Date;
(b)    Cause the Borrower to have the sole and exclusive right to operate Mohegan Sun at all times; provided that the Borrower may delegate its right to operate the Mohegan Sun to one or more employees, agents, independent contractors, managers, operators or other Persons not prohibited by the terms of this Agreement, and any such delegation shall not constitute a breach of this clause; and
(c)    Not permit any Person other than the Tribe to acquire any Ownership Interest whatsoever in the Borrower.
7.02    Sovereign Immunity; Jurisdiction and Venue. The Tribe shall not abrogate or take any action to abrogate the Tribe’s waiver of sovereign immunity and consent to jurisdiction or any waiver of sovereign immunity or consents to jurisdiction provided by the Borrower or any Guarantor pursuant to this Agreement and the other Loan Documents.
7.03    The Lease and the Landlord Consent. The Tribe shall continuously abide by the terms of the Lease and the Landlord Consent in all material respects.
7.04    Preservation of Existence; Operation. The Tribe shall:

(a)    Do all things necessary to maintain the existence of the Tribe as a federally recognized Indian Tribe under 25 C.F.R. Part 83 and as an Indian Tribal government pursuant to Sections 7701(a)(40)(A) and 7871(a) of the Code; and
(b)    Not (i) dissolve, liquidate, reorganize or restructure the Borrower or any Restricted Subsidiary or MGHC Subsidiary, other than as permitted under this Agreement, (ii) terminate gaming operations conducted by the Borrower, or (iii) authorize gaming operations (other than class I gaming under IGRA) on its reservation other than through the Borrower.
7.05    Prohibited Transactions.
(a)    The Tribe shall not knowingly accept or retain a Restricted Payment from the Borrower in violation of this Agreement; and
(b)    In the event that the Tribe or any agency, instrumentality, political subunit or Subsidiary (other than the Borrower and its Subsidiaries) of the Tribe receives, directly or indirectly, any payment, distribution or transfer from the Borrower or any Restricted Subsidiary at a time when such payment, distribution or transfer is prohibited by the terms of this Agreement, the Tribe shall hold such payment in trust for the benefit of, and pay forthwith over and deliver promptly to the Borrower; provided that, if an Event of Default resulting in acceleration of the Obligations has occurred and is continuing, such payment shall be paid forthwith over and delivered promptly to the Administrative Agent.
7.06    Amendments to Material Laws and Agreements. The Tribe shall:
(a)    Not rescind the Lease or amend the terms of the Lease in any manner that would be materially adverse to the economic interests of the Secured Parties or which could reasonably be expected to impair, delay, hinder or interfere with, in any material manner, any right or remedy of the Secured Parties, subject to the provisions described under Section 12.22.
(b)    Not amend or rescind any other Material Agreements or Material Law (in each case unless any such amendment is a legitimate effort to ensure that the Borrower and Mohegan Sun conduct gaming operations in a manner that is consistent with applicable laws, rules and regulations (other than Tribal laws, rules and regulations) or that protects the environment, the public health and safety, or the integrity of the Borrower or Mohegan Sun) to restrict or eliminate the exclusive right of the Borrower to conduct gaming operations on the existing reservation of the Tribe located adjacent to Uncasville, Connecticut in a manner that would be materially adverse to the economic interests of Secured Parties or which could reasonably be expected to impair, delay, hinder or interfere with, in any material manner, any right or remedy of the Secured Parties; provided that this provision shall not prohibit any change to the UCC Ordinance arising automatically from a corresponding change to the Uniform Commercial Code of the State of Connecticut.
(c)    Not take any other regulatory or governmental action (including, without limitation, amending the Constitution, the Gaming Ordinance (or accompanying gaming regulations), the UCC Ordinance, the Compact or the Town Agreement, or applying the Gaming Ordinance or gaming regulations in a discriminatory manner against the Secured Parties), or enact any ordinance, law, rule or regulation that would have a material adverse effect on the economic interests of the Secured Parties, or which could reasonably be expected to impair, delay, hinder or interfere with, in any material manner, any right or remedy of the Secured Parties or the Obligations of the Tribe or the other Loan Parties under this Agreement and the other Loan Documents (in each case, unless any such foregoing action is a legitimate effort to ensure that the Borrower and Mohegan Sun conduct gaming operations in a manner that is consistent with applicable laws, rules and regulations (other than Tribal laws, rules and regulations) or that protects the environment, the public health and safety, or the integrity of the Borrower or Mohegan Sun); provided that this provision shall not prohibit any change to the UCC Ordinance arising automatically from a corresponding change to the Uniform Commercial Code of the State of Connecticut.
7.07    Impairment of Contracts; Imposition of Governmental Charges. The Tribe shall not demand, impose or receive any tax, charge, assessment, fee or other imposition (except as specifically contemplated by Sections 9.06 or 9.08) or impose any regulatory or licensing requirement, against Borrower, its Restricted Subsidiaries or their customers or guests, their operations or Authority Property (including, without limitation, Mohegan Sun or Pocono), the Secured Parties, the Arrangers, the Loan Documents, the employees, officers, directors, patrons or vendors of the Borrower and its Restricted Subsidiaries, other than (i) as provided in the Gaming Ordinance, (ii) charges upon Borrower and the Restricted Subsidiaries to pay the actual and reasonable regulatory expenditures of the Mohegan Tribal Gaming Commission under the Gaming Ordinance, (iii) fees imposed on Borrower and its Restricted Subsidiaries by the Commission under IGRA, (iv) the actual costs to the Tribe of services provided to Borrower under the Town Agreement, and (v) sales, use, room occupancy and related excise taxes, including admissions and cabaret taxes and any other taxes imposed by the Tribe at rates which are not more onerous than corresponding or similar taxes which may be imposed by the State of Connecticut or local governments in the surrounding area, provided that the Tribe shall not impose any taxes which are the functional equivalent of property taxes, gross receipts or gross revenues taxes, business franchise taxes or income taxes upon Borrower and its Restricted Subsidiaries, and any such taxes shall (x) be of general application to all similarly situated persons, (y) not be duplicative of Permitted Tribal Payments, and (z) be rationally related to the overall tax policy of the Tribe.
7.08    Segregation of Property. The Tribe shall not fail to segregate Tribal assets from assets of the Borrower or any Restricted Subsidiary or MGHC Subsidiary.
7.09    Trust Property. The Tribe shall not convey into trust with the federal government of the United States any Authority Property other than real property.
7.10    Liens on Authority Property. The Tribe shall not permit or incur any consensual liability of the Tribe (or of any Governmental Component of the Tribe) to be or become a legal obligation of the Borrower or any of its Restricted Subsidiaries or MGHC Subsidiary or a liability for which assets of the Borrower or any of its Restricted Subsidiaries or MGHC Subsidiary may be bound, other than a liability that the Borrower or its Restricted Subsidiaries are permitted or not prohibited from incurring on their own behalf under this Agreement.
7.11    Bankruptcy Matters; etc.
(a)    The Tribe shall not (i) take any action to enact any Debtor Relief Law that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Secured Parties provided for in this Agreement, (ii) exercise any power of eminent domain or condemnation over the assets of the Borrower or any of its Restricted Subsidiaries or MGHC Subsidiary (other than any such exercise that would not materially adversely affect the economic rights and benefits of the Secured Parties) or (iii) take any action, pursuant to or within the meaning of Debtor Relief Law, to appoint or consent to the appointment of a custodian, receiver or trustee (or other similar office) of the Borrower or any Restricted Subsidiary (other than any Restricted Subsidiary that is not a tribal entity) or MGHC Subsidiary or for all or substantially all of the property of the Borrower or any Restricted Subsidiary (other than any Restricted Subsidiary that is not a tribal entity) or MGHC Subsidiary; and

(b)    the Tribe agrees that upon any payment or distribution of assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Borrower or Mohegan Sun, the Secured Parties shall be entitled to receive payment in full in respect of all principal, premium, interest and other amounts owing in respect of the Obligations before any payment or any distribution to the Tribe.
7.12    Challenges by the Tribe. The Tribe shall:
(a)    Not directly or indirectly challenge the validity or legality of any provision of this Agreement or any other Loan Document in any court or other forum on the basis that this Agreement or any other Loan Document violates or fails to comply with IGRA or such other statutes, laws, ordinances or government rules and regulations applicable to federally-recognized Indian tribes; and
(b)    Not initiate or participate in any proceeding to have the interests of the Secured Parties under this Agreement or any other Loan Document declared invalid or unenforceable on the basis that this Agreement or any other Loan Document (a) provides any Person with a proprietary interest in any gaming activity in contravention of the requirements under IGRA, including 25 U.S.C. Section 2710(b)(2)(A), or under the Constitution and any tribal law, ordinance or resolution including, without limitation, the Gaming Ordinance, or (b) constitutes, individually or as a whole, a “management contract” or a “management agreement” under IGRA, including 25 U.S.C. Section 2711, and its implementing regulations, or as otherwise provided under the Constitution and any tribal law ordinance or resolution, including, without limitation, the Gaming Ordinance.
7.13    Access to Lands of the Tribe. The Tribe shall not take any action that impairs necessary access to the lands of the Tribe by the Borrower for purposes of operating Mohegan Sun and conducting the business of Mohegan Sun.
7.14    Compliance with Law. Any action taken by the Tribe to comply with federal or state law that would otherwise violate Article VII hereof shall be taken only after prior written notice to the Administrative Agent, accompanied with an officer’s certificate and opinion of counsel that such action is required by federal or state law. To the extent possible under the federal or state law, the Tribe shall give the Administrative Agent at least 30 days prior written notice of any such action.
7.15    Impairment of Contracts. The Tribe agrees that any action taken in violation of Sections 7.02, 7.06, 7.07, 7.11 or 7.12 shall be deemed in contravention of Article XIV (“Non-Impairment of Contracts”) of the Constitution of the Tribe.
7.16    Mohegan Sun Korea Management Agreement. The Tribe agrees that (a) if the Tribe or one or more Affiliates or instrumentalities of the Tribe (other than the Borrower or any Restricted Subsidiaries and other than Inspire Integrated Resort Co. Ltd., or its successors or assigns to the ownership or operation of the Mohegan Sun Korea Project (“Inspire”) and its Subsidiaries), on the one hand, and Inspire, on the other hand, enter into any management agreement, development agreement, licensing agreement or other agreement providing for the payment of a fee relating to the Mohegan Sun Korea Project (a “Mohegan Sun Korea Management Agreement”), any fees actually paid by Inspire to any such entity pursuant to such Mohegan Sun Korea Management Agreement shall, to the extent lawfully permitted, promptly be distributed, contributed or otherwise transferred to the Borrower or a Restricted Subsidiary, net of any fees, costs or expenses incurred or reasonably expected to be incurred by such entity in connection with such Mohegan Sun Korea Management Agreement; and (b) if the Tribe or one or more Affiliates or instrumentalities of the Tribe (other than the Borrower or any

Restricted Subsidiaries) receives any dividends, distributions or other payments or amounts from Inspire on account of its ownership of any equity interest therein, such entity shall, to the extent lawfully permitted, promptly cause any such amounts to be distributed to the Borrower or a Restricted Subsidiary, net of any fees, costs or expenses incurred or reasonably expected to be incurred by such entity in connection with its ownership of such equity interest.
ARTICLE VIII
AFFIRMATIVE COVENANTS OF THE BORROWER
From the Closing Date until payment in full of the Obligations:
8.01    Financial Statements. The Borrower shall deliver to the Administrative Agent for delivery to each Lender:
(a)    as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ending September 30, 2021), a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than a qualification or exception pertaining to the upcoming maturity of a Facility occurring within one (1) year from the time such report and opinion is delivered) or any qualification or exception as to the scope of such audit;
(b)    as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower (commencing with the Fiscal Quarter ending December 31, 2020), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)    Within ten (10) Business Days after the delivery of financial statements pursuant to Section 8.01(a) or 8.01(b) with respect to any Fiscal Year or Fiscal Quarter, as applicable, a reconciliation substantially in the form attached hereto as Exhibit K, or such other form as shall be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), of consolidated EBITDA for the period covered thereby derived from such financial statements to Consolidated EBITDA for such period as determined hereunder.
8.02    Certificates; Other Information. The Borrower shall:
(a)    concurrently with the delivery of the financial statements referred to in Section 8.01(a), deliver to the Administrative Agent for delivery to each Lender, to the extent reasonably available, consistent with the policies of the applicable accounting firm, a certificate of its independent certified public accountants stating that in making the examination necessary for such financial statements no knowledge was obtained of any Default under Article IX or, if any such Default shall exist, stating the nature and status of such event;
(b)    deliver to the Administrative Agent for delivery to each Lender, within five (5) Business Days after the delivery of the financial statements referred to in Sections 8.01(a) and (b) (commencing with the delivery of the financial statements for the Fiscal Quarter ended December 31, 2020), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
(c)    promptly after any request by the Administrative Agent or any request by a Lender made through the Administrative Agent, deliver to the Administrative Agent for delivery to each Lender copies of any audit reports, management letters or recommendations submitted to the Management Board (or the audit committee of the Management Board) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Restricted Subsidiary, or any audit of any of them;
(d)    promptly after the same are available, deliver to the Administrative Agent for delivery to each Lender, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(e)    concurrently with the delivery of the financial statements referred to in Sections 8.01(a) and (b), deliver to the Administrative Agent for delivery to each Lender management’s discussion and analysis of the important operational and financial developments of the Borrower and the Restricted Subsidiaries during such Fiscal Year or Fiscal Quarter, as applicable, in form and detail materially consistent with the Borrower’s past practice;
(f)    to the extent requested by the Administrative Agent within five (5) Business Days after the delivery of the financial statements referred to in Sections 8.01(a) and (b), the Borrower shall, within ten Business Days after such delivery, host a conference call or meeting with the Lenders;
(g)    as soon as available, and in any event no later than 120 days after the end of each Fiscal Year of the Borrower, deliver to the Administrative Agent for delivery to each Lender (other than Public Lenders) for the then current Fiscal Year a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of such current Fiscal Year, together with the related consolidated statements of projected cash flow and projected income;
(h)    promptly, deliver to the Administrative Agent for delivery to each Lender such additional information regarding the business, financial or corporate affairs of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender acting through the Administrative Agent may from time to time reasonably request;
~~(i) until the first date that the Borrower shall have achieved the Trigger Threshold, deliver to the Administrative Agent for delivery to the “private-side” of the Platform, within ten (10) Business Days after the end of each calendar month (commencing with the first calendar month ending after the Closing Date), a certificate of a Responsible Officer of the Borrower substantially in the form attached hereto as Exhibit H, or such other form as shall be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), demonstrating Borrower’s compliance with Section 9.19(a) as of the last day of the most recently ended calendar month; and~~

(i)    [reserved]; and
(j)    promptly, deliver to the Administrative Agent for delivery to each Lender such additional documentation and other information as shall have been reasonably requested in writing by the Administrative Agent or a Lender through the Administrative Agent that the Administrative Agent (or such Lender) shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 8.01 or Section 8.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such documents are publicly available through EDGAR (or any successor system of the Securities and Exchange Commission); (ii) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 12.02; or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents and the Administrative Agent shall post such documents and notify (which may be by facsimile or electronic mail) each Lender of the posting of any such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide a paper copy or a .pdf or facsimile copy of the Compliance Certificates required by Section 8.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion or the Platform not designated “Public Investor.”
8.03    Notices. The Borrower shall promptly notify the Administrative Agent for delivery to each Lender:
(a)    of the occurrence of any Default;

(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including as a result of (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any other Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any other Restricted Subsidiary and any Governmental Authority (including under any Environmental Laws); or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any other Restricted Subsidiary, including pursuant to any applicable Environmental Laws; ~~provided that until the first date that the Borrower shall have achieved the Trigger Threshold, for the purposes of this Section 8.03(b), a “Material Adverse Effect” under clause (a) of the definition thereof shall not include effects, events, occurrences, facts, conditions or changes arising out of, resulting from or in connection with COVID-19;~~
(c)    of the occurrence of any ERISA Event;
(d)    of any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary;
(e)    of any material modification of any insurance policy;
(f)    of the (i) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(d), and (ii) occurrence of any Disposition of property or assets or any Extraordinary Loss for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(e);
(g)    as soon as practicable, and in any event not less than five (5) Business Days (or, if acceptable to the Administrative Agent, a shorter period) prior to the proposed effective date thereof, with written notice of any proposed amendment, modification or waiver of the terms and provisions of any of the Material Laws or Material Agreements; and
(h)    as soon as practicable, of the occurrence (or any alleged occurrence, if such allegation is in writing) of (i) a default, violation or any other breach in respect of any Indebtedness of Unrestricted Subsidiaries Guaranteed by the Borrower or its Restricted Subsidiaries in excess of the Threshold Amount, or (ii) any other event giving rise to a right by the holder of any such Indebtedness to call upon any such Guarantee~~; and~~.
~~(i) of the occurrence of the Trigger Threshold (which may be on a Pro Forma Basis as of the last day of the most recently-ended Test Period);~~
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
8.04    Preservation of Existence, Etc. The Borrower shall, and shall cause each Restricted Subsidiary and MGHC Subsidiary to: (a) preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 9.04 or 9.05 or, in the case of the Restricted Subsidiaries, to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses (including, without limitation, gaming and liquor licenses) and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
8.05    Maintenance of Properties. The Borrower shall, and shall cause its Restricted Subsidiaries and MGHC Subsidiary to: (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
8.06    Maintenance of Insurance. The Borrower shall, and shall cause each Restricted Subsidiary, to maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts (after giving effect to any self-insurance compatible with the following standards) and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Borrower and its Restricted Subsidiaries operate. Each policy evidencing such insurance shall name the Collateral Trustee as loss payee and additional insured, as applicable, and the Borrower shall use commercially reasonable efforts to ensure that such policies provide that such insurance companies provide the Collateral Trustee and the Administrative Agent thirty (30) days written notice before the termination thereof. Without limiting the obligations of the Borrower under the foregoing provisions of this Section 8.06, in the event the Borrower shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 8.06, then the Administrative Agent or the Collateral Trustee may, and shall if instructed so to do by the Required Lenders, procure insurance covering the interests of the Secured Parties and the Administrative Agent in such amounts and against such risks as otherwise would be required hereunder; provided that no funds shall be advanced to procure such insurance under any insurance policies with respect to any gaming operations or facilities regulated by IGRA unless an Event of Default exists and is continuing (including by reason of a failure to pay any such premium). The Borrower shall reimburse the Administrative Agent and the Collateral Trustee, as applicable, in respect of any insurance premiums paid by the Administrative Agent and/or the Collateral Trustee pursuant to the foregoing. Without limitation of the foregoing, except as otherwise agreed by the Borrower and the Collateral Trustee, the Borrower shall, and shall cause each Restricted Subsidiary to, take all actions as needed to insure compliance with all requirements under the Flood Insurance Laws, including the maintenance of all flood hazard insurance and certifications required thereunder. In the event of any change in the insurance carrier of any policy of the Borrower and its Restricted Subsidiaries required pursuant to this Section 8.06, and in the event of any other material change relating to any such policy, the Borrower shall promptly deliver copies of certificates evidencing such policies to the Administrative Agent.
8.07    Compliance with Laws. The Borrower shall, and shall cause each other Loan Party and each other Restricted Subsidiary, to comply in all material respects with the requirements of all Laws (including Gaming Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
8.08    Books and Records. The Borrower shall, and shall cause each Restricted Subsidiary to (a) maintain proper books of record and account, in which full, true and correct entries in all material respects in material conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.
8.09    Inspection Rights. The Borrower shall, and shall cause each Restricted Subsidiary to, permit representatives and independent contractors of the Administrative Agent and the Collateral Trustee to visit and inspect the Collateral, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Borrower has the opportunity to participate in such discussions), all at such reasonable times during normal business hours, as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that excluding any such visits and inspections during the continuation of an Event of Default (x) the Administrative Agent and the Collateral Trustee shall not exercise the rights set forth in this Section more than one time (in the aggregate) in any calendar year and (y) only one (in the aggregate) such visit and inspection per calendar year shall be at the Borrower’s expense. Notwithstanding anything to the contrary in this Section, the Borrower and its Restricted Subsidiaries will not be required to disclose or permit the visitation or inspection or discussion of, any document, information or other matter (1) in respect of which disclosure to the Administrative Agent, the Collateral Trustee or any Lender (or their respective representatives or contractors) is prohibited by Law (including any applicable Gaming Laws) or any binding agreement not entered into in contemplation of avoiding such inspection and disclosure rights, (2) that is subject to attorney client or similar privilege or constitutes attorney work product, (3) in respect of which the Borrower or any of its Restricted Subsidiaries owes confidentiality obligations to any third party not entered into in contemplation of avoiding such inspection and disclosure or (4) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any of its Restricted Subsidiaries and/or any customers and/or suppliers of the foregoing.
8.10    Use of Proceeds. The Borrower shall use the proceeds of the Credit Extensions for any one or more of the following: (a) to refinance all or a portion of the Existing Credit Agreement and the Main Street Loan Agreement on the Closing Date, (b) to fund the transaction costs in connection with this Agreement and the Loan Documents, and (c) for working capital and general corporate purposes not in contravention of any Law or of any Loan Document (including permitted refinancing of Indebtedness and Investments).
8.11    Environmental Covenant. The Borrower shall, and shall cause each Restricted Subsidiary to:
(a)    use and operate all of its facilities and properties in compliance with all applicable Environmental Laws, keep all permits, approvals, certificates, licenses and other authorizations required pursuant to applicable Environmental Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except to the extent failure to do so, whether singly or in aggregate, could not reasonably be expected to have a Material Adverse Effect;
(b)    promptly (i) notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties under, or compliance of its facilities and properties with, applicable Environmental Laws which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) commence and diligently proceed to take any action required pursuant to Environmental Laws to mitigate and eliminate such condition; and
(c)    provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 8.11.

8.12    [Reserved].
8.13    Additional Subsidiaries and Collateral. The Borrower shall:
(a)    cause each Person which is at any time a Restricted Subsidiary (other than ~~(i) until such time as the Borrower elects to cause it to become a Guarantor, the CT Expo Subsidiary and (ii)~~ the WNBA Subsidiary with respect to any Security Document) to promptly execute and deliver to the Administrative Agent and the Collateral Trustee, as applicable, joinder agreements with respect to, or otherwise become a party to, the Guaranty, the Security Agreement, the Pledge Agreement and the other applicable Security Documents and any and all other documents reasonably required by the Administrative Agent or the Collateral Trustee in connection with the Loan Documents (including any mortgages, leasehold mortgages, title insurance and any other documentation and deliverables with respect to real property);
(b)    execute, and cause each of its Restricted Subsidiaries (other than ~~the~~any Special Purpose Restricted ~~Subsidiaries~~Subsidiary) to execute, and to deliver to the Administrative Agent and the Collateral Trustee, as applicable, promptly upon request of the Administrative Agent or the Collateral Trustee, such Security Documents (including any mortgages, leasehold mortgages, title insurance and any other documentation and deliverables with respect to real property) as are reasonably required by the Administrative Agent or the Collateral Trustee (including, without limitation, in the case of any property that is to be subject to a mortgage or a leasehold mortgage, a Flood Determination with respect to such property (which Flood Determination shall be delivered at least ten (10) Business Days prior to the time that any such mortgage or leasehold mortgage becomes effective, together with, except as otherwise agreed by the Borrower and the Collateral Trustee, evidence of all flood insurance required to comply with the Flood Insurance Laws)) to create a valid and perfected Lien upon any material property which they hereafter acquire (excluding property not required to be encumbered by the existing Security Documents (it being understood that the Borrower and its Restricted Subsidiaries shall not be required to ~~(i)~~ deliver a mortgage with respect to (w) any leasehold interest in real property (other than (i) the real property subject to the Lease (including any sub-lease thereof) and (ii) the real property of or related to Pocono Downs in the event of any sale-leaseback transaction with respect to Pocono Downs) if the applicable landlord’s consent to the mortgage of such leasehold interest is required and the Borrower and the applicable Restricted Subsidiary have used commercially reasonable efforts to obtain the consent of such landlord to the delivery of a mortgage hereunder, and have not been able to obtain such consent, (x) the leasehold interest in the Earth Hotel, (y) the real property commonly known as the Downs at Carbondale and (z) the undeveloped real property owned by Mill Creek Land, L.P. as of the Closing Date ~~and (ii) until the first date that the CT Expo Subsidiary becomes a Guarantor, grant the Collateral Trustee a security interest in the Capital Stock of the CT Expo Subsidiary~~)), provided that the Borrower and its Restricted Subsidiaries will not be required to pledge their respective interests under third-party management, development or other related agreements entered into by the Borrower or its Restricted Subsidiaries with respect to third-party gaming facilities;
(c)    pledge and cause its Restricted Subsidiaries (other than ~~the~~any Special Purpose Restricted ~~Subsidiaries~~Subsidiary) to pledge all of the Capital Stock held by the Borrower and its Restricted Subsidiaries (other than ~~the~~any Special Purpose Restricted ~~Subsidiaries~~Subsidiary) in any Person which is or hereafter becomes a Subsidiary, and deliver to the Collateral Trustee in pledge all certificates evidencing such Capital Stock accompanied by undated stock powers executed in blank, in each case except for Capital Stock in (A) any Person which is not wholly-owned, directly or indirectly, by the Borrower or its Restricted Subsidiaries to the extent such pledge is restricted by the organizational documents of such Person or by contract with other holders of Securities of such Person, (B) ~~the~~any Special Purpose Restricted

~~Subsidiaries~~Subsidiary, (C) any Tribal Entity, or (D) any Nevada Pledged Subsidiary (unless a Nevada Pledge Approval is received by the Borrower with respect to such Person);
(d)    ~~cause CT Expo Subsidiary to become a Guarantor or to pledge all of its Collateral (and any entity that owns Capital Stock of CT Expo Subsidiary to pledge such Capital Stock) promptly upon the repayment in full of the CT Expo Existing Indebtedness, other than with the proceeds of new Indebtedness of the CT Expo Subsidiary, the terms of which prohibit the CT Expo Subsidiary from becoming a Guarantor and pledgor; and~~[reserved]; and
(e)    within 180 days (or such longer period as may be agreed by the Administrative Agent in writing in its sole discretion) from the date on which (i) any Nevada Pledged Subsidiary is hereafter acquired or (ii) any Subsidiary of the Borrower becomes a Nevada Pledged Subsidiary, obtain a Nevada Pledge Approval with respect to such Person and promptly pledge all of the Capital Stock of such Person as required pursuant to subsection (c) above.
8.14    Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain (a) a public corporate credit rating from S&P and (b) a public corporate family rating from Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating.
8.15    Anti-Corruption Laws. The Borrower shall, and shall cause each Restricted Subsidiary to, conduct its businesses in material compliance with, as applicable, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, other similar anti-corruption legislation in other jurisdictions, and all applicable Sanctions, and shall maintain policies and procedures designed to promote and achieve compliance with such Laws, if applicable.
8.16    Payment of Taxes and Obligations. The Borrower shall, and shall cause each Restricted Subsidiary to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including all Tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary or (b) the failure to so pay and discharge such amounts could not reasonably be expected to have a Material Adverse Effect.
8.17    Operating Accounts. Within forty-five (45) days following the opening of each Operating Account (or such later date as agreed by the Administrative Agent), the Borrower shall enter into or cause its relevant Restricted Subsidiaries, other than ~~the~~any Special Purpose Restricted ~~Subsidiaries~~Subsidiary, to enter into an Account Control Agreement with respect to each Operating Account hereafter established; provided that with respect to Operating Accounts that are both (i) held with foreign banks or overseas branches of domestic banks and containing up to $50 million (dollar equivalent) of funds in the aggregate for all such Operating Accounts and (ii) established for a bona fide business purpose requiring the maintenance of funds in the applicable jurisdiction, such covenant shall be deemed satisfied if the Borrower and the applicable Restricted Subsidiary shall have used commercially reasonable efforts to enter into an Account Control Agreement or other arrangement required under applicable law to perfect the lien of the Administrative Agent in such Operating Account.
8.18    Continual Operation of Mohegan Sun. The Borrower shall continuously operate Mohegan Sun substantially in the manner operated as of the Closing Date (or as contemplated on the Closing Date to be operated) and in any event in material compliance with the Gaming Ordinance, the Gaming Authority Ordinance, all applicable Laws and the Compact, and refrain from conducting any gaming activities (including without limitation all class II and class III gaming activities (as defined in IGRA)) at any location on the Tribe’s current reservation near Uncasville, Connecticut, other than Mohegan Sun~~; provided that, until the first date that the Borrower shall have achieved the Trigger Threshold, if and solely for so long as any Governmental Authority (including the Tribe) prohibits the operation of Mohegan Sun, any failure to continuously operate Mohegan Sun arising out of, resulting from or in connection with COVID-19 shall not be a breach of this Section 8.18.~~.
8.19    Defense of Loan Documents. If any Person commences any action or proceeding seeking to characterize any Loan Document or any interest thereunder, for any reason (a) as constituting, creating or providing a “proprietary interest” in gaming activities or gaming operations or (b) as constituting a “management contract” or a “management agreement”, in either case, in violation of IGRA or any other Law, the Borrower shall, at its own cost, object to any such characterization and support and defend the Loan Documents, as not creating, providing or constituting a “proprietary interest” in gaming activities and not constituting a “management contract” or a “management agreement”, in either case in violation of IGRA or any other Law.
8.20    Post-Closing Covenants. No later than the dates set forth on Schedule 8.20 (as such date may be extended by the Administrative Agent in its sole discretion) the Borrower will cause the actions set forth on such schedule to be taken (it being understood and agreed that all conditions, representations, warranties and covenants of the Loan Documents with respect to the taking of such actions are qualified by the noncompletion of such actions until such time as they are completed or required to be completed in accordance with this Section 8.20).
ARTICLE IX
NEGATIVE COVENANTS
From the Closing Date until payment in full of the Obligations:
9.01    Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any of the Authority Property, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document securing the Obligations;
(b)    Liens existing on the ~~date hereof~~Closing Date and listed on Schedule 9.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the Indebtedness, if any, secured or benefited thereby is permitted by Section 9.03(c);
(c)    Liens for taxes, assessments or other governmental charges or levies not yet delinquent or thereafter payable without penalty or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, Liens for labor done and materials and services supplied and furnished or other like Liens and statutory Liens (i) which are for amounts not yet overdue for a period of more than 60 days, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, or (iii) which have been bonded in a manner reasonably satisfactory to the Administrative Agent;

(e)    pledges or deposits made or Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security or employment or insurance legislation and deposits and other Liens to secure premiums or reimbursement or indemnification obligations to insurance companies in the ordinary course of business;
(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, including during the course of any development;
(g)    Liens on Capital Stock in Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiary or its Subsidiaries;
(h)    easements, rights-of-way, reservations, covenants, conditions, restrictions, defects and irregularities in title to any real property and other similar encumbrances affecting real property which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(i)    rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to (i) the use of any real property, or (ii) any right, power, franchise, grant, license, or permit, including present or future zoning laws, building codes and ordinances, zoning restrictions, or other laws and ordinances restricting the occupancy, use, or enjoyment of real property;
(j)    rights of tenants under leases and rental agreements covering real property entered into in the ordinary course of business of the Person owning such real property;
(k)    Liens consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien;
(l)    Liens securing writs of attachment or similar instruments or judgments for the payment of money not constituting an Event of Default under Section 10.01(h) or 10.01(i) or securing appeal or other surety bonds related to such judgments;
(m)    Liens on cash securing only Defeased Indebtedness;
(n)    precautionary UCC financing statement filings made in connection with operating leases;
(o)    Liens securing Indebtedness permitted under Section 9.03(e); provided that (i) such Liens do not at any time encumber any property other than the property (and proceeds of the sale or other Disposition thereof and the proceeds (including insurance proceeds), products, rents, profits, accession and replacements thereof or thereto) financed by such Indebtedness ~~(or, in the case of Liens incurred in connection with the Indebtedness permitted by Section 9.03(e)(ii), Liens on the Capital Stock in the CT Expo Subsidiary)~~, (ii) such Liens either exist on the ~~date hereof~~Closing Date or are created in connection with (within 180 days of) the acquisition, design, installation, development, construction, repair or improvement of such Property (or such Liens secure Permitted Refinancings of Indebtedness secured by Liens of the type described in this clause (ii)) and (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, designing, installing, developing, constructing, repairing or improving the property which is the subject of such financing (or constitutes Permitted Refinancing of such Indebtedness);
(p)    Liens securing Indebtedness permitted under Sections 9.03(f), 9.03(i)~~,~~ or 9.03(k) ~~or 9.03(p)~~;
(q)    Permitted Rights of Others;
(r)    (i) Liens in respect of assets of the WNBA Subsidiary in favor of WNBA, LLC or its designees to secure obligations of the WNBA Subsidiary under the WNBA Agreements and (ii) Liens granted pursuant to the WNBA Agreements consisting of the right to use the Mohegan Sun Arena for scheduled home games of the Connecticut Sun and related basketball activities;
(s)    any Lien existing on property, assets or revenue prior to the acquisition thereof by the Borrower or any of its Restricted Subsidiaries or existing on property, assets or revenue of any Person that becomes a Restricted Subsidiary after the ~~date hereof~~Closing Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of, or in connection with, such acquisition or such Person becoming a Restricted Subsidiary, as the case may be and (ii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and any Permitted Refinancing thereof;
(t)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(u)    licenses of intellectual property granted by the Borrower or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(v)    other Liens on property securing obligations in an aggregate amount not to exceed $10,000,000; and
(w)    Liens on Collateral securing (i) the Second Lien Notes and the other obligations under the Second Lien Note Documents, (ii) any Permitted Refinancing in respect of the Second Lien Notes and the other obligations under the Second Lien Note Documents, and/or (iii) subject to pro forma compliance with Section 9.10, any Permitted Refinancing of the Senior Unsecured Notes, in each case under this clause (w), provided that such Liens are junior to the Liens securing the Obligations pursuant to the Collateral Trust Agreement.
9.02    Investments. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, make any Investments, except:
(a)    Investments held by the Borrower or such Restricted Subsidiary in the form of cash, cash equivalents or short-term marketable securities;
(b)    Investments consisting of payroll advances to employees of the Borrower and its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount not to exceed $2,000,000 at any one time outstanding;
(c)    Investments consisting of Guarantees by Loan Parties of the obligations of any Person that is not a Loan Party in an aggregate amount not to exceed $150,000,000 at any time outstanding, provided that both before and after giving effect to the incurrence of any such Investment (i) no Default or Event of Default shall then exist and (ii) the Borrower is in compliance with Section 9.10 on a Pro Forma Basis;
(d)    Investments of the Borrower in any Guarantor and Investments of any Restricted Subsidiary in the Borrower or in a Guarantor;
(e)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(f)    Capital Expenditures, to the extent constituting an Investment~~, and subject to Section 9.19(b)~~;
(g)    Investments representing all or a portion of the sales price for property sold to another Person;
(h)    Investments identified on Schedule 9.02;
(i)    [reserved];
(j)    ~~from and after the first date that the Borrower shall have achieved the Trigger Threshold,~~ additional Investments (i) in an amount up to the Available Amount determined at the time such Investment is made and (ii) in an unlimited amount; provided, (A) in each case, immediately before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (B) in each case immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period the Borrower shall be in compliance with Section 9.10 and (C) solely in the case of investments pursuant to the foregoing clause (ii), the Total Leverage Ratio would not exceed 3.00 to 1.00 on a Pro Forma Basis (as of the last day of the most recently ended Test Period) after giving effect to such Investment;
(k)    additional Investments, provided (i) the aggregate amount of such Investments outstanding at any time pursuant to this Section 9.02(k) does not exceed ~~(A) until the first date that the Borrower shall have achieved the Trigger Threshold, $100,000,000 and (B) at any other time,~~ $200,000,000, (ii) immediately before and after giving effect thereto, no Default or Event of Default has occurred and is continuing and (iii) immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period the Borrower shall be in compliance with Section 9.10;
(l)    to the extent constituting Investments, transactions permitted under Section 9.04(a), (b) and (c) and Specified Employee Compensation Payments;
(m)    ~~Investments in CT Expo Subsidiary in an aggregate amount not to exceed (i) $5,000,000 to be used solely for payments of regularly scheduled principal and interest under the CT Expo Existing Indebtedness, plus (ii) $25,000,000 to be used solely for the repayment (in full or in part) of the CT Expo Existing Indebtedness, provided that substantially simultaneously with the repayment in full of the CT Expo Existing Indebtedness, CT Expo Subsidiary becomes a Guarantor to the extent required under Section 8.13(d);~~[reserved];
(n)    Investments in Swap Contracts with Hedge Banks entered into to hedge against fluctuations in interest rates and exchange rates and not for speculative purposes; and

(o)    Permitted Acquisitions~~; provided, no Investments pursuant to this clause (o) shall be permitted until the first date that the Borrower shall have achieved the Trigger Threshold~~.
For purposes of determining compliance with this Section 9.02, in the event that an Investment meets the criteria of more than one of the categories of Investment described in subsections (a) through (o) above, the Borrower may from time to time, in its sole discretion, classify or reclassify such Investment (or any portion thereof) and will only be required to include the amount and type of such Investment in one or more of the above subsections.
9.03    Indebtedness. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, in each case, other than:
(a)    the Obligations under the Loan Documents;
(b)    unsecured intercompany Indebtedness between or among the Loan Parties;
(c)    (A) the Senior Unsecured Notes and any Permitted Refinancing in respect thereof, (B) the Second Lien Notes and any Permitted Refinancing in respect thereof and (C) all other Indebtedness outstanding on the ~~date hereof~~Closing Date and listed on Schedule 9.03 and any Permitted Refinancings thereof;
(d)    Indebtedness (contingent or otherwise) under Swap Contracts entered into by the Borrower or any Restricted Subsidiary to hedge against fluctuations in interest rates or exchange rates, and not for speculative purposes;
(e)    Indebtedness (A) ~~(i)~~ in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets ~~or (ii) incurred by the CT Expo Subsidiary for the purpose of financing all or any part of the acquisition, design, installation, development, construction, repair or improvement cost of the CT Expo~~; provided, however, that the aggregate amount of all such Indebtedness under this clause (A) at any one time outstanding shall not exceed $150,000,000; and, without duplication, Permitted Refinancings in respect of the foregoing; and (B) arising from a Pocono Disposition constituting a sale and leaseback transaction that is permitted by Section 9.05;
(f)    (A) Indebtedness of the Borrower in respect of one or more series of (i) senior or subordinated unsecured notes or loans, (ii) pari passu lien notes or loans that may be secured by the Collateral on a pari passu basis with the Obligations or (iii) junior lien notes or loans that may be secured by the Collateral on a junior basis with the Obligations, in each case that are issued or made in lieu of Increased Revolving Commitments pursuant to an indenture, a loan agreement or a note purchase agreement or otherwise (any such Indebtedness, “Incremental Equivalent Debt”); provided that (i) the principal amount of Incremental Equivalent Debt issued or incurred pursuant to this Section 9.03(f) shall not exceed the Incremental Loan Amount as of the date of issuance or incurrence thereof; (ii) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence or issuance; (iii) such Incremental Equivalent Debt incurred pursuant to clauses (A)(i) or (A)(iii) shall satisfy the definition of Permitted Junior Debt Conditions and such Incremental Equivalent Debt incurred pursuant to clause (A)(ii) shall satisfy the definition of Permitted Pari Passu Debt Conditions; (iv) (A) if such Incremental Equivalent Debt is secured, the holders of such Indebtedness (or their representatives) shall be party to (1) the Collateral Trust Agreement (in the case of any such Indebtedness incurred pursuant to clause (A)(ii) as “Priority Lien Debt” and in the case of any such Indebtedness incurred pursuant to clause (A)(iii) as “Parity Lien Debt”) or (2) a Customary Intercreditor Agreement (in the case of any such Indebtedness incurred pursuant to clause (A)(iii)) and (B) such Incremental Equivalent Debt shall not be secured by any assets other than the Collateral; (v) after giving effect to such Incremental Equivalent Debt, the Borrower would be in compliance with Section 9.10 on a Pro Forma Basis (calculated as though any such Incremental Equivalent Debt were fully drawn); and (vi) with respect to any such Incremental Equivalent Debt with a scheduled maturity date prior to the date that is one year after the latest Maturity Date then in effect for any then-outstanding Facility, in the event that the All-In Yield for such Incremental Equivalent Debt is greater than the Applicable Rate for any Facility by more than 0.50%, the Applicable Rate for such Facility shall be increased to the extent necessary so that the All-In Yield for such Incremental Equivalent Debt is not more than 0.50% higher than the All-In Yield for such Facility, and (B) any Permitted Refinancing in respect thereof that (in the case of a refinancing of Indebtedness incurred under clauses (A)(i) or (A)(iii)) satisfies the requirements of clause (iv) of the definition of Permitted Junior Debt Conditions or (in the case of a refinancing of Indebtedness incurred under clause (A)(ii)) satisfies the requirements of clause (iv) of the definition of Permitted Pari Passu Debt Conditions;
(g)    Guarantees by Loan Parties of obligations of any Person that is not a Loan Party in an aggregate amount not to exceed $150,000,000 at any time outstanding, so long as both before and after giving effect to the incurrence of any such Indebtedness (i) no Default or Event of Default shall then exist and (ii) the Borrower is in compliance with Section 9.10 on a Pro Forma Basis;
(h)    Guarantees on Indebtedness that the Borrower has elected to incur pursuant to Section 9.02(k), so long as both before and after giving effect to the incurrence of any such Indebtedness (i) no Default or Event of Default shall then exist and (ii) the Borrower is in compliance with Section 9.10 on a Pro Forma Basis;
(i)    (i) Permitted Unsecured Indebtedness and/or Permitted Junior Lien Indebtedness satisfying the Permitted Junior Debt Conditions, provided that the proceeds thereof are applied to prepay the Loans in accordance with Section 2.05(d) and effectuate a corresponding permanent reduction in Commitments pursuant to Section 2.06 and (ii) any Permitted Refinancing in respect thereof;
(j)    [reserved];
(k)    (i) Permitted Unsecured Indebtedness, Subordinated Indebtedness and/or Permitted Junior Lien Indebtedness in an aggregate amount equal to (A) $150,000,000, plus (B) any amount such that, on a Pro Forma Basis, after giving effect to the incurrence and application of proceeds thereof, the Total Leverage Ratio (in the case of any such Permitted Unsecured Indebtedness or Subordinated Indebtedness) or Senior Secured Leverage Ratio (in the case of any such Permitted Junior Lien Indebtedness), as applicable, shall not be greater than the applicable Ratio Debt Threshold; provided that, in each case, (x) such Indebtedness satisfies the Permitted Junior Debt Conditions, (y) no Default or Event of Default shall then exist and (z) the Borrower is in compliance with Section 9.10 on a Pro Forma Basis and (ii) any Permitted Refinancing in respect thereof;
(l)    Indebtedness of a Person that becomes a Subsidiary of a Loan Party (other than the WNBA Subsidiary) after the ~~date hereof~~Closing Date in connection with a Permitted Acquisition; provided, however, that such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation or contemplation thereof, and Permitted Refinancings thereof;
(m)    Indebtedness of the Borrower or its Restricted Subsidiaries to the Tribe incurred pursuant to any Specified Tribal Contribution;

(n)    Indebtedness of the Borrower or any Guarantor, in an amount not to exceed $25,000,000; provided that such Indebtedness shall be unsecured, or if secured, shall be secured by a Lien on the Collateral that is junior to the Lien securing the Obligations; and
(o)    with respect to any of the foregoing Indebtedness (other than any Indebtedness incurred by a Person that is not a Loan Party), any Guarantee of such Indebtedness given by a Loan Party~~; and~~.
~~(p) (i) Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to any bail-out, support or relief plan offered by any Governmental Authority (other than the Tribe or any Affiliate thereof) in connection with COVID-19 in an aggregate principal amount not to exceed $50,000,000, including any such Indebtedness provided through a designee thereof or an intermediary financial institution, so long as both before and after giving effect to the incurrence of any such Indebtedness (A) no Default or Event of Default shall then exist and (B) the Borrower is in compliance with Section 9.10 on a Pro Forma Basis; provided, that if such Indebtedness is secured, the holders of such Indebtedness (or their representatives) shall be party to (1) the Collateral Trust Agreement to the extent that the Borrower elects to cause the obligations in respect of such Indebtedness to constitute “Priority Lien Debt” or “Parity Lien Debt” thereunder or (2) a Customary Intercreditor Agreement and (ii) any Permitted Refinancing thereof.~~
For purposes of determining compliance with this Section 9.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in subsections (a) through (~~p~~o) above, the Borrower may from time to time, in its sole discretion, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above subsections; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in subsection (a) of this Section 9.03, the Senior Unsecured Notes will be deemed to have been incurred in reliance only on the exception set forth in subsection (c)(A) of this Section 9.03 and the Second Lien Notes will be deemed to have been incurred in reliance only on the exception set forth in subsection (c)(B) of this Section 9.03.
9.04    Fundamental Changes. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or purchase or otherwise acquire all or substantially all of the stock or assets of any Person (or of any division thereof), or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that:
(a)    any Restricted Subsidiary may merge or consolidate with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that when any Guarantor is merging with another Restricted Subsidiary that is not a Guarantor, the Guarantor shall be the continuing or surviving Person or such surviving Person shall execute and deliver a Guaranty, provided, further, that the WNBA Subsidiary may not merge with any other Guarantor unless (x) such other Guarantor shall be the continuing or surviving Person and (y) such other Guarantor is not prevented or restricted from granting Liens in favor of the Administrative Agent under the Security Documents as a result of such merger;
(b)    any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor (other than the WNBA Subsidiary);

(c)    the Borrower or any Restricted Subsidiary may make a Disposition to the extent permitted by Section 9.05, including, in the case of a Restricted Subsidiary, by way of merger;
(d)    the merger or liquidation of an Unrestricted Subsidiary into a Restricted Subsidiary (other than ~~the~~any Special Purpose Restricted ~~Subsidiaries~~Subsidiary), provided that the applicable Unrestricted Subsidiary would have been permitted to be designated a Restricted Subsidiary hereunder at the time of such transaction; and
(e)    the Borrower or any Restricted Subsidiary may implement a Permitted Acquisition or other Investment permitted hereunder of all or substantially all of the stock or assets of any Person (or of any division thereof) (including through a merger (provided that the Borrower must be the surviving entity of any merger involving the Borrower)) so long (i) both before and after giving pro forma effect to any such purchase or acquisition, no Event of Default shall then exist and (ii) after giving effect to such purchase or acquisition, the Borrower would have been in compliance with Section 9.10 on a Pro Forma Basis on the last day of the most recently ended Test Period.
9.05    Dispositions. The Borrower will not, and shall cause each Restricted Subsidiary not to, directly or indirectly, make any Disposition except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions of inventory in the ordinary course of business;
(c)    Dispositions of machinery and equipment no longer used or useful in the business;
(d)    Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(e)    Dispositions of property by (i) the Borrower or any Restricted Subsidiary to the Borrower or any Guarantor (other than the WNBA Subsidiary) or (ii) any Restricted Subsidiary that is not a Guarantor to any other Restricted Subsidiary that is not a Guarantor;
(f)    the sale, sub-lease or other disposition of a portion of the Lease and related interests and rights, to the extent the related real property is not then otherwise developed for use in Gaming, to the Tribe or any other Person for the purpose of permitting the Tribe or such Person to construct the CT Expo or a hotel, retail, entertainment or other related asset on such real property; provided that the Tribe or such other Person (other than the Borrower or any Restricted Subsidiary) shall not conduct any class II or class III gaming activities within the meaning of IGRA on such real property;
(g)    Dispositions permitted by Sections 9.02, 9.04 and 9.06, Priority Distributions (subject to the limitations in the definition thereof) and Permitted Tribal Payments (subject to the limitations in the definition thereof);
(h)    the Disposition, abandonment, cancellation or lapse of intellectual property which, in the reasonable determination of the Borrower, are not material to the conduct of the business of the Borrower and its Subsidiaries, or are no longer economical to maintain in light of their respective use, in the ordinary course of business;

(i)    Dispositions of cash, cash equivalents and short-term marketable securities;
(j)    (i) licenses and sublicenses by the Borrower or any Restricted Subsidiary of software and intellectual property, and (ii) retail, restaurant, cell tower and other leases of real property owned or leased by the Borrower or a Restricted Subsidiary, in each case in the ordinary course of business;
(k)    Dispositions of property subject to an Extraordinary Loss;
(l)    Dispositions of property having an aggregate fair market value of not to exceed $15,000,000 per Fiscal Year; and
(m)    Dispositions by the Borrower and the Restricted Subsidiaries not otherwise permitted under this Section 9.05; provided that (i) such Disposition (together with any related Dispositions) does not materially impair the operation of Mohegan Sun as a gaming facility, (ii) at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition, (iii) such Disposition is made at the fair market value, as determined in good faith by the Management Board, (iv) the Borrower or the applicable Restricted Subsidiary shall receive not less than 75% of the consideration for such Disposition in the form of cash or Cash Equivalents and (v) the Net Cash Proceeds of such Disposition are applied to the extent required by Section 2.05(e).
For purposes of determining compliance with this Section 9.05, in the event that a Disposition meets the criteria of more than one of the categories of Disposition described in subsections (a) through (m) above, the Borrower may from time to time, in its sole discretion, classify or reclassify such Disposition (or any portion thereof) and will only be required to include the amount and type of such Disposition in one or more of the above subsections.
9.06    Restricted Payments. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, except that:
(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Borrower and any Restricted Subsidiary and to each other owner of Capital Stock or other equity interests in such Restricted Subsidiary on a pro-rata basis based on their relative ownership interests);
(b)    the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;
(c)    the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;
(d)    the Borrower and its Restricted Subsidiaries may make Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options, warrants or rights or upon the conversion or exchange of or into Capital Stock, or payments or distributions to dissenting stockholders pursuant to applicable law;
(e)    [reserved];

(f)    the Borrower and the Restricted Subsidiaries may make additional Restricted Payments (i) in an amount up to the Available Amount determined at the time such Restricted Payment is made and (ii) in an unlimited amount; provided that (A) immediately before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (B) immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period (x) the Borrower shall be in compliance with Section 9.10 and (y) the Total Leverage Ratio would not exceed 4.50 to 1.00 and (C) solely in the case of Restricted Payments pursuant to the foregoing clause (ii), immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period, the Total Leverage Ratio would not exceed 3.00 to 1.00;
(g)    [reserved];
(h)    the Borrower and the Restricted Subsidiaries may make payments to the Tribe (or any agency, instrumentality or political subunit thereof) on account of any Indebtedness permitted under this Agreement which is held by the Tribe (or any agency, instrumentality or political subunit thereof), subject to Section 9.12, (i) at the Stated Maturity thereof, (ii) with the proceeds of other Indebtedness permitted to be incurred hereunder, and (iii) in the case of any Indebtedness the majority of which is not held by the Tribe (or any Affiliate thereof), upon the payment in full of such Indebtedness; and
(i)    to the extent construed as Restricted Payments, the Borrower and the Restricted Subsidiaries may (i) make payments made pursuant to the Earth Hotel Lease to the extent permitted under Section 9.08(i) and (ii) subject to Sections 9.02 and 9.08, the purchase of the interests of the Tribe in the direct or indirect owner of the Earth Hotel.
For purposes of determining compliance with this Section 9.06, in the event that any Restricted Payment meets the criteria of more than one of the categories of Restricted Payment described in subsections (a) through (i) above, the Borrower may from time to time, in its sole discretion, classify or reclassify such Restricted Payment, or any portion thereof, and will only be required to include the amount and type of such Restricted Payment in one or more of the above subsections.
9.07    Change in Nature of Business. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted or proposed to be conducted by the Borrower and its Subsidiaries on the ~~date hereof~~Closing Date or any business substantially related or incidental thereto. In no event shall any Loan Party (other than the Initial Tribal Entity) or MGE Global Holding Limited, MGHC Subsidiary or CT Expo Subsidiary (regardless of whether such entities are a Loan Party) be a Tribal Entity.
9.08    Transactions with Affiliates. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Borrower, other than (a) employment of enrolled tribal members, and the immediate family members of tribal members, on terms consistent with the past practices of the Borrower (including the payment of employment bonuses in accordance with past practices), (b) transactions involving Property having an aggregate value of not more than $5,000,000 for all such transactions, (c) transactions which are on commercially reasonable terms entered into with Native American suppliers and vendors in accordance with the affirmative action provisions of the Tribe’s Employment Rights Ordinance (in the case of any such transactions or series of related transactions involving more than $5,000,000, on terms disclosed to the Lenders), (d) other transactions on terms at least as favorable to Borrower or the applicable Restricted Subsidiary as would be the case in an arm’s-length transaction between unrelated parties of equal bargaining power, the terms of which are disclosed to the Lenders in writing, (e) payments pursuant to the Lease, (f) transactions with the WNBA Subsidiary contemplated by the WNBA Agreements, (g) transactions amongst Borrower and its Restricted Subsidiaries, or amongst Restricted Subsidiaries, in each case which are not prohibited under Section 9.02, (h) Restricted Payments expressly permitted under Section 9.06, Permitted Tribal Payments (subject to the limitations in the definition thereof), Priority Distributions (subject to the limitations in the definition thereof) and Indebtedness incurred to the Tribe pursuant to any Specified Tribal Contribution (subject to the limitations in the definition thereof), (i) the payments and other transactions contemplated by the Earth Hotel Lease, the retail leases relating to Jersey Mike’s and Pasta Vita restaurants at Mohegan Sun and the agreements governing the Specified Employee Compensation Payments (in each case, as in effect on the date of this Agreement, and with any amendments thereto that are not, in the good faith reasonable determination of the Borrower, adverse to the interests of the Borrower and are otherwise permitted to be entered into pursuant to clause (d) above), (j) payment of reasonable and customary fees to members of the Management Board, consistent with past practice and (k) provision by the Borrower or any of its Restricted Subsidiaries of development or management services to a joint venture or an Unrestricted Subsidiary, provided that the Borrower or such Restricted Subsidiary, as the case may be, is reimbursed for incremental out-of-pocket costs and expenses incurred in providing such services. For the avoidance of doubt, taxes, assessments and other amounts permitted under ~~Section~~Sections 7.07(i) through (v) shall not be deemed to be transactions governed by this Section 9.08.
9.09    Negative Pledges and Other Contractual Restrictions. The Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary ~~(until the first date that it becomes a Guarantor, other than the CT Expo Subsidiary)~~ to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary ~~(until the first date that it becomes a Guarantor, other than the CT Expo Subsidiary)~~ to Guarantee the Obligations or (iii) of the Borrower or any Restricted Subsidiary (other than ~~the~~any Special Purpose Restricted ~~Subsidiaries~~Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that (1) (x) subsections (a)(i) and (iii) shall not prohibit any Contractual Obligation in an agreement governing Indebtedness permitted under any of Section 9.03(c)(C) or (e) solely to the extent any such Contractual Obligation relates to the property financed by or that is the subject of such Indebtedness and (y) subsection (a)(iii) shall not prohibit any restrictions on the granting of a Lien to secure the Obligations on the Capital Stock of any Unrestricted Subsidiary which restrictions are contained in any Contractual Obligations governing Indebtedness of such Unrestricted Subsidiary or its Subsidiaries, (2) subsection (a)(i) shall not prohibit restrictions contained in the WNBA Agreements solely to the extent such restrictions relate solely to the WNBA Subsidiary, (3) subsection (a)(i) shall not prohibit restrictions in any Indebtedness permitted under Section 9.03 that are not more restrictive than those set forth in this Agreement, (4) subsections (a)(i) and (iii) shall not prohibit leases, licenses and other Contractual Obligations incurred in the ordinary course of business and on customary terms which limit Liens on and/or assignments of such leases, licenses and Contractual Obligations, (5) subsection (a) shall not prohibit customary restrictions and conditions contained in any agreement relating to a Disposition permitted by Section 9.05 (provided that such restrictions and conditions apply only to the asset or Person to be sold), (6) subsection (a) shall not prohibit restrictions contained in Indebtedness or other Contractual Obligations of Persons acquired pursuant to, or assumed in connection with, permitted acquisitions or Investments not prohibited hereunder after the Closing Date and which restrictions apply only to such Persons, and Permitted Refinancings thereof, (7) subsections (a)(i) and (iii) shall not prohibit restrictions with respect to the disposition of and/or Liens on interests in or assets of joint ventures contained in agreements governing such joint ventures, (8) subsections (a)(i) and (iii) shall not prohibit restrictions on cash deposits or other deposits imposed by Contractual Obligations incurred in the ordinary course of business; or (b)

requires the grant of a Lien by the Borrower or any Restricted Subsidiary (other than ~~the~~any Special Purpose Restricted ~~Subsidiaries~~Subsidiary) to secure an obligation of such Person if a Lien is granted to secure the Obligations, other than any Permitted Lien.
9.10    Financial Covenants. So long as any Lender shall have any Revolving Commitment, any Revolving Loan or other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, the Borrower shall not, subject to Section 1.08:
(a)    Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending March 31, 2021) to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio
~~March 31, 2021~~	~~1.00 to 1.00~~
~~June 30, 2021~~	~~1.00 to 1.00~~
~~September 30, 2021~~	~~1.00 to 1.00~~
~~December 31, 2021~~	~~1.00 to 1.00~~
~~March 31, 2022~~	~~1.15 to 1.00~~
June 30, 2022 and each Fiscal Quarter ending thereafter	1.15 to 1.00

(b)    Total Leverage Ratio. Permit the Total Leverage Ratio on the last day of any period of four Fiscal Quarters of the Borrower (commencing with the period of four Fiscal Quarters ending March 31, 2021) set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Total Leverage Ratio
~~March 31, 2021~~	~~7.75 to 1.00~~
~~June 30, 2021~~	~~7.75 to 1.00~~
~~September 30, 2021~~	~~8.00 to 1.00~~
~~December 31, 2021~~	~~7.25 to 1.00~~
~~March 31, 2022~~	~~6.75 to 1.00~~
June 30, 2022 and each Fiscal Quarter ending thereafter	6.50 to 1.00
(c)    Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio on the last day of any period of four Fiscal Quarters of the Borrower (commencing with the period of four Fiscal Quarters ending March 31, 2021) set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Senior Secured Leverage Ratio
~~March 31, 2021~~	~~5.50 to 1.00~~
~~June 30, 2021~~	~~5.50 to 1.00~~
~~September 30, 2021~~	~~5.75 to 1.00~~
~~December 31, 2021~~	~~5.25 to 1.00~~
~~March 31, 2022~~	~~4.75 to 1.00~~
June 30, 2022 and each Fiscal Quarter ending thereafter	4.50 to 1.00
9.11    Use of Proceeds. The Borrower shall not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock in violation of Regulations U and X of the ~~FRB~~Federal Reserve Board or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose in violation of such Regulations.
9.12    Certain Prepayments of Indebtedness. The Borrower shall not, and shall cause each Restricted Subsidiary not to, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted) any Disqualified Capital Stock of the Borrower or any Restricted Subsidiary or Other Junior Indebtedness of the Borrower or any Restricted Subsidiary (such payments, “Junior Prepayments”), except:
(a)    with respect to intercompany indebtedness between or among the Loan Parties;
(b)    a Permitted Refinancing of any such Indebtedness (including through exchange offers and similar transactions) or a refinancing of such Indebtedness with the proceeds of (or in exchange for) Permitted Junior Lien Indebtedness or unsecured Indebtedness (in each case that is permitted to be incurred by the terms of this Agreement) incurred simultaneously with such repayment;
(c)    exchanges of unregistered Indebtedness for Indebtedness having substantially equivalent terms pursuant to customary exchange offers for registered Indebtedness;
(d)    Junior Prepayments of Disqualified Capital Stock with the proceeds of any issuance of Disqualified Capital Stock permitted to be issued hereunder or in exchange for Disqualified Capital Stock or other Capital Stock permitted to be issued hereunder;
(e)    the Closing Date Payment;
(f)    provided (1) immediately before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, and (2) immediately after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended Test Period the Borrower shall be in compliance with Section 9.10, additional Junior Prepayments (x) in an amount up to the Available Amount as of the time of such Junior Prepayment, provided after giving effect thereto on a Pro Forma Basis the Total Leverage Ratio as of the last day of the most recently-ended Test Period would not exceed 5.15 to 1.00, plus (y) in an amount up to $150,000,000, provided after giving effect thereto on a Pro Forma Basis the Total Leverage Ratio as of the last day of the most recently-ended Test Period would not exceed 4.25 to 1.00, and plus (z) in an unlimited amount, provided after giving effect thereto on a Pro Forma Basis the Total Leverage Ratio as of the last day of the most recently-ended Test Period would not exceed 3.25 to 1.00.
    ~~Notwithstanding anything contained in this Section 9.12 to the contrary (and except in the case of the Closing Date Payment), the Borrower and its Restricted Subsidiaries shall not prepay, redeem, purchase, defease or otherwise satisfy (and, for the avoidance of doubt, shall not make any cash payments of principal or interest with respect to) any Indebtedness of the Borrower or its Restricted Subsidiaries to the Tribe incurred pursuant to any Specified Tribal Contribution to the extent and for so long as any Revolving Commitments remain in effect.~~
9.13    Sanctions. The Borrower shall not, and shall cause each Subsidiary not to, directly or indirectly, use the proceeds of any Credit Extension, or lend or contribute such proceeds to any Subsidiary, joint venture partner or other individual or entity to fund any activities of or business with any individual, or entity, or in any Designated Jurisdiction, that, at the time of such funding, is, to the knowledge of the Borrower (other than in the case of a Subsidiary), the subject of Sanctions, or in any other manner that will result in a violation of applicable Sanctions.
9.14    Anti-Corruption Laws. The Borrower shall not, and shall cause each Subsidiary not to, directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach, to the extent applicable, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions to the extent applicable to the Borrower and its Subsidiaries.
9.15    WNBA Subsidiary Operations and Indebtedness. The Borrower shall not permit the WNBA Subsidiary to enter into any substantial operations other than the operation of a Women’s National Basketball Association franchise, nor permit the WNBA Subsidiary to own any substantial assets other than the Women’s National Basketball Association franchise and the assets related to its operations. The Borrower and its other Restricted Subsidiaries will not, either directly or indirectly, be liable for any obligations of the WNBA Subsidiary, or have any continuing obligations to WNBA, LLC or its Affiliates, other than (a) obligations of the Borrower to honor scheduled arena dates for home games of the Women’s National Basketball Association franchise and related basketball activities, and (b) obligations under Borrower’s guarantee of the WNBA Subsidiary’s obligations under the WNBA Agreements.
9.16    [Reserved].
~~9.16 CT Expo Subsidiary Operations and Indebtedness. For so long as the CT Expo Subsidiary is a Restricted Subsidiary and not a Loan Party hereunder, the Borrower shall not permit the CT Expo Subsidiary to conduct any business other than the development, construction, ownership and operation of the CT Expo, and activities ancillary thereto, nor permit the CT Expo Subsidiary to own any substantial assets other than the CT Expo and the assets related to its development and operations.~~
9.17    [Reserved].
9.18    Change in Fiscal Year. The Borrower shall not, and shall cause each Restricted Subsidiary not to, change its fiscal year from September 30.
~~9.19 Additional Financial Covenants. Until the first date that the Borrower shall have achieved the Trigger Threshold, the Borrower shall not, and shall cause each Restricted Subsidiary not to:~~

~~(a) permit Liquidity as of the last day of any calendar month ending after the Closing Date to be less than $70,000,000; or~~
~~(b) incur Capital Expenditures in any Fiscal Quarter in an aggregate amount exceeding $12,500,000; provided that the amount of Capital Expenditures permitted to be incurred in any Fiscal Quarter shall be increased by the unused amount of Capital Expenditures allocated for the immediately prior Fiscal Quarter up to a maximum aggregate amount of $12,500,000.~~
ARTICLE X
EVENTS OF DEFAULT AND REMEDIES
10.01    Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”) under this Agreement:
(a)    Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) Business Days after demand therefor, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in Sections 8.03(a), 8.04(a) (with respect to the Borrower), 8.20 or Article IX or the Tribe fails to perform or observe any term, covenant or agreement contained in Article VII; provided that an Event of Default under this subsection (b) as a result of the Borrower’s or any Restricted Subsidiary’s failure to perform or observe any covenant contained in ~~(i) Section 9.19(a) shall (A) automatically be deemed cured if the Borrower is in compliance with Section 9.19(a) as of the last day of any succeeding calendar month and (B) be subject to cure pursuant to Section 10.05 and (ii)~~ Section 9.10 shall be subject to cure pursuant to Section 10.05; or
(c)    Other Defaults. Any Loan Party, MGHC Subsidiary or any Restricted Subsidiary or the Tribe fail to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues with respect to any other such covenant or agreement, for 30 days after notice shall have been given to the Borrower by the Administrative Agent; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Tribe, the Borrower, any Restricted Subsidiary or MGHC Subsidiary or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) The Borrower or any Restricted Subsidiary or MGHC Subsidiary (A) fails to make any payment when due after giving effect to any applicable notice and cure periods (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in an amount equal to or greater than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case after giving effect to any applicable notice and cure periods, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or any Indebtedness consisting of a Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this paragraph (e)(i) shall not apply to any secured Indebtedness becoming due as a result of a Disposition of the Property or assets securing such Indebtedness if such Disposition and the prepayment of such secured Indebtedness are permitted hereunder; or (ii) any counterparty under Swap Contract terminates such Swap Contract as a result of an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary or MGHC Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Restricted Subsidiary or MGHC Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary or MGHC Subsidiary as a result thereof is equal to or greater than the Threshold Amount and the Borrower or such Restricted Subsidiary or MGHC Subsidiary, as the case may be, has not paid such Swap Termination Value within 30 days of the due date thereof, unless such termination or such Swap Termination Value is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP have been provided; or
(f)    Insolvency Proceedings, Etc. The Tribe, the Borrower or any Material Restricted Subsidiary or MGHC Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) The Borrower or any Material Restricted Subsidiary or MGHC Subsidiary admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Authority Property and is not released, vacated or fully bonded within 90 calendar days after its issue or levy; or
(h)    Judgments. There is entered against the Borrower or any Material Restricted Subsidiary or MGHC Subsidiary a final judgment or order for the payment of money in an aggregate amount equal to or greater than the Threshold Amount (to the extent not covered by independent third-party insurance of a solvent insurer and as to which the insurer does not dispute coverage) and either (A) enforcement proceedings are commenced by any creditor upon such judgment or order and are not stayed within five (5) Business Days, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    Judgments against the Tribe. There is entered against the Tribe a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount which entitles the judgment creditor to exercise any rights in respect of any Authority Property or the revenues of Mohegan Sun (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and either (A) enforcement proceedings are commenced by any creditor upon such judgment or order and are not stayed within five (5) Business Days, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(j)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any Material Restricted Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower, any Material Restricted Subsidiary or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(k)    Invalidity of Loan Documents. Any Loan Document or any portion or provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or payment in full of all the Obligations, ceases to be in full force and effect and binding on each Loan Party party thereto (or in the case of the MGHC Pledge Agreement, ceases to be in full force and effect and binding on MGHC Subsidiary) and, in the reasonable judgment of the Required Lenders, such circumstance is materially adverse to the interests of the Lenders; or any Lien in favor of the Collateral Trustee on a material portion of the Collateral any time after its perfection and for any reason other than as expressly permitted hereunder or payment in full of all the Obligations, ceases to be in full force and effect (or in the case of the MGHC Pledge Agreement, ceases to be in full force and effect and binding on MGHC Subsidiary) and, in the reasonable judgment of the Required Lenders, such circumstance is materially adverse to the interests of the Lenders; or the Tribe or any Loan Party (or in the case of the MGHC Pledge Agreement, MGHC Subsidiary) contests in any manner the validity or enforceability of any Loan Document; or the Tribe or any Loan Party (or in the case of the MGHC Pledge Agreement, MGHC Subsidiary) denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(l)    Tribe Status. The Tribe at any time ceases to be a federally recognized Indian Tribe; or
(m)    Change of Control. There occurs any Change of Control; or
(n)    License Revocation. Any of the Borrower’s or any Restricted Subsidiary’s Gaming Licenses shall have been lost or suspended or any other event shall have occurred, in each case, resulting in the inability to legally conduct class II gaming or class III gaming at Mohegan Sun for a period in excess of fifteen (15) consecutive days after the date of cessation of operations as a result of such loss or suspension or other event; ~~provided that, until the first date that the Borrower shall have achieved the Trigger Threshold, any such suspension or temporary loss arising out of, resulting from or in connection with COVID-19 shall not be an Event of Default under this Section 10.01(n); or~~or
(o)    Referendum Action. A Referendum Action with respect to any matter shall have passed, which could reasonably be expected to result in a Material Adverse Effect; or
(p)    Management Agreement. The Tribe or Borrower shall enter into any management agreement with any Affiliate of the Tribe or Borrower, other than a Loan Party, with respect to all or any part of the Gaming operations of Mohegan Sun or Pocono at any time during the term of this Agreement unless (i) the manager thereunder has entered into a subordination agreement with the Administrative Agent (which the Administrative Agent shall be under no obligation to enter into) and (ii) in the case of any such management agreement

(within the meaning of IGRA) with respect to Mohegan Sun, such subordination agreement is effective and the Commission has approved such subordination agreement and management agreement or has issued a “declination” letter in connection with such subordination agreement and management agreement (including to the effect that the subordination agreement does not modify such management agreement); or
(q)    Collateral Trust Agreement. The provisions of the Collateral Trust Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against the Persons party thereto, or any Person party to the Collateral Trust Agreement shall assert in writing that any provision thereof is not legally valid, binding and enforceable;
(r)    Mohegan Sun Korea Debt. (i) The occurrence of any event under the definitive financing agreements governing any Mohegan Sun Korea Debt such that a Guarantee thereof by the Borrower or any Restricted Subsidiary may then be called in an amount in excess of $50,000,000 (a “Mohegan Sun Korea Debt Trigger”); provided that such Event of Default under this Section 10.01(r) shall automatically be deemed cured if (a) the Mohegan Sun Korea Debt Trigger is cured or waived or no longer applies, or (b) the Borrower or its Restricted Subsidiaries raise equity or incur Indebtedness that is unsecured or secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations, in each case that is otherwise permitted under this Agreement and the Collateral Trust Agreement, in an amount sufficient to, and the Borrower or its Restricted Subsidiaries apply the proceeds thereof to, satisfy such Guarantee; or (ii) the Borrower or any Restricted Subsidiary satisfies any Guarantee in respect of Mohegan Sun Korea Debt in excess of $25,000,000 other than with proceeds of equity or Indebtedness that is unsecured or secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations, in each case that is otherwise permitted under this Agreement and the Collateral Trust Agreement; or
(s)    a final judgment is entered by a court or other tribunal which purports to be of competent jurisdiction that any Subordinated Indebtedness is not subordinated in accordance with its terms to the Obligations if such Indebtedness would not have been permitted to be incurred hereunder but for such subordination.
10.02    [Reserved].
10.03    Remedies Upon Event of Default. If (x) any Event of Default occurs and is continuing, the Administrative Agent and the Collateral Trustee, as applicable, shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions (but subject at all times to Section 10.04):
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
NOTWITHSTANDING ANY OTHER POSSIBLE CONSTRUCTION OF ANY PROVISION(S) CONTAINED IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT, IT IS AGREED THAT WITHIN THE MEANING OF IGRA: (A) THE LOAN DOCUMENTS, INDIVIDUALLY AND COLLECTIVELY, DO NOT AND SHALL NOT PROVIDE FOR THE MANAGEMENT OF ALL OR ANY PART OF THE MOHEGAN SUN GAMING OPERATIONS BY ANY PERSON OTHER THAN THE TRIBE OR THE BORROWER, OR DEPRIVE THE TRIBE OR THE BORROWER OF THE SOLE PROPRIETARY INTEREST AND RESPONSIBILITY FOR THE CONDUCT OF THE MOHEGAN SUN GAMING OPERATIONS; AND (B) NO SECURED PARTIES (NOR ANY SUCCESSOR, ASSIGN OR AGENT OF ANY SECURED PARTY) WILL OR MAY EXERCISE ANY REMEDY OR OTHERWISE TAKE ANY ACTION UNDER OR IN CONNECTION WITH ANY LOAN DOCUMENTS IN A MANNER THAT WOULD CONSTITUTE MANAGEMENT OF ALL OR ANY PART OF THE MOHEGAN SUN GAMING OPERATIONS OR THAT WOULD DEPRIVE THE TRIBE OR THE BORROWER OF THE SOLE PROPRIETARY INTEREST AND RESPONSIBILITY FOR THE CONDUCT OF THE MOHEGAN SUN GAMING OPERATIONS.
10.04    Application of Funds. After the exercise of remedies provided for in Section 10.03 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 10.03), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts other than principal and interest (including Attorney Costs and amounts payable under Article III) payable to each of the Administrative Agent and the Collateral Trustee in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations and fees, premiums and scheduled periodic payments under any Secured Hedge Agreements, ratably among the Lenders, the L/C Issuer and the Hedge Banks in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, breakage, termination and other payments due to any Hedge Bank under any Secured Hedge Agreement and remaining payments due to any Cash Management Bank under any Secured Cash Management Agreement, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Obligations (including, for purposes of this clause “Last”, all Obligations arising under any Secured Hedge Agreement or Secured Cash Management Agreement) have been paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, (i) Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements shall be excluded from the application described above if the Administrative Agent and the Collateral Trustee have not received written notice thereof, together with such supporting documentation as the Administrative Agent or the Collateral Trustee may request, from the applicable Hedge Bank or Cash Management Bank and (ii) amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Each Hedge Bank and Cash Management Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI hereof and the Collateral Trustee pursuant to the terms of Section 3.1 of the Collateral Trust Agreement for itself and its Affiliates as if a “Lender” party hereto.
10.05    Right to Cure. Notwithstanding anything to the contrary contained in Sections 10.01 or 10.03,
~~(a) if the Borrower determines that an Event of Default under the covenant set forth in Section 9.19(a) has occurred or may occur, on or prior to the fifth (5th) Business Day after the date on which the certificate required to be delivered hereunder pursuant to Section 8.02(i)(i) with respect to such calendar month (the “Liquidity Cure Expiration Date”), a Specified Tribal Contribution may be made in the form of cash common equity (or equity that would be “common” equity if the Borrower were a corporation), and the amount of the net cash proceeds thereof shall be deemed to increase Liquidity as of the last day of such calendar month provided that such net cash proceeds are actually received by the Borrower or its Restricted Subsidiaries on or prior to the Liquidity Cure Expiration Date; and~~
(a)    [reserved]; and
(b)    in the event the Borrower fails to comply with any financial covenant set forth in Section 9.10 as of the last day of any Fiscal Quarter, any Specified Tribal Contribution made in the form of cash common equity (or equity that would be “common” equity if the Borrower were a corporation) during such Fiscal Quarter or after the last day of the applicable Fiscal Quarter with respect to which such covenants are being tested and on or prior to the day that is ten (10) days after the day on which financial statements are required to be delivered for such Fiscal Quarter will, at the irrevocable election of the Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with such covenants at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) notice of the Borrower’s intent to make a Specified Equity Contribution shall be delivered no later than the day on which financial statements are required to be delivered for the applicable Fiscal Quarter, (b) in each consecutive four-Fiscal Quarter period there will be at least two (2) Fiscal Quarters in which no Specified Equity Contribution is made, (c) the amount of any Specified Equity Contribution will be no greater than the amount required to cause the Loan Parties to be in compliance with the financial covenants in Section 9.10, (d) all Specified Equity Contributions will be disregarded for purposes of the calculation of Consolidated EBITDA for all other purposes, including calculating basket levels, pricing and other items governed by reference to Consolidated EBITDA, (e) there shall be no more than five (5) Specified Equity Contributions made in the aggregate after the Closing Date, (f) the proceeds received by the Borrower from all Specified Equity Contributions shall be promptly used by the Borrower to prepay the Revolving Loans (without a corresponding reduction of the Aggregate Revolving Commitments), if any, outstanding, and (g) any Indebtedness prepaid with the proceeds of Specified Equity Contributions shall be deemed outstanding for purposes of determining compliance with the financial covenants in Section 9.10 for the current Fiscal Quarter (but, for the avoidance of doubt, not the three (3) Fiscal Quarters thereafter).
Notwithstanding anything to the contrary contained in Section 10.01 and Section 10.03, (A) upon any Specified Tribal Contribution in an amount necessary to cure any Event of Default under the covenants set forth in Section 9.10 ~~and Section 9.19(a)~~, such covenants will be deemed satisfied and complied with as of the end of the relevant period with the same effect as though there had been no failure to comply with such covenant and any Event of Default under such covenant (and any other Default as a result thereof) will be deemed not to have occurred for purposes of the Loan Documents, and (B) from and after the date that Borrower delivers a written notice to the Administrative Agent that it intends to exercise its cure right under this Section 10.05 (a “Notice of Intent to Cure”) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 10.03 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the covenants set forth in Section 9.10 ~~and Section 9.19(a)~~ with respect to the period for which a Notice of Intent to Cure has been provided (and any other Default as a result thereof) until the date specified in sub-section (a) or (b) above, as applicable. Following a breach of Section 9.10 ~~or Section 9.19(a)~~, no Revolving Lender, Swingline Lender or L/C Issuer shall have any obligation to make any Revolving Loans or Swingline Loans or honor any request for an L/C Credit Extension until the Specified Tribal Contribution is consummated or such Event of Default is otherwise cured ~~(including in the case of Section 9.19(a), by satisfying such covenant as of the last day of any subsequent calendar month)~~.
ARTICLE XI
THE AGENTS
11.01    Appointment and Authority.
(a)    Each of the Lenders and the L/C Issuer hereby irrevocably appoints Citizens Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.
(b)    The Collateral Trustee shall act as the “collateral agent” or “security trustee” under the Loan Documents, and each of the Lenders (in its capacities as a Lender,

Swingline Lender (if applicable), or party to a Swap Contract (and on behalf of any of its Affiliates that is party to a Swap Contract)) and the L/C Issuer hereby irrevocably appoints and authorizes the Collateral Trustee to act as the agent of such Lender, the L/C Issuer and such Affiliates for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Trustee, as “collateral agent”, “security trustee” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Trustee pursuant to clause (c) below and Section 11.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Trustee, shall be entitled to the benefits of all provisions of this Article XI and Article XII (including Sections 12.04 and 12.05 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “security trustee” under the Loan Documents) as if set forth in full herein with respect thereto.
(c)    The Administrative Agent is hereby irrevocably authorized to appoint Citizens Bank, as Collateral Trustee for the benefit of the Secured Parties and the other Priority Lien Secured Parties (as defined in the Collateral Trust Agreement) pursuant to the Collateral Trust Agreement and for the purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or for exercising any rights and remedies thereunder and is further authorized by each of the Lenders (in its capacities as a Lender, Swingline Lender (if applicable), or party to a Swap Contract (and on behalf of any of its Affiliates that is party to a Swap Contract)) and the L/C Issuer and each of the other Secured Parties to enter into, or to direct the Collateral Trustee to enter into, as the case may be, amendments and agreements supplemental to this Agreement, the Collateral Trust Agreement or any other Loan Document for the purpose of curing any defect, inconsistency, omission or ambiguity in this Agreement, the Collateral Trust Agreement or any other Loan Document to which the Administrative Agent or the Collateral Trustee is a party or to make administrative changes that are not adverse to any Secured Party (in each case without any consent or approval by the Secured Parties) if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. The parties hereto acknowledge and agree that the Collateral Trustee (to the extent acting on behalf of the Secured Parties) shall be deemed to be an “agent” hereunder and shall be the beneficiary of all the rights of an agent hereunder, including all provisions of this Article XI and Article XII (including Sections 12.04 and 12.05 as though the Collateral Trustee was the “administrative agent”, “collateral agent” or “security trustee” under the Loan Documents). Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth in the Loan Documents to which it is a party. Without limiting the generality of the foregoing, (a) the Collateral Trustee shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) except as expressly set forth herein, the Collateral Trustee shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Tribe, the Borrower or any of the other Loan Parties or Subsidiaries that is communicated to or obtained by the institution serving as Collateral Trustee or any of its Affiliates in any capacity. The Collateral Trustee shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Secured Parties as shall be necessary under the circumstances as provided in this Agreement and the Collateral Trust Agreement) or in the absence of its own gross negligence or willful misconduct. The Collateral Trustee shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Trustee.
11.02    Rights as a Lender. The Person serving as the Administrative Agent or the Collateral Trustee hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Trustee and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Trustee hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Trustee hereunder and without any duty to account therefor to the Lenders.
11.03    Exculpatory Provisions. Neither the Administrative Agent nor the Collateral Trustee shall have any duties or obligations except those expressly set forth herein, the Collateral Trust Agreement and in the other Loan Documents. Without limiting the generality of the foregoing, each of the Administrative Agent and the Collateral Trustee:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Collateral Trust Agreement and the other Loan Documents that the Administrative Agent or the Collateral Trustee, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein, in the Collateral Trust Agreement or in the other Loan Documents), provided that neither the Administrative Agent note the Collateral Trustee shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Trustee to liability or that is contrary to any Loan Document or applicable law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the Collateral Trustee or any of its Affiliates in any capacity.
Neither the Administrative Agent nor the Collateral Trustee shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as it shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.01 and 10.03) or (ii) in the absence of its own gross negligence or willful misconduct. Each of the Administrative Agent and the Collateral Trustee shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent and the Collateral Trustee by the Borrower, a Lender or the L/C Issuer.
Neither the Administrative Agent nor the Collateral Trustee shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, the Collateral Trust Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the Collateral Trust Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Trustee.
11.04    Reliance by the Agents. Each of the Administrative Agent and the Collateral Trustee shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Collateral Trustee also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each of the Administrative Agent and the Collateral Trustee may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
11.05    Delegation of Duties. Each of the Administrative Agent and the Collateral Trustee may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Trustee, as applicable. Each of the Administrative Agent, the Collateral Trustee and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Collateral Trustee and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Trustee.
11.06    Resignation of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender; provided, further, that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor

Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 12.04 and 12.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
Any resignation by Citizens Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer with respect to the issuance of any Letter of Credit after the effective date of such resignation, if applicable. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
11.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Trustee or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Trustee or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
11.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Trustee, a Lender or the L/C Issuer hereunder.
11.09    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 12.04 and 12.05) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 12.04 and 12.05.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Debtor Relief Laws, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in subsections (a) through (k) of Section 12.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any equity interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
11.10    Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize each of the Administrative Agent and the Collateral Trustee, as applicable, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Trustee under any Loan Document (including, as applicable, by way of amending or subdividing the Leasehold Mortgage in connection with an amendment of the Lease in connection with a transaction pursuant to Section 9.05(f)) (i) upon termination of the Facilities and payment in full of all Obligations under this Agreement, (ii) in connection with a corporate restructuring of the Borrower and its Subsidiaries so long as after giving effect thereto substantially all Collateral of each Guarantor remains Collateral, (iii) that is sold, transferred or otherwise disposed of or to be sold, transferred or otherwise disposed of to a Person that is not required to be a Loan Party as part of or in connection with any sale, transfer or other disposition not prohibited hereunder or under any other Loan Document (and the Lenders, the Administrative Agent and the Collateral Trustee acknowledge that, in the case of this clause (iii), the Liens on the applicable property shall be released automatically upon consummation of such transaction), or (iv) if approved, authorized or ratified in writing in accordance with Section 12.01;
(b)    to release any Guarantor from its obligations under the Guaranty and the Security Documents if such Person is not a Restricted Subsidiary or will cease to be a Restricted Subsidiary as a result of a transaction permitted hereunder;
(c)    to release any Guarantor from its obligations under the Guaranty and the Security Documents as a result of a corporate restructuring of the Borrower and its Subsidiaries so long as after giving effect thereto each Person that is required to be a Guarantor pursuant to the terms hereof becomes or continues to be a Guarantor;
(d)    to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Trustee under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.01(o); and
(e)    to enter into the Collateral Trust Agreement, Customary Intercreditor Agreements or any joinder agreement thereto to the extent permitted by Sections 9.01 and 9.03 hereof, it being understood that the Liens securing any Indebtedness permitted to be incurred hereunder on a junior secured basis relative to the Obligations may rank junior to, pari-passu with or senior to the Liens securing the Second Lien Notes, to the extent consistent with the terms of the Second Lien Notes Indenture.
Upon request by the Administrative Agent or the Collateral Trustee at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Trustee’s, as applicable, authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty or to enter into Customary Intercreditor Agreements pursuant to this Section 11.10. In each case as specified in this Section 11.10, the Administrative Agent and the Collateral Trustee, as applicable, will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, and will enter into Customary Intercreditor Agreements, in each case in accordance with the terms of the Loan Documents, the Collateral Trust Agreement and this Section 11.10.
11.11    Secured Hedge Agreements and Secured Cash Management Agreements. No Hedge Bank or Cash Management Bank that obtains the benefits of Section 10.04, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, none of the Administrative Agent and the Collateral Trustee shall be obligated to any Lender to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements or Secured Cash Management Agreements unless the Administrative Agent or the Collateral Trustee, as applicable, has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent or the Collateral Trustee may request, from the applicable Hedge Bank or Cash Management Bank.
11.12    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of

PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
11.13    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 11.13(b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.13 and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section 11.13(a) shall be conclusive, absent manifest error.

(b)    Without limiting the provisions of Section 11.13(a), each Payment Recipient (and each of their respective successors and assigns) hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error and mistake has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender, L/C Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.13(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.13(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.13(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender, L/C Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Party under any Loan Document with respect to any payment of principal, interest, fees, or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 11.13(a).
(d)
(i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with Section 11.13(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency

Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)    The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may in the sole discretion of the Administrative Agent be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, L/C Issuer or Secured Party, to the rights and interests of such Lender, L/C Issuer or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this

Section 11.13 shall not be interpreted to increase (or accelerate the due date for) the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 11.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof).
ARTICLE XII
MISCELLANEOUS
12.01    Amendments, Etc. Subject to the proviso following subsection (h) below, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Tribe, the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Tribe, the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01, or, solely in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of any Loans required under Section 2.05 shall not constitute a postponement of any date fixed by this Agreement for the payment of principal, interest or other amounts due to the Lenders;
(d)    reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of any Loans required under Section 2.05 shall not constitute a reduction in an amount payable hereunder); provided, however, that only the consent of the Required Lenders shall be necessary to (i) amend the definition of “Default Rate”, (ii) waive any obligation of the Borrower to pay

Letter of Credit Fees at the Default Rate or (iii) waive any obligation of the Borrower to pay interest at the Default Rate;
(e)    change Section 2.13 or Section 10.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(f)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender under the related Facility or Facilities (or, in the case of changes to the definition of “Required Lenders” or any provision of this Section or any other provision of this Agreement directly affecting all Lenders, without the written consent of all Lenders);
(g)    subject to Section 11.10, release all or substantially all of the Guarantors from the Guaranty without the written consent of each Lender;
(h)    subject to Section 11.10, release all or substantially all of the Collateral without the written consent of each Lender (provided that the Pocono Mortgage and other Liens upon Pocono and associated property may be released in connection with a sale of all or substantially all of the assets of, or equity interests in, Pocono, not prohibited hereunder); or
(i)    subject to Section 11.10, subordinate, or have the effect of subordinating, (i) the Obligations hereunder to any other Indebtedness or other obligation or (ii) the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, in each case, without the written consent of each Lender directly and adversely affected thereby;
    provided that, notwithstanding anything to the contrary in this Agreement, the amendments, modifications, waivers and consents described in subsections (a) through (i) shall not require the consent of any Lenders other than as specified in such subsections (except that, subject to Sections 2.15, 2.19 and 2.20, the increase in the Commitment of any Lender shall also require the consent of the Required Lenders);
and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) the Autoborrow Agreement may be amended, waived, modified or a consent granted thereunder with the written agreement of the Borrower and the Swingline Lender, without the consent of any other Lender; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Trustee, as applicable, in addition to the Lenders required above, affect the rights or duties of the Administrative Agent and the Collateral Trustee under this Agreement, the Collateral Trust Agreement or any other Loan Document; (iv) each of the Administrative Agent and Collateral Trustee, as applicable, may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent or the Collateral Trustee, as applicable), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender (or any L/C Issuer, if applicable) or the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent and the Collateral Trustee shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; (v) no amendment, waiver or consent shall amend, modify or waive the Credit Agreement, the Collateral Trust Agreement or the other Loan

Documents so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Secured Hedge Agreements or the definition of “Hedge Bank”, “Secured Hedge Agreement”, “Swap Contract”, “Secured Parties”, “Obligations”, “Secured Obligations” or “Guaranteed Obligations” (as defined in any applicable Loan Document), in each case in a manner adverse to an Hedge Bank without the written consent of such Hedge Bank; and (vi) Section 12.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, provided that (i) the Commitment of such Lender may not be increased or extended or the principal or interest owing to such Lender reduced, or the date for payment thereof extended, without the consent of such Lender, and (ii) any amendment, waiver or consent requiring the consent of all Lenders or each directly affected Lender which would affect such Lender more adversely than the other directly affected Lenders or which would amend this proviso shall require the consent of such Lender.
The Administrative Agent and the Borrower may (without the consent of Lenders) amend any Loan Document to the extent (but only to the extent) necessary to reflect the existence and terms of Increased Revolving Commitments, Other Revolving Commitments and Extended Revolving Commitments (including, without limitation, such other technical amendments as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the terms and provisions of any Increased Revolving Commitments, Other Revolving Commitments and Extended Revolving Commitments). Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document. In addition, upon the effectiveness of any Refinancing Amendment, the Administrative Agent, the Borrower and the Lenders providing the relevant Credit Agreement Refinancing Indebtedness may amend this Agreement to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Revolving Loans and/or Other Revolving Commitments). The Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any Refinancing Amendment.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the “Required Lenders” and the Lenders’ “Pro Rata Share”.
12.02    Notices and Other Communications; Facsimile Copies.
(a)    General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Tribe, the Borrower, the Administrative Agent, the Collateral Trustee, the L/C Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 12.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent, if a confirmation of transmittal is confirmed (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender and the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing subsection (i) of notification that such notice or communication is available and identifying the website address therefor.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(c)    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other form of electronic transmission (including by electronic imaging). The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any such document or signature.
(d)    Reliance by the Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Revolving Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
12.03    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
12.04    Attorney Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Collateral Trustee for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all applicable Attorney Costs, (b) to pay or reimburse the Administrative Agent and the Collateral Trustee for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all applicable Attorney Costs, and (c) after the occurrence and during the continuance of an Event of Default, to pay or reimburse each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law, including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees related thereto, and other out-of-pocket expenses incurred by the Administrative Agent or the Collateral Trustee, as applicable, and the cost of independent public accountants and other outside experts retained by the Administrative Agent or the Collateral Trustee, as applicable. All amounts due under this Section 12.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Facilities and repayment of all other Obligations. For the avoidance of doubt, nothing in this Section 12.04 shall limit any right to reimbursement for expenses provided to the Collateral Trustee pursuant to the terms of Collateral Trust Agreement.
12.05    Indemnification by the Borrower; Reimbursement by Lenders; Waiver. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Trustee (and any sub-agent thereof), each Arranger, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses (including the fees, charges and disbursements of any outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors or Affiliates, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. In connection with any claim for indemnification pursuant to this Agreement by more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel selected by the Indemnitees; provided that if such legal counsel determines in good faith that representing all such Indemnitees is reasonably likely to result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation. For the avoidance of doubt, nothing in this Section

12.05 shall limit any right to indemnity provided to the Collateral Trustee pursuant to the terms of Collateral Trust Agreement.
To the extent that the Borrower for any reason fails to pay any amount required under Section 12.04 or Section 12.05 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Trustee (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent thereof), the Collateral Trustee (or any sub-agent thereof), the L/C Issuer or such Related Party, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Trustee (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Trustee (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(c).
To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
All amounts due under this Section 12.05 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive after the resignation of the Administrative Agent and/or the Collateral Trustee, the replacement of any Lender and the payment in full of the Obligations. This Section 12.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
12.06    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under subsection (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

12.07    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Tribe and the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void ab initio). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 12.07(b), participations in L/C Obligations and in Swingline Loans) at the time owing to it under any Facility); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans under any Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of any such Lender’s Commitment or Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned (and any assignment of Revolving Commitments shall include the proportionate share of Revolving Loans and L/C Obligations, and vice versa), except that this subsection (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments on a non-pro rata basis;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    Unless an Event of Default has occurred and is continuing at the time of an assignment, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the same Facility, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender; provided that such consent shall be deemed to have been given if the Borrower has not responded within ten Business Days after notice by the Administrative Agent;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment or Loans in respect of the same Facility, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender;
(C)    the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Credit Facility; and
(D)    the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to the Borrower or a Defaulting Lender. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or to any of its Subsidiaries, or to any Person who, upon becoming a Lender, would constitute any of the foregoing Persons described in this subsection (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 12.04 and 12.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.07(d).
(c)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and stated interest of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register. No assignment of a Loan, L/C Obligation or Commitment, whether or not evidenced by a Note, will be effective without being recorded in the Register.
(d)    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such

Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that (i) reduces the fees, interest rate or principal payable directly or indirectly to such Participant (or such Lender in respect of such Participant), (ii) increases the Commitment of such Participant (or such Lender in respect of such Participant) or (iii) extends the final maturity date for the Loans held by such Participant (or such Lender in respect of such Participant). Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(d)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided, however, that such Participant agrees to be subject to the provisions of Sections 3.06 and 12.16 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a ~~Participant's~~Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(d) as though it were a Lender (it being understood that the documentation required under Section 3.01(d) shall be delivered to the participating Lenders).
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a bank of the Federal Reserve ~~Bank~~System of the United States; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a

Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.
(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Revolving Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(c)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $2,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Revolving Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)    Notwithstanding anything to the contrary contained herein, if at any time Citizens Bank assigns all of its Revolving Commitment and Loans pursuant to subsection (b) above, Citizens Bank may, upon 30 days’ notice to the Borrower and the Revolving Lenders, resign as L/C Issuer, other than with respect to Letters of Credit then outstanding. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Revolving Lenders (or, if no Revolving Lender acceptable to the Borrower in its sole discretion shall agree to serve such role, any other Person reasonably acceptable to the Administrative Agent) a successor L/C Issuer hereunder (with such Revolving Lender’s or other Person’s consent); provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Citizens Bank as L/C Issuer with respect to the issuance of future Letters of Credit. If Citizens Bank resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the successor L/C Issuer shall issue letter of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to Citizens Bank to effectively assume the obligations of Citizens Bank with respect to such Letters of Credit.
(i)    Notwithstanding anything to the contrary contained herein, if at any time Bank of America, N.A. assigns all of its Revolving Commitment and Loans pursuant to subsection (b) above, Bank of America, N.A. may, upon 30 days’ notice to the Borrower and the Revolving Lenders, resign as Swingline Lender. In the event of any such resignation as Swingline Lender, the Borrower shall be entitled to appoint from among the Revolving Lenders (with such appointed Revolving Lender’s consent) a successor Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America, N.A. as Swingline Lender. If Bank of America, N.A. resigns as Swingline Lender, it shall retain all the rights and obligations of the Swingline Lender hereunder with respect to all Swingline Loans outstanding as of the effective date of its resignation as Swingline Lender (including the right to require the Revolving Lenders to make Base Rate Revolving Loans pursuant to Section 2.04(c)). Upon the appointment of a successor Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender and (b) the successor Swingline Lender shall enter into a new agreement in substitution of the Autoborrow Agreement, the Autoborrow Agreement shall terminate and all Swingline Loans shall be repaid in full together with all interest and fees owing in connection therewith.
12.08    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective auditors, partners, directors, officers, employees, agents, advisors, service providers and representatives that need to know such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 12.07(f), or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or (z) to the extent such information is independently developed by the Administrative Agent, the Collateral Trustee, any Arranger, any Lender, any L/C Issuer or any of their respective Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Tribe, the Borrower or any of their respective Subsidiaries relating to the Tribe, the Borrower or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure to any such Person by the Tribe, the Borrower or any of their respective Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
12.09    Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
12.10    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (other than Tribal Laws) (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
12.11    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Administrative Agent and the Collateral Trustee may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.
12.12    Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

12.13    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
12.14    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid, void or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid, void or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.15    [Reserved].
12.16    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.07(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Neither the consent nor signature of an applicable Lender shall be required in connection with the provisions of this Section and any assignment pursuant hereto may be deemed effective by the Borrower, if the applicable Lender has not executed the applicable Assignment and Assumption within three (3) Business Days of its receipt of the Borrower’s written request therefor.
12.17    Governing Law. Except to the extent otherwise expressly provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the Law of the State of New York, without regard to conflict of law principles that would result in the application of any Law other than the Law of the State of New York (other than any mandatory provisions of the Uniform Commercial Code of the State of New York relating to the Law governing perfection and the effect of perfection of the security interests granted under the Loan Documents), provided, however, that if and only to the extent that any security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement or any other Loan Document shall be deemed exempt from the provisions of Article 9 of the Uniform Commercial Code of the State of New York by virtue of the Borrower being a governmental entity, then such security interest shall be governed by the corresponding provisions of Article 9 of the Tribe’s Uniform Commercial Code, as adopted by the UCC Ordinance. The Borrower and each other party hereto each hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Agreement and the other Loan Documents, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including but not limited to legal process, execution of judgments and other legal remedies, except for any procedural matters governed by or relating to the conduct of arbitration under Section 12.18. This Agreement and the other Loan Documents to which Borrower is a party are each “Contracts of the Tribal Gaming Authority” within the meaning of Section 1 of Article XIII (entitled “Tribal Gaming Authority Amendment”) of the Constitution.
12.18    Arbitration Reference.
(a)    Mandatory Arbitration. Subject to clause (c) below, at the option of the Administrative Agent (exercised in accordance with consent of the Required Lenders), the Borrower, any of its Restricted Subsidiaries that are Tribal Entities or, to the extent it is a party to any such controversy or claim, the Tribe, any controversy or claim between or among the parties arising out of or relating to this Agreement, the other Loan Documents or any agreements or instruments relating hereto or thereto or delivered in connection herewith or therewith and any claim based on or arising from an alleged tort in connection herewith or therewith (each, a “Claim”), shall be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (“AAA”). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction and each of the Tribe, the Borrower and each Restricted Subsidiary consents to the jurisdiction of the state and federal courts located in any jurisdiction in which are located assets against which such judgment is sought to be enforced. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(b)    Provisional Remedies, Self-Help and Foreclosure. No provision of this Section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference. At the Required Lenders’ option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.
(c)    Limitation.
(i)    This Section shall not be construed to require arbitration by the Secured Parties of any disputes which now exist or hereafter arise amongst themselves which do not involve the Tribe, the Borrower or any of the Restricted Subsidiaries and are not related to this Agreement and the Loan Documents.
(ii)    Notwithstanding anything to the contrary in this Agreement or any Loan Document, a Claim may only be submitted to or otherwise determined by arbitration pursuant to clause (a) or otherwise if, and only if, each of the courts described in Section 12.20(c)(i) and 12.20(c)(ii) lack or decline jurisdiction with respect to such Claim.
(d)    Specific Enforcement Representation. Each party to this Agreement severally represents and warrants to the other parties that this Section 12.18 is specifically enforceable against such party by the other parties.
12.19    Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL OR, TO THE EXTENT PROVIDED BY SECTION 12.18, ARBITRATION, WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
12.20    WAIVER OF SOVEREIGN IMMUNITY; CONSENT TO JURISDICTION.
(a)    Borrower hereby expressly and irrevocably waives the sovereign immunity of the Borrower and each of its Restricted Subsidiaries (and any defense based thereon) from any suit, action or proceeding or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, exercise of contempt powers, or otherwise) or arbitration in any forum, with respect to this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, provided that (1) the waiver contained in this clause (a) is expressly limited to actions against Borrower and its Restricted Subsidiaries and (2) any recovery upon any judgment resulting therefrom shall be limited to recovery against the Authority Property (other than any Protected Assets), including

Pocono and the revenues of the Borrower and its Restricted Subsidiaries and all Collateral relating thereto.
(b)    The Tribe hereby expressly and irrevocably waives its own sovereign immunity (applicable to itself as an Indian tribal nation) (and any defense based thereon) from any suit, action or proceeding or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, exercise of contempt powers, or otherwise) with respect to the representations and warranties of the Tribe set forth in Article V, the covenants of the Tribe set forth in Article VII, and each provision of Section 10.01 which relates to an Event of Default caused by the Tribe’s breach of any such representation, warranty or covenant, it being expressly understood that (1) the waivers and consents contained in this clause (b) are not limited to actions against Borrower and its Restricted Subsidiaries, (2) any action described in this clause (b) may be brought against the Tribe, and (3) any recovery upon any judgment resulting from any such action may be had against the assets and revenues of the Tribe, other than Protected Assets, in a manner consistent with Section 12.21
(c)    Each of the Tribe, the Borrower and the Restricted Subsidiaries hereby expressly and irrevocably submits to the exclusive (subject to Section 12.18 and other than with respect to actions by the Administrative Agent in respect of rights under any Security Document governed by law other than the law of the State of New York or with respect to any Collateral subject thereto) jurisdiction of (i) any New York state court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, (ii) in the event that the courts described in clause (i) above lack or decline jurisdiction, any Connecticut state court or federal court of the United States of America sitting in Connecticut, and any appellate court from any thereof and (iii) in the event that the courts described in clauses (i) and (ii) above lack or decline jurisdiction, any other court of otherwise competent jurisdiction, including, subject to clause (g) below, any Tribal Court, in each case in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and each of the Tribe, the Borrower and each Restricted Subsidiary consents to the jurisdiction of the state and federal courts located in any jurisdiction in which are located assets against which such judgment is sought to be enforced. Nothing in this Agreement shall affect any right that the Administrative Agent, the L/C Issuer, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Tribe, the Borrower, the Restricted Subsidiaries or their respective properties in the courts of any jurisdiction.
(d)    Each of the Tribe, the Borrower and the Restricted Subsidiaries hereby expressly and irrevocably waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court described in clause (c) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(f)    The waivers and consents described in this Section shall inure to the benefit of the Secured Parties, their successors and assigns, and each other Person who is entitled to the benefits of the Loan Documents (including without limitation the indemnitees referred to in Section 12.05). Subject to Sections 12.21 and 12.22 the Secured Parties and such other Persons shall have and be entitled to all available legal and equitable remedies, including the right to specific performance, money damages and injunctive or declaratory relief. The waivers of sovereign immunity and consents to jurisdiction contained in this Section are irrevocable.
(g)    Each of the Tribe, the Borrower and the Restricted Subsidiaries agrees that any action for the entry of judgment on and/or enforcement of an arbitration award or court order or judgment may be brought in the Mohegan Tribal Gaming Disputes Court. Each of the Tribe, the Borrower and the Restricted Subsidiaries expressly waives the application of the doctrines of exhaustion of tribal remedies and any right of comity with respect to any Tribal Court or any tribal court of appeals the Tribe may now or hereafter maintain. In any event, no action may be brought in any Tribal Court without the prior written consent of the Administrative Agent (with the consent of the Required Lenders).
12.21    Lender Covenant. In any action or proceeding against Borrower or any of its Restricted Subsidiaries to enforce the Loan Documents which is not also an action or proceeding against the Tribe, the Secured Parties agree that they shall have no recourse to the Tribe or to its property which is not Authority Property. In any action or proceeding to enforce the Loan Documents which includes the Tribe, the Secured Parties agree that they shall, to the extent then permitted by applicable Law (other than Tribal Law), take commercially practicable steps to enforce any claim for damages awarded to the Secured Parties by any court, tribunal, arbitrator or other decision maker against Borrower or the Authority Property prior to taking recourse to the Tribe or any Property thereof which is not Authority Property. The provisions of this Section shall not be construed (a) to create any recourse on the part of the Secured Parties against the Tribe, the property of the Tribe which is not Authority Property or revenues except for any breach of the Tribe’s own representations, warranties and covenants set forth in Articles V and VII, or (b) to create any recourse on the part of the Secured Parties against any Protected Assets, or (c) to require exhaustion by the Secured Parties of any remedies against Borrower, its Restricted Subsidiaries or the Authority Property prior to having recourse, in the proper case, against the Tribe and its property which is not Authority Property.
12.22    Gaming Law Limitations. Notwithstanding any provision in any Loan Document, none of the Secured Parties shall engage in any of the following: planning, organizing, directing, coordinating, controlling or managing all or any portion of the Tribe’s or Borrower’s or any other Tribal Entity’s gaming operations that are regulated by IGRA (collectively, “Management Activities”), including (but not limited to) with respect to the following:
(a)    the training, supervision, direction, hiring, firing, retention, or compensation (including benefits) of any employee (whether or not a management employee) or contractor;
(b)    any employment policies or practices;
(c)    the hours or days of operation;
(d)    any accounting systems or procedures;
(e)    any advertising, promotions or other marketing activities;
(f)    the purchase, lease, or substitution of any gaming device or related equipment or software, including player tracking equipment;

(g)    the vendor, type, theme, percentage of pay-out, display or placement of any gaming device or equipment; or
(h)    budgeting, allocating, or conditioning payments of any Tribal Entity’s operating expenses;
provided, however, that a Secured Party will not be in violation of the foregoing restriction solely because such Secured Party:
(1)    enforces compliance with any term in any Loan Document that does not require the gaming operation to be subject to any third-party decision-making as to any Management Activities; or
(2)    requires that all or any portion of the revenues securing the Loans and other Obligations be applied to satisfy valid terms of the Loan Documents; or
(3)    otherwise forecloses on all or any portion of the property securing the Obligations.
12.23    Section 81 Compliance. The parties hereto agree that any right, restriction or obligation contained in any Loan Document that “encumbers Indian land” within the meaning of 25 U.S.C. § 81(b) shall not be effective for longer than six years, 364 days unless the Loan Document is an agreement or contract described in 25 U.S.C. § 81(c) or bears the approval of the Secretary of the Interior within the meaning of 25 U.S.C. § 81(b).
12.24    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Tribe and the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Tribe and the Loan Parties, which information includes the name and address of the Tribe and the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Tribe and the Loan Parties in accordance with the Act and the Beneficial Ownership Regulation.
12.25    [Reserved].
12.26    [Reserved].
12.27    Gaming Boards. Each Lender and the Administrative Agent agrees to use its reasonable best efforts to cooperate with all Gaming Boards (other than tribal Gaming Boards) in connection with the administration of their regulatory jurisdiction over the Borrower and its Affiliates, including by providing in a timely manner such documents or other information as may be requested by any such Gaming Board (other than tribal Gaming Boards) relating to the Borrower or any of its Affiliates or to the Loan Documents. The Borrower and each of its Affiliates hereby consents to any such disclosure by the Lenders, the Administrative Agent and the Collateral Trustee to any Gaming Board and releases such parties from any liability for any such disclosure.
12.28    Gaming Regulations. Each party to this Agreement hereby acknowledges that the consummation of the transactions contemplated by the Loan Documents is subject to applicable Gaming Laws, including but not limited to any licensing or qualification requirements imposed on the Lenders and the Loan Parties thereby (other than by tribal Gaming Laws). The Borrower represents and warrants that it will use its reasonable best efforts to obtain all requisite approvals necessary in connection with the transactions contemplated hereby and in the other Loan Documents.
12.29    No Personal Liability. No director, officer, office holder, employee, agent, representative or member of the Borrower, any Guarantor or the Tribe, as such, shall have any liability for, nor be subject to suit in respect of, any obligations of the Borrower or any Guarantor hereunder or the other Loan Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. It is expressly acknowledged and agreed that the Tribe shall not be deemed to be a Guarantor, and its representations and covenants shall be limited to those expressly set forth herein.
12.30    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Revolving Loan Notices, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to the procedures approved by it.
12.31    Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
12.32    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable;
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
12.33    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the Tribe acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Trustee, the Arrangers and the Lenders are arm’s-length commercial transactions between the Tribe, the Borrower and their respective Affiliates, on the one hand, and the Administrative Agent, the Collateral Trustee, the Arrangers and the Lenders, on the other hand, (B) each of the Borrower and the Tribe has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and the Tribe is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Collateral Trustee, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Tribe, the Borrower or any of their respective Affiliates, or any other Person in connection with the transactions contemplated hereby and by the other Loan Documents, and (B) neither the Administrative Agent, the Collateral Trustee, the Arrangers nor any Lender has any obligation to the Tribe, the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Collateral Trustee, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Tribe, the Borrower and their respective Affiliates, and neither the Administrative Agent, the Collateral Trustee, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Tribe, the Borrower or their respective Affiliates. To the fullest extent permitted by law, each of the Tribe and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Collateral Trustee, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
12.34    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such

QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
(b)    As used in this Section 12.34, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
MOHEGAN TRIBAL GAMING AUTHORITY

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT (for the limited purpose of joining the Tribal Provisions)

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

[Signature Page to Credit Agreement]

CITIZENS BANK, N.A., as Administrative Agent

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

[Signature Page to Credit Agreement]

CITIZENS BANK, N.A., as L/C Issuer and a Revolving Lender

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Swingline Lender and a Revolving Lender

By: ______________________________________
Name: ____________________________________
Title: _____________________________________
[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Lender

By: ______________________________________
Name: ____________________________________
Title: _____________________________________
[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Revolving Lender

By: ______________________________________
Name: ____________________________________
Title: _____________________________________
[Signature Page to Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION as a Revolving Lender

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Revolving Lender

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

By: ______________________________________
Name: ____________________________________
Title: _____________________________________
[Signature Page to Credit Agreement]

TRUIST BANK, as a Revolving Lender

By: ______________________________________
Name: ____________________________________
Title: _____________________________________
[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Revolving Lender

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

[Signature Page to Credit Agreement]

EXHIBIT B

Form of Revolving Loan Notice

[See Attached]

EXHIBIT A
to Credit Agreement
FORM OF REVOLVING LOAN NOTICE
Date: [__________,_____]
To:    Citizens Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of January 26, 2021 (as amended by that certain First Amendment, dated as of May 31, 2022, and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein and undefined herein being used herein as therein defined), among The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and Native American sovereign nation (the “Tribe”), the Mohegan Tribal Gaming Authority, a governmental instrumentality of the Tribe (the “Borrower”), each lender from time to time party thereto, Citizens Bank, N.A., as Administrative Agent, Bank of America, N.A., as Swingline Lender, and Citizens Bank, N.A., as L/C Issuer.
The undersigned hereby requests (select one):
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A Borrowing of Revolving Loans
1.    On [__________,_____] (a Business Day) (the “Credit Date”).
2.    In the principal amount of $[       ].
3.    Comprised of [Base Rate Loans][SOFR Loans] under the Revolving Credit Facility.
4.    For SOFR Loans: with an Interest Period of [   ]1 month(s).
If any borrowing is requested hereunder, the Borrower hereby certifies that:
(a)    The representations and warranties of the Borrower and the Tribe contained in Articles V or VI of the Credit Agreement and in each other Loan Document, are true and correct in all material respects on and as of the Credit Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and except that for purposes of this certification, the representations and warranties contained in Section 6.05(a) of the Credit Agreement shall be deemed to refer to the latest of the Audited Financial Statements and the most recent statements furnished pursuant to subsections (a) and (b) of Section 8.01 of the Credit Agreement; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is or was true and correct (after giving effect to any qualification therein) in all respects on such respective dates, as applicable.
(b)    No Default exists or would result from the Borrowing requested hereby.
1 To be one, three or six months.

(c)    The Revolving Borrowing requested herein complies with Section 2.01 of the Credit Agreement.
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A conversion of Revolving Loans A continuation of SOFR Loans
1.     On [__________,_____] (a Business Day).
2.    In the principal amount of $[           ].
3.    Comprised of [Base Rate Loans][SOFR Loans] under the Revolving Credit Facility.
4.    The [SOFR] [Base Rate] Loans are to be [continued as] [converted into] [SOFR] [Base Rate] Loans.
5.    [The duration of the Interest Period for the SOFR Loans being continued is [   ]2]3
6.    [The duration of the Interest Period for such conversion of Base Rate Loans to SOFR Loans is [   ]4]5
7.    [No Default exists or would result from the [continuation][conversion] requested hereby.]6
[Signature Page Follows]

2 To be one, three or six months.
3 Applicable if this is a continuation of the Interest Period of outstanding SOFR Loans.
4 To be one, three or six months.
5 Applicable if this is a conversion of Base Rate Loans to SOFR Loans.
6 Use for continuations of, or conversions to, SOFR Loans unless the Required Lenders under any Revolving Credit Facility have consented to the continuation of, or conversion to, SOFR Loans notwithstanding such Default.
Exhibit A - 2

MOHEGAN TRIBAL GAMING AUTHORITY

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

Exhibit A - 3